FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-191331-10

October 2, 2015

Free Writing Prospectus

Structural and Collateral Term Sheet

$848,384,739

(Approximate Mortgage Pool Balance)

$777,332,000

(Offered Certificates)

GS Mortgage Securities Trust 2015-GC34

As Issuing Entity

GS Mortgage Securities Corporation II

As Depositor

Commercial Mortgage Pass-Through Certificates

Series 2015-GC34

Citigroup Global Markets Realty Corp.

Goldman Sachs Mortgage Company

MC-Five Mile Commercial Mortgage Finance LLC

Starwood Mortgage Funding I LLC

Cantor Commercial Real Estate Lending, L.P.

As Sponsors

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) the fact that there is no representation being made that these materials are accurate or complete and that these materials may not be updated or (3) these materials possibly being confidential, are, in each case, not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Goldman, Sachs & Co.	Citigroup
Co-Lead Managers and Joint Bookrunners

Cantor Fitzgerald & Co.	Drexel Hamilton
Co-Managers

The securities offered by this structural and collateral term sheet (this “Term Sheet”) are described in greater detail in the prospectus included as part of our registration statement (SEC File No. 333-191331) (the “Base Prospectus”) and a separate free writing prospectus each anticipated to be dated October 5, 2015 (the “Free Writing Prospectus”). The Base Prospectus and the Free Writing Prospectus contain material information that is not contained in this Term Sheet (including without limitation a detailed discussion of risks associated with an investment in the offered securities under the heading “Risk Factors” in each of the Base Prospectus and the Free Writing Prospectus). The Base Prospectus and the Free Writing Prospectus are available upon request from Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co. or Drexel Hamilton, LLC. Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Free Writing Prospectus or, if not defined in the Free Writing Prospectus, in the Base Prospectus. This Term Sheet is subject to change.

The Securities May Not Be a Suitable Investment for You

The securities offered by this Term Sheet are not suitable investments for all investors. In particular, you should not purchase any class of securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of securities. For those reasons and for the reasons set forth under the heading “Risk Factors” in each of the Base Prospectus and the Free Writing Prospectus, the yield to maturity and the aggregate amount and timing of distributions on the offered securities are subject to material variability from period to period and give rise to the potential for significant loss over the life of those securities. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered securities involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the securities. Potential investors are advised and encouraged to review the Base Prospectus and the Free Writing Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered securities described in this Term Sheet.

This Term Sheet is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this Term Sheet may not pertain to any securities that will actually be sold. The information contained in this Term Sheet may be based on assumptions regarding market conditions and other matters as reflected in this Term Sheet. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this Term Sheet should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this Term Sheet may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this Term Sheet or derivatives thereof (including options). Information contained in this Term Sheet is current as of the date appearing on this Term Sheet only. Information in this Term Sheet regarding the securities and the mortgage loans backing any securities discussed in this Term Sheet supersedes all prior information regarding such securities and mortgage loans. None of Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co. or Drexel Hamilton, LLC provides accounting, tax or legal advice.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The issuing entity will be relying upon an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in the Free Writing Prospectus). See also “Legal Investment” in the Free Writing Prospectus.

NOTICE TO NEW HAMPSHIRE RESIDENTS

NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED WITH THE STATE OF NEW HAMPSHIRE UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES (“RSA 421-B”), NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE OF NEW HAMPSHIRE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE, AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT ANY EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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CERTIFICATE SUMMARY

OFFERED CERTIFICATES
Offered Class	Expected Ratings (Moody’s / Fitch / KBRA)(1)	Initial Certificate Principal Amount or Notional Amount(2)		Approximate Initial Credit Support	Initial Pass- Through Rate(3)	Pass- Through Rate Description	Expected Wtd. Avg. Life (Yrs)(4)	Expected Principal Window(4)
Class A-1	Aaa(sf) / AAAsf / AAA(sf)	$30,283,000		30.000%(5)	[ ]%	(6)	2.90	11/15 – 10/20
Class A-2	Aaa(sf) / AAAsf / AAA(sf)	$28,822,000		30.000%(5)	[ ]%	(6)	4.96	10/20 – 10/20
Class A-3	Aaa(sf) / AAAsf / AAA(sf)	$185,000,000		30.000%(5)	[ ]%	(6)	9.81	07/25 – 09/25
Class A-4	Aaa(sf) / AAAsf / AAA(sf)	$284,382,000		30.000%(5)	[ ]%	(6)	9.88	09/25 – 09/25
Class A-AB	Aaa(sf) / AAAsf / AAA(sf)	$65,382,000		30.000%(5)	[ ]%	(6)	7.42	10/20 – 07/25
Class X-A	Aa1(sf) / AAAsf / AAA(sf)	$634,167,000	(7)	N/A	[ ]%	Variable IO(8)	N/A	N/A
Class X-B	NR / AA-sf / AAA(sf)	$48,782,000	(7)	N/A	[ ]%	Variable IO(8)	N/A	N/A
Class A-S(9)	Aa2(sf) / AAAsf / AAA(sf)	$40,298,000	(10)	25.250%	[ ]%	(6)(11)	9.93	09/25 – 10/25
Class B(9)	NR / AA-sf / AA-(sf)	$48,782,000	(10)	19.500%	[ ]%	(6)(11)	9.96	10/25 – 10/25
Class PEZ(9)	NR / A-sf / A-(sf)	$131,499,000	(10)	14.500%(12)	(11)	(11)	9.95	09/25 – 10/25
Class C(9)	NR / A-sf / A-(sf)	$42,419,000	(10)	14.500%(12)	[ ]%	(6)(11)	9.96	10/25 – 10/25
Class D	NR / BBB-sf / BBB-(sf)	$51,964,000		8.375%	[ ]%	(6)	9.96	10/25 – 10/25
Class X-D	NR / BBB-sf / BBB-(sf)	$51,964,000	(7)	N/A	[ ]%	Variable IO(8)	N/A	N/A

NON-OFFERED CERTIFICATES
Non-Offered Class	Expected Ratings (Moody’s / Fitch / KBRA)(1)	Initial Certificate Principal Amount(2)	Approximate Initial Credit Support	Initial Pass- Through Rate(3)	Pass- Through Rate Description	Expected Wtd. Avg. Life (Yrs)(4)	Expected Principal Window(4)
Class E	NR / BB-sf / BB-(sf)	$23,331,000	5.625%	[ ]%	(6)	9.96	10/25 – 10/25
Class F	NR / B-sf / B-(sf)	$8,483,000	4.625%	[ ]%	(6)	9.96	10/25 – 10/25
Class G	NR / NR / NR	$39,238,739	0.000%	[ ]%	(6)	9.96	10/25 – 10/25
Class S(13)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Class R(14)	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)	It is a condition of issuance that the offered certificates receive the ratings set forth above. The anticipated ratings shown are those of Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, Inc. (“KBRA”). Subject to the discussion under “Ratings” in the Free Writing Prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in the Free Writing Prospectus. Moody’s, Fitch and KBRA have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings. For additional information about this identifier, prospective investors can go to the related rating agency’s website. The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the rating agencies on those websites. Credit ratings referenced throughout this Term Sheet are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.

(2)	Approximate, subject to a variance of plus or minus 5%.

(3)	Approximate per annum rate as of the closing date.

(4)	Assuming no prepayments prior to the maturity date or anticipated repayment date, as applicable, for each mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Free Writing Prospectus.

(5)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates are represented in the aggregate.

(6)	For any distribution date, the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates will each be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) the lesser of a fixed rate and the rate specified in clause (ii), or (iv) the rate specified in clause (ii) less a fixed percentage.

(7)	The Class X-A, Class X-B and Class X-D certificates (the “Class X Certificates”) will not have certificate principal amounts and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A, Class X-B and Class X-D certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A certificates will be equal to the aggregate certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component. The notional amount of the Class X-B certificates will be equal to the certificate principal amount of the Class B trust component. The notional amount of the Class X-D certificates will be equal to the certificate principal amount of the Class D certificates.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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CERTIFICATE SUMMARY (continued)

(8)	The pass-through rate of the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component, as described in the Free Writing Prospectus. The pass-through rate of the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate of the Class B trust component, as described in the Free Writing Prospectus. The pass-through rate of the Class X-D certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate of the Class D certificates, as described in the Free Writing Prospectus.

(9)	The Class A-S, Class B and Class C certificates may be exchanged for Class PEZ certificates, and Class PEZ certificates may be exchanged for the Class A-S, Class B and Class C certificates. The Class A-S, Class B, Class PEZ and Class C certificates are collectively referred to as the “Exchangeable Certificates”.

(10)	On the closing date, the issuing entity will issue the Class A-S, Class B and Class C trust components, which will have outstanding principal balances on the closing date of $40,298,000, $48,782,000 and $42,419,000, respectively. The Class A-S, Class B, Class PEZ and Class C certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such trust components. Each class of the Class A-S, Class B and Class C certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, Class B and Class C trust components, respectively. The Class PEZ certificates will, at all times, represent a beneficial interest in the remaining percentages of each of the outstanding principal balances of the Class A-S, Class B and Class C trust components. Following any exchange of Class A-S, Class B and Class C certificates for Class PEZ certificates or any exchange of Class PEZ certificates for Class A-S, Class B and Class C certificates, the percentage interest of the outstanding principal balances of the Class A-S, Class B and Class C trust components that is represented by the Class A-S, Class B, Class PEZ and Class C certificates will be increased or decreased accordingly. The initial certificate principal amount of each of the Class A-S, Class B and Class C certificates shown in the table above represents the maximum certificate principal amount of such class without giving effect to any issuance of Class PEZ certificates. The initial certificate principal amount of the Class PEZ certificates shown in the table above is equal to the aggregate of the maximum initial certificate principal amounts of the Class A-S, Class B and Class C certificates, representing the maximum certificate principal amount of the Class PEZ certificates that could be issued in an exchange. The actual certificate principal amount of any class of the Class A-S, Class B, Class PEZ and Class C certificates issued on the closing date may be less than the maximum certificate principal amount of that class and may be zero. The certificate principal amounts of the Class A-S, Class B and Class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal amount of the Class PEZ certificates issued on the closing date.

(11)	The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C trust components represented by the Class PEZ certificates. The pass-through rates on the Class A-S, Class B and Class C trust components will at all times be the same as the pass-through rates of the Class A-S, Class B and Class C certificates, respectively.

(12)	The initial subordination levels for the Class C and Class PEZ certificates are equal to the subordination level of the underlying Class C trust component.

(13)	The Class S certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date. The Class S certificates will only be entitled to distributions of excess interest accrued on the mortgage loan with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan” in the Free Writing Prospectus.

(14)	The Class R certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interest in each of two separate REMICs, as further described in the Free Writing Prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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MORTGAGE POOL CHARACTERISTICS

Mortgage Pool Characteristics(1)
Initial Pool Balance(2)	$848,384,739
Number of Mortgage Loans	57
Number of Mortgaged Properties	75
Average Cut-off Date Mortgage Loan Balance	$14,883,943
Weighted Average Mortgage Interest Rate	4.6761%
Weighted Average Remaining Term to Maturity/ARD (months)(3)	117
Weighted Average Remaining Amortization Term (months)(4)	357
Weighted Average Cut-off Date LTV Ratio(5)	64.2%
Weighted Average Maturity Date/ARD LTV Ratio(3)(6)	54.6%
Weighted Average Underwritten Debt Service Coverage Ratio(7)	1.52x
Weighted Average Debt Yield on Underwritten NOI(8)	10.0%
% of Mortgage Loans with Mezzanine Debt	1.4%
% of Mortgage Loans with Preferred Equity/Return(9)	10.3%
% of Mortgaged Properties with Single Tenants	6.4%

(1)	Each of the Illinois Center, 750 Lexington Avenue, Hammons Hotel Portfolio, DoubleTree Hotel Universal and Hyatt Place Texas Portfolio mortgage loans has one or more related pari passu companion loans, and the loan-to-value ratio, debt service coverage ratio, debt yield and balance per SF/Room calculations presented in this Term Sheet include the related pari passu companion loan(s) unless otherwise indicated. Other than as specifically noted, the loan-to-value ratio, debt service coverage ratio, debt yield and mortgage loan rate information for each mortgage loan is presented in this Term Sheet without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness. With respect to the Drakeshire Apartments and Drakeshire Plaza mortgage loans, which are cross-collateralized and cross-defaulted with each other, the loan-to-value ratio, debt service coverage ratio and debt yield calculations with respect to those mortgage loans are presented in this Term Sheet in the aggregate unless otherwise indicated.

(2)	Subject to a permitted variance of plus or minus 5%.

(3)	Unless otherwise indicated, the mortgage loan with an anticipated repayment date is presented as if it were to mature on its anticipated repayment date.

(4)	Excludes mortgage loans that are interest-only for the entire term.

(5)	Unless otherwise indicated, the Cut-off Date LTV Ratio is calculated utilizing the “as-is” appraised value. With respect to 9 mortgage loans (three of which are secured by a portfolio of mortgaged properties), representing approximately 22.4% of the initial pool balance, the respective Cut-off Date LTV Ratio was calculated using (i) an “as-is” appraised value plus related property improvement plan (“PIP”) costs, (ii) an “as-is” appraised value plus a reserve or “capital deduction”, (iii) the cut-off date principal balance of a mortgage loan less a reserve taken at origination, (iv) an “as stabilized” appraised value or (v) a “value upon completion” appraised value. The weighted average Cut-off Date LTV Ratio for the mortgage pool without making such adjustments is 66.0%. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for a description of Cut-off Date LTV Ratio.

(6)	Unless otherwise indicated, the Maturity Date/ARD LTV Ratio is calculated utilizing the “as-is” appraised value. With respect to 14 mortgage loans, representing approximately 42.4% of the initial pool balance, the respective Maturity Date/ARD LTV Ratios were each calculated using the related “as stabilized” appraised value instead of the related “as-is” appraised value. With respect to one mortgage loan, respresenting approximately 1.8% of the initial pool balance, the respective Maturity Date/ARD LTV Ratio was calculated using the “as-is” appraised value plus a “capital deduction”. The weighted average Maturity Date/ARD LTV Ratio for the mortgage pool without making such adjustments is 57.7%. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for a description of Maturity Date/ARD LTV Ratio.

(7)	Unless otherwise indicated, the Underwritten Debt Service Coverage Ratio for each mortgage loan is calculated by dividing the Underwritten Net Cash Flow from the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for a description of Underwritten Debt Service Coverage Ratio.

(8)	Unless otherwise indicated, the Debt Yield on Underwritten NOI for each mortgage loan is the related mortgaged property’s Underwritten NOI divided by the Cut-off Date Balance of such mortgage loan, and the Debt Yield on Underwritten NCF for each mortgage loan is the related mortgaged property’s Underwritten NCF divided by the Cut-off Date Balance of such mortgage loan. With respect to the Park on Clairmont mortgage loan, representing approximately 1.0% of the initial pool balance, the respective Debt Yield on Underwritten NOI and Debt Yield on Underwritten NCF were calculated using the Cut-off Date principal balance of the Park on Clairmont mortgage loan less a $1,000,000 holdback taken at origination. The weighted average Debt Yield on Underwritten NOI and Debt Yield on Underwritten NCF of the mortgage pool without adjustments are 9.9% and 9.2%, respectively. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for descriptions of Debt Yield on Underwritten NOI and Debt Yield on Underwritten NCF.

(9)	See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

6

KEY FEATURES OF THE CERTIFICATES

Co-Lead Managers and	Goldman, Sachs & Co.
Joint Bookrunners:	Citigroup Global Markets Inc.

Co-Managers:	Cantor Fitzgerald & Co.
Drexel Hamilton, LLC

Depositor:	GS Mortgage Securities Corporation II

Initial Pool Balance:	$848,384,739

Master Servicer:	Wells Fargo Bank, National Association

Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association

Certificate Administrator:	U.S. Bank National Association

Trustee:	U.S. Bank National Association

Operating Advisor:	Pentalpha Surveillance LLC

Pricing:	Week of October 5, 2015

Closing Date:	October 23, 2015

Cut-off Date:	For each mortgage loan, the related due date for such mortgage loan in October 2015 (or, in the case of any mortgage loan that has its first due date in November 2015, the date that would have been its due date in October 2015 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month)

Determination Date:	The 6th day of each month or next business day

Distribution Date:	The 4th business day after the Determination Date, commencing in November 2015

Interest Accrual:	Preceding calendar month

ERISA Eligible:	The offered certificates are expected to be ERISA eligible

SMMEA Eligible:	No

Payment Structure:	Sequential Pay

Day Count:	30/360

Tax Structure:	REMIC

Rated Final Distribution Date:	October 2048

Cleanup Call:	1.0%

Minimum Denominations:	$10,000 minimum for the offered certificates (except with respect to Class X-A, Class X-B and Class X-D: $1,000,000 minimum); integral multiples of $1 thereafter for all the offered certificates

Delivery:	Book-entry through DTC

Bond Information:	Cash flows are expected to be modeled by TREPP, INTEX and BLOOMBERG

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

7

TRANSACTION HIGHLIGHTS

■	$848,384,739 (Approximate) New-Issue Multi-Borrower CMBS:

—	Overview: The mortgage pool consists of 57 fixed-rate commercial mortgage loans that have an aggregate Cut-off Date Balance of $848,384,739 (the “Initial Pool Balance”), have an average mortgage loan Cut-off Date Balance of $14,883,943 and are secured by 75 mortgaged properties located throughout 19 states

—	LTV: 64.2% weighted average Cut-off Date LTV Ratio

—	DSCR: 1.52x weighted average Underwritten Debt Service Coverage Ratio

—	Debt Yield: 10.0% weighted average Debt Yield on Underwritten NOI

—	Credit Support: 30.000% credit support to Class A-1 / A-2 / A-3 / A-4 / A-AB

■	Loan Structural Features:

—	Amortization: 91.5% of the mortgage loans by Initial Pool Balance have scheduled amortization:

–	29.0% of the mortgage loans by Initial Pool Balance have amortization for the entire term with a balloon payment due at maturity

–	62.5% of the mortgage loans by Initial Pool Balance have scheduled amortization following a partial interest only period with a balloon payment due at maturity or, in the case of one mortgage loan, anticipated repayment date

—	Hard Lockboxes: 48.1% of the mortgage loans by Initial Pool Balance have a Hard Lockbox in place

—	Cash Traps: 99.0% of the mortgage loans by Initial Pool Balance have cash traps triggered by certain declines in cash flow, all at levels equal to or greater than a 1.00x coverage, that fund an excess cash flow reserve

—	Reserves: The mortgage loans require amounts to be escrowed for reserves as follows:

–	Real Estate Taxes: 52 mortgage loans representing 91.5% of the Initial Pool Balance

–	Insurance: 38 mortgage loans representing 44.4% of the Initial Pool Balance

–	Replacement Reserves (Including FF&E Reserves): 57 mortgage loans representing 100.0% of the Initial Pool Balance

–	Tenant Improvements / Leasing Commissions: 27 mortgage loans representing 86.8% of the portion of the Initial Pool Balance that is secured by office, retail, mixed use and industrial properties only

—	Predominantly Defeasance: 89.0% of the mortgage loans by Initial Pool Balance permit defeasance after an initial lockout period

■	Multiple-Asset Types > 5.0% of the Initial Pool Balance:

—	Office: 24.5% of the mortgaged properties by allocated Initial Pool Balance are office properties

—	Retail: 23.3% of the mortgaged properties by allocated Initial Pool Balance are retail properties (19.6% are anchored retail properties)

—	Mixed Use: 16.6% of the mortgaged properties by allocated Initial Pool Balance are mixed use properties

—	Hospitality: 13.6% of the mortgaged properties by allocated Initial Pool Balance are hospitality properties

—	Multifamily: 12.0% of the mortgaged properties by allocated Initial Pool Balance are multifamily properties

■	Geographic Diversity: The 75 mortgaged properties are located throughout 19 states with only three states having greater than 10.0% of the allocated Initial Pool Balance: Texas (18.0%), New York (17.7%) and Illinois (12.1%)

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

8

COLLATERAL OVERVIEW

Mortgage Loans by Loan Seller
Mortgage Loan Seller	Mortgage Loans	Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Citigroup Global Markets Realty Corp.	12	17	$298,082,276	35.1%
Goldman Sachs Mortgage Company	15	21	245,379,623	28.9
MC-Five Mile Commercial Mortgage Finance LLC	9	11	112,247,610	13.2
Starwood Mortgage Funding I LLC	11	15	103,139,685	12.2
Cantor Commercial Real Estate Lending, L.P.	10	11	89,535,544	10.6
Total	57	75	$848,384,739	100.0%

Ten Largest Mortgage Loans
Mortgage Loan Name	Cut-off Date Balance	% of Initial Pool Balance	Property Type	Property Size SF / Rooms / Units / Beds	Cut-off Date Balance Per SF / Room / Unit / Bed	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio
Illinois Center	$100,000,000	11.8%	Office	2,091,889	$124	1.35x	9.1%	66.7%
750 Lexington Avenue	84,500,000	9.96	Mixed Use	382,256	$340	1.48x	9.7%	43.3%
Hammons Hotel Portfolio	72,412,136	8.5	Hospitality	1,869	$134,027	1.68x	12.4%	68.2%
Parkside at So7	54,100,000	6.4	Mixed Use	300	$180,333	1.33x	8.5%	71.4%
444-450 West 56th Street	30,000,000	3.5	Office	284,500	$105	2.31x	11.2%	18.8%
Denton Center	29,750,000	3.5	Retail	335,102	$89	1.96x	9.9%	65.7%
Bluejay Grocery Portfolio	27,448,750	3.2	Retail	239,393	$115	1.36x	8.9%	73.4%
The Heights at State College Phase III	24,000,000	2.8	Multifamily	340	$70,588	1.26x	7.9%	74.3%
Festival at Sawmill Centre	23,470,181	2.8	Retail	199,887	$117	1.33x	9.1%	74.5%
Woodlands Corporate Center and 7049 Williams Road Portfolio	23,300,000	2.7	Office / Industrial	212,032	$110	1.32x	9.0%	70.2%
Top 10 Total / Wtd. Avg.	$468,981,067	55.3%				1.52x	9.8%	61.5%
Remaining Total / Wtd. Avg.	379,403,672	44.7				1.52x	10.2%	67.7%
Total / Wtd. Avg.	$848,384,739	100.0%				1.52x	10.0%	64.2%

Companion Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Number of Companion Loans(1)	Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance	Controlling Pooling & Servicing Agreement (“Controlling PSA”)	Master Servicer	Special Servicer
Illinois Center	$100,000,000	11.8%	2	$160,000,000	$260,000,000	CGCMT 2015-GC33	Wells Fargo	LNR
750 Lexington Avenue	$84,500,000	9.96%	1	$45,500,000	$130,000,000	GSMS 2015-GC34	Wells Fargo	Midland
Hammons Hotel Portfolio	$72,412,136	8.5%	3	$178,083,915	$250,496,051	CGCMT 2015-GC33	Wells Fargo	LNR
DoubleTree Hotel Universal	$18,500,000	2.2%	1	$32,500,000	$51,000,000	GSMS 2015-GC34	Wells Fargo	Midland
Hyatt Place Texas Portfolio	$13,500,000	1.6%	1	$25,000,000	$38,500,000	(2)	Wells Fargo(3)	LNR(3)

(1)	Each companion loan is pari passu in right of payment to its related mortgage loan.
(2)	The Hyatt Place Texas Portfolio Companion Loan is expected to be contributed to JPMBB 2015-C32 securitization and the Controlling PSA is expected to be the JPMBB 2015-C32 PSA.
(3)	Expected to be the master servicer and special servicer, respectively, under the JPMBB 2015-C32 PSA.

Mortgage Loans with Existing Mezzanine Debt

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Cut-off Date Total Debt Balance	Wtd. Avg. Cut-off Date Total Debt Interest Rate	Cut-off Date Mortgage Loan LTV	Cut-off Date Total Debt LTV	Cut-off Date Mortgage Loan UW NCF DSCR	Cut-off Date Total Debt UW NCF DSCR
LA Fitness Powell(1)	$11,500,000	$1,260,000	$12,760,000	6.1807%	65.7%	72.9%	1.36x	1.10x

(1)	As of the Cut-off Date, the related mezzanine loan is held by an unrelated third party.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

9

COLLATERAL OVERVIEW (continued)

Previously Securitized Mortgaged Properties(1)

Mortgaged Property Name	Mortgage Loan Seller	City	State	Property Type	Cut-off Date Balance / Allocated Cut-off Date Balance(2)	% of Initial Pool Balance	Previous Securitization
Illinois Center	CGMRC	Chicago	Illinois	Office	$100,000,000	11.8%	Various(3)
750 Lexington Avenue	CGMRC	New York	New York	Mixed Use	$84,500,000	10.0%	BSCMS 2006-PW14
Denton Center	GSMC	Denton	Texas	Retail	$29,750,000	3.5%	BSCMS 2005-PWR8
Festival at Sawmill Centre	GSMC	Dublin	Ohio	Retail	$23,470,181	2.8%	JPMCC 2005-CB13
Lake Fredrica Shopping Center	CCRE	Orlando	Florida	Retail	$16,000,000	1.9%	MLMT 2005-CKI1
Hyatt Place Texas Portfolio	SMF I	Various	Texas	Hospitality	$13,500,000	1.6%	MSC 2007-XLF9
Parkville Commons	CCRE	Parkville	Missouri	Retail	$12,600,000	1.5%	CSMC 2006-C1
Mill Creek Estates MHP	CCRE	York	Pennsylvania	Man. Housing	$9,138,432	1.1%	WBCMT 2005-C21
Deer Run MHP	CCRE	Honey Brook	Pennsylvania	Man. Housing	$12,084,702	1.4%	WBCMT 2005-C21
Gratiot Crossing	CGMRC	Chesterfield	Michigan	Retail	$11,150,000	1.3%	BACM 2006-4
Meadowview MHP	CCRE	Dover	Pennsylvania	Man. Housing	$6,641,593	0.8%	WBCMT 2005-C21
Coors Central Shopping Center	SMF I	Albuquerque	New Mexico	Retail	$6,541,819	0.8%	MSC 2006-HQ8
Dobson Medical Office	CCRE	Chandler	Arizona	Office	$6,000,000	0.7%	JPMCC 2005-LDP4
1445 North Loop West	MC-Five Mile	Houston	Texas	Office	$5,785,715	0.7%	LBUBS 2005-C7
Webster Plaza	MC-Five Mile	Webster	Texas	Retail	$5,785,247	0.7%	JPMCC 2005-CB13
Oceanside Square	SMF I	Oceanside	California	Retail	$5,200,000	0.6%	GECMC 2005-C4
Stonecrest Center	GSMC	Lithonia	Georgia	Retail	$3,992,908	0.5%	JPMCC 2005-CB13
Cook Street Office	SMF I	Palm Desert	California	Office	$3,945,096	0.5%	CD 2005-CD1
Midtown Crossing	MC-Five Mile	Houston	Texas	Retail	$2,650,000	0.3%	JPMCC 2005-LDP3
Fair Oaks and Levee Place	SMF I	Various	Indiana	Man. Housing	$2,400,000	0.3%	MSC 2005-HQ7
Windhorst MHC	SMF I	Indianapolis	Indiana	Man. Housing	$1,792,500	0.2%	MLMT 2005-LC1

(1)	The table above includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of such mortgaged property was included in a securitization. Information under “Previous Securitization” represents the most recent such securitization with respect to each of those mortgaged properties. The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database, and has not otherwise been confirmed by the mortgage loan sellers.
(2)	Reflects the allocated loan amount in cases where the applicable mortgaged property is one of a portfolio of mortgaged properties securing a particular mortgage loan.
(3)	The 111 East Wacker mortgaged property and 233 North Michigan Avenue mortgaged property were securitized in the WBCMT 2006-C27 securitization and the COMM 2001-J2A securitization, respectively.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

10

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11

COLLATERAL OVERVIEW (continued)

Property Types

Property Type / Detail	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Wtd. Avg. Underwritten NCF DSCR(2)	Wtd. Avg. Cut- off Date LTV Ratio(2)	Wtd. Avg. Debt Yield on Underwritten NOI(2)
Office	13	$207,762,811	24.5%	1.59x	59.1%	10.2%
CBD	3	107,500,000	12.7	1.37x	63.9%	9.3%
General Suburban	7	60,562,811	7.1	1.63x	69.6%	11.2%
School	1	30,000,000	3.5	2.31x	18.8%	11.2%
Medical	2	9,700,000	1.1	1.47x	64.2%	9.9%
Retail	21	$197,624,833	23.3%	1.54x	68.5%	9.7%
Anchored	7	119,945,181	14.1	1.56x	68.8%	9.5%
Single Tenant Retail	7	45,961,463	5.4	1.39x	69.7%	9.4%
Unanchored	5	19,334,185	2.3	1.63x	67.7%	10.8%
Shadow Anchored	2	12,384,004	1.5	1.65x	62.9%	10.7%
Mixed Use	3	$141,050,000	16.6%	1.42x	54.5%	9.2%
Office/Retail	1	84,500,000	9.96	1.48x	43.3%	9.7%
Multifamily/Retail/Office	1	54,100,000	6.4	1.33x	71.4%	8.5%
Retail/Multifamily	1	2,450,000	0.3	1.24x	66.2%	8.0%
Hospitality	12	$115,098,785	13.6%	1.77x	66.2%	13.0%
Full Service	6	78,538,911	9.3	1.78x	65.6%	13.2%
Limited Service	4	22,510,491	2.7	1.67x	67.8%	12.1%
Select Service	1	10,686,649	1.3	1.88x	66.8%	13.6%
Extended Stay	1	3,362,734	0.4	1.68x	68.2%	12.4%
Multifamily	10	$101,796,671	12.0%	1.31x	71.2%	8.7%
Garden	7	61,279,457	7.2	1.30x	69.5%	8.7%
Student Housing	1	24,000,000	2.8	1.26x	74.3%	7.9%
Conventional	1	10,425,000	1.2	1.29x	74.5%	8.8%
High-Rise	1	6,092,214	0.7	1.61x	70.4%	10.9%
Manufactured Housing	7	$35,208,238	4.2%	1.33x	73.7%	8.4%
Industrial	2	$24,248,000	2.9%	1.46x	73.6%	9.6%
Warehouse/Distribution	1	19,290,000	2.3	1.49x	74.5%	9.8%
Flex	1	4,958,000	0.6	1.32x	70.2%	9.0%
Self Storage	6	$14,995,401	1.8%	1.39x	67.2%	9.0%
Senior Housing	1	$10,600,000	1.2%	1.31x	70.7%	8.4%
Total	75	$848,384,739	100.0%	1.52x	64.2%	10.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

12

COLLATERAL OVERVIEW (continued)

Geographic Distribution

Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance	Aggregate Appraised Value(2)	% of Total Appraised Value	Underwritten NOI(2)	% of Total Underwritten NOI
Texas	13	$152,661,453	18.0%	$288,114,314	13.7%	$20,130,235	15.1%
New York	7	149,773,000	17.7	527,200,000	25.0	19,361,597	14.5
Illinois	3	102,450,000	12.1	393,700,000	18.7	23,742,659	17.8
Pennsylvania	8	78,205,738	9.2	106,370,000	5.0	6,685,702	5.0
Ohio	5	67,052,395	7.9	91,000,000	4.3	7,171,942	5.4
Florida	4	57,450,000	6.8	125,525,000	6.0	11,470,702	8.6
Arizona	8	42,033,921	5.0	102,680,000	4.9	6,911,640	5.2
Michigan	5	35,730,270	4.2	49,350,000	2.3	3,438,260	2.6
Georgia	4	28,697,681	3.4	41,200,000	2.0	3,118,969	2.3
Missouri	3	18,982,539	2.2	39,316,188	1.9	3,025,848	2.3
North Carolina	1	18,048,176	2.1	89,300,000	4.2	8,274,837	6.2
Wisconsin	2	16,393,750	1.9	22,400,000	1.1	1,444,327	1.1
California	3	15,645,096	1.8	24,250,000	1.1	1,691,437	1.3
Tennessee	1	14,652,775	1.7	72,500,000	3.4	6,453,957	4.8
Maryland	1	14,625,000	1.7	21,000,000	1.0	1,234,483	0.9
Oklahoma	1	11,350,342	1.3	54,600,000	2.6	4,584,940	3.4
Indiana	4	10,774,500	1.3	14,590,000	0.7	983,021	0.7
Alabama	1	7,316,282	0.9	36,200,000	1.7	3,072,698	2.3
New Mexico	1	6,541,819	0.8	10,300,000	0.5	740,600	0.6
Total	75	$848,384,739	100.0%	$2,109,595,502	100.0%	$133,537,854	100.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Aggregate Appraised Values and Underwritten NOI reflect the aggregate values without any reduction for the pari passu companion loan(s).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

13

Distribution of Cut-off Date Balances
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
598,938 - 5,000,000	14	$43,305,980	5.1%
5,000,001 - 10,000,000	15	95,036,898	11.2
10,000,001 - 15,000,000	14	170,220,794	20.1
15,000,001 - 20,000,000	4	70,840,000	8.3
20,000,001 - 25,000,000	3	70,770,181	8.3
25,000,001 - 30,000,000	3	87,198,750	10.3
30,000,001 - 75,000,000	2	126,512,136	14.9
75,000,001 - 100,000,000	2	184,500,000	21.7
Total	57	$848,384,739	100.0%

Distribution of Underwritten DSCRs(1)
Range of UW DSCR (x)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
1.17 - 1.30	12	$130,564,420	15.4%
1.31 - 1.40	16	303,075,970	35.7
1.41 - 1.50	8	143,545,521	16.9
1.51 - 1.70	10	122,836,933	14.5
1.71 - 1.80	3	23,740,000	2.8
1.81 - 1.90	3	22,971,895	2.7
1.91 - 2.00	2	42,100,000	5.0
2.01 - 2.10	1	11,050,000	1.3
2.11 - 2.31	2	48,500,000	5.7
Total	57	$848,384,739	100.0%
(1)	See footnotes (1) and (7) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Amortization Types(1)
Amortization Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only, then Amort.(2)	29	$518,589,375	61.1%
Amortizing (30 Years)	18	219,626,980	25.9
Interest Only	3	72,100,000	8.5
Amortizing (25 Years)	5	13,968,385	1.6
Amortizing (23 Years)	1	12,600,000	1.5
Interest Only, then Amort. - ARD(3)	1	11,500,000	1.4
Total	57	$848,384,739	100.0%
(1)	All of the mortgage loans will have balloon payments at maturity date or anticipated repayment date.
(2)	Original partial interest only periods range from 12 to 60 months.
(3)	Original partial interest only period is 27 months.

Distribution of Lockboxes
Lockbox Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Hard	14	$408,320,692	48.1%
Springing	32	321,388,595	37.9
Soft	4	48,065,738	5.7
Soft Springing	2	39,300,000	4.6
None	5	31,309,714	3.7
Total	57	$848,384,739	100.0%

Distribution of Cut-off Date LTV Ratios(1)
Range of Cut-off Date LTV (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
18.8 - 25.0	1	$30,000,000	3.5%
25.1 - 30.0	1	7,500,000	0.9
30.1 - 50.0	2	88,200,000	10.4
50.1 - 60.0	4	34,778,154	4.1
60.1 - 65.0	6	48,279,405	5.7
65.1 - 70.0	16	302,869,576	35.7
70.1 - 75.0	27	336,757,604	39.7
Total	57	$848,384,739	100.0%
(1)	See footnotes (1) and (5) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Maturity Date/ARD LTV Ratios(1)
Range of Maturity Date/ARD LTV (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
18.8 - 30.0	2	$37,500,000	4.4%
30.1 - 40.0	2	88,200,000	10.4
40.1 - 50.0	9	60,176,010	7.1
50.1 - 55.0	6	133,848,274	15.8
55.1 - 60.0	12	168,946,197	19.9
60.1 - 65.0	21	284,039,258	33.5
65.1 - 68.5	5	75,675,000	8.9
Total	57	$848,384,739	100.0%
(1)	See footnotes (1), (3) and (6) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Loan Purpose
Loan Purpose	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Refinance	34	$490,711,140	57.8%
Acquisition	22	349,873,600	41.2
Recapitalization	1	7,800,000	0.9
Total	57	$848,384,739	100.0%

Distribution of Mortgage Interest Rates
Range of Mortgage Interest Rates (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
4.300 - 4.500	11	$245,896,181	29.0%
4.501 - 4.750	24	354,245,553	41.8
4.751 - 5.000	18	214,393,005	25.3
5.001 - 5.250	3	22,350,000	2.6
5.251 - 5.324	1	11,500,000	1.4
Total	57	$848,384,739	100.0%

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

14

Distribution of Debt Yield on Underwritten NOI(1)
Range of Debt Yields on Underwritten NOI (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
7.7 - 8.0	3	$43,500,000	5.1%
8.1 - 9.0	19	240,325,113	28.3
9.1 - 10.0	13	314,055,276	37.0
10.1 - 11.0	4	27,554,204	3.2
11.1 - 12.0	10	95,448,182	11.3
12.1 - 13.0	5	87,265,314	10.3
13.1 - 15.0	2	21,736,649	2.6
15.1 - 15.8	1	18,500,000	2.2
Total	57	$848,384,739	100.0%
(1)	See footnotes (1) and (8) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Debt Yield on Underwritten NCF(1)
Range of Debt Yields on Underwritten NCF (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
7.5 - 8.0	7	$80,339,702	9.5%
8.1 - 9.0	24	391,100,687	46.1
9.1 - 10.0	8	147,179,920	17.3
10.1 - 11.0	8	160,089,357	18.9
11.1 - 12.0	8	40,125,073	4.7
12.1 - 13.4	2	29,550,000	3.5
Total	57	$848,384,739	100.0%
(1)	See footnotes (1) and (8) to the table entitled “Mortgage Pool Characteristics” above.

Mortgage Loans with Original Partial Interest Only Periods
Original Partial Interest Only Period (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
12	1	$16,000,000	1.9%
18	2	$4,192,500	0.5%
24	10	$83,140,000	9.8%
27	1	$11,500,000	1.4%
36	9	$126,413,750	14.9%
42	1	$8,318,125	1.0%
60	6	$280,525,000	33.1%

Distribution of Original Terms to Maturity/ARD(1)
Original Term to Maturity/ARD (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
60	3	$29,800,000	3.5%
120	54	818,584,739	96.5
Total	57	$848,384,739	100.0%
(1)	See footnote (3) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Remaining Terms to Maturity/ARD(1)
Range of Remaining Terms to Maturity/ARD (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
60	3	$29,800,000	3.5%
61 - 120	54	818,584,739	96.5
Total	57	$848,384,739	100.0%
(1)	See footnote (3) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Original Amortization Terms(1)
Range of Original Amortization Terms (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	3	$72,100,000	8.5%
276 - 300	6	26,568,385	3.1
301 - 360	48	749,716,355	88.4
Total	57	$848,384,739	100.0%
(1)	All of the mortgage loans will have balloon payments at maturity or anticipated repayment date.

Distribution of Remaining Amortization Terms(1)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	3	$72,100,000	8.5%
276 - 300	6	26,568,385	3.1
301 - 360	48	749,716,355	88.4
Total	57	$848,384,739	100.0%
(1)	All of the mortgage loans will have balloon payments at maturity or anticipated repayment date.

Distribution of Prepayment Provisions
Prepayment Provision	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Defeasance	51	$755,174,469	89.0%
Defeasance or YM	1	54,100,000	6.4
Yield Maintenance	5	39,110,270	4.6
Total	57	$848,384,739	100.0%

Distribution of Escrow Types
Escrow Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Real Estate Tax	52	$776,328,082	91.5%
Replacement Reserves(1)	57	$848,384,739	100.0%
Insurance	38	$376,685,720	44.4%
TI/LC(2)	27	$495,593,986	86.8%
(1)	Includes mortgage loans with FF&E reserves.
(2)	Percentage of Initial Pool Balance secured by office, retail, mixed use and industrial properties only.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

15

SHORT TERM CERTIFICATE PRINCIPAL PAY DOWN SCHEDULE

Class A-2 Principal Pay Down(1)

Mortgage Loan Name	Property Type	Cut-off Date Balance	% of Initial Pool Balance	Remaining Loan Term	Underwritten NCF DSCR	Debt Yield on Underwritten NOI	Cut-off Date LTV Ratio
Hyatt Place Texas Portfolio	Hospitality	$13,500,000	1.6%	60	1.66x	11.9%	67.5%
LA Fitness Powell	Retail	$11,500,000	1.4%	60	1.36x	9.4%	65.7%
US Storage Center Portfolio	Self Storage	$4,800,000	0.6%	60	1.41x	9.2%	67.6%

(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the principal balance of the Class A-2 certificates assuming a 0% CPR and applying the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to maturity or anticipated repayment date, as applicable, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or anticipated repayment date. Each class of certificates, including the Class A-2 certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A to the Free Writing Prospectus. See the footnotes to the table entitled “Mortgage Pool Characteristics” above.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

16

STRUCTURAL OVERVIEW

Distributions

On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust expenses, yield maintenance charges, prepayment premiums and excess interest, will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.   Class A-1, A-2, A-3, A-4, A-AB, X-A and X-B certificates: To interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates, up to, and pro rata in accordance with, their respective interest entitlements.

2.   Class A-1, A-2, A-3, A-4 and A-AB certificates: to the extent of funds allocable to principal received or advanced on the mortgage loans, (i) to principal on the Class A-AB certificates until their certificate principal amount is reduced to the Class A-AB scheduled principal balance set forth in Annex F to the Free Writing Prospectus for the relevant Distribution Date, then (ii) to principal on the Class A-1 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-AB in clause (i) above, then (iii) to principal on the Class A-2 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-1 in clause (ii) above, then (iv) to principal on the Class A-3 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-2 in clause (iii) above, then (v) to principal on the Class A-4 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-3 in clause (iv) above, and then (vi) to principal on the Class A-AB certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-4 in clause (v) above. If the certificate principal amounts of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on their respective certificate principal amounts (and the schedule for the Class A-AB principal distributions will be disregarded).

3.   Class A-1, A-2, A-3, A-4 and A-AB certificates: To reimburse the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest at their respective pass-through rates.

4.   Class A-S and Class PEZ certificates: (i) first, to interest on the Class A-S and Class PEZ certificates in the amount of the interest entitlement with respect to the Class A-S trust component, pro rata in proportion to their respective percentage interests in the Class A-S trust component; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates), to principal on the Class A-S and Class PEZ certificates, pro rata in proportion to their respective percentage interests in the Class A-S trust component, until the certificate principal amount of the Class A-S trust component is reduced to zero; and (iii) next, to reimburse the Class A-S and Class PEZ certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by the Class A-S trust component, together with interest at the pass-through rate for such trust component, pro rata in proportion to their respective percentage interests in the Class A-S trust component.

5.   Class B and Class PEZ certificates: (i) first, to interest on the Class B and Class PEZ certificates in the amount of the interest entitlement with respect to the Class B trust component, pro rata in proportion to their respective percentage interests in the Class B trust component; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of certificates and each trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component), to principal on the Class B and Class PEZ certificates, pro rata in proportion to their respective percentage interests in the Class B trust component, until the certificate principal amount of the Class B trust component is reduced to zero; and (iii) next, to reimburse the Class B and Class PEZ certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by the Class B trust component, together with interest at the pass-through rate for such trust component, pro rata in proportion to their respective percentage interests in the Class B trust component.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

17

STRUCTURAL OVERVIEW (continued)

Distributions (continued)

6.   Class C and Class PEZ certificates: (i) first, to interest on the Class C and Class PEZ certificates in the amount of the interest entitlement with respect to the Class C trust component, pro rata in proportion to their respective percentage interests in the Class C trust component; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of certificates and each trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S and Class B trust components), to principal on the Class C and Class PEZ certificates, pro rata in proportion to their respective percentage interests in the Class C trust component, until the certificate principal amount of the Class C trust component is reduced to zero; and (iii) next, to reimburse the Class C and Class PEZ certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by the Class C trust component, together with interest at the pass-through rate for such trust component, pro rata in proportion to their respective percentage interests in the Class C trust component.

7.   Class D and Class X-D certificates: (i) first, to interest on the Class D and Class X-D certificates in the amount of, and pro rata in accordance with, their respective interest entitlements; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of certificates and each trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S, Class B and Class C trust components), to principal on the Class D certificates until their certificate principal amount is reduced to zero; and (iii) next, to reimburse the Class D certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

8.   Class E certificates: (i) first, to interest on the Class E certificates in the amount of their interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of certificates and each trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D certificates and the Class A-S, Class B and Class C trust components), to principal on the Class E certificates until their certificate principal amount is reduced to zero; and (iii) next, to reimburse the Class E certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

9.   After Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class A-S, Class B, Class PEZ, Class C, Class D, Class X-D and Class E certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest and principal and to reimburse any unreimbursed losses to the Class F and Class G certificates sequentially in that order in a manner analogous to the Class E certificates, until the certificate principal amount of each such class is reduced to zero.

Realized Losses	The certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class D, Class E, Class F and Class G certificates and the Class A-S, Class B and Class C trust components (and thus, the Exchangeable Certificates) will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to such class of certificates or trust component on such Distribution Date. On each Distribution Date, any such write-offs will be applied to such classes of certificates and trust components in the following order, in each case until the related certificate principal amount is reduced to zero: first, to the Class G certificates; second, to the Class F certificates; third, to the Class E certificates; fourth, to the Class D certificates; fifth, to the Class C trust component (and correspondingly to the Class C and Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component); sixth, to the Class B trust component (and correspondingly to the Class B and Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component); seventh, to the Class A-S trust component (and correspondingly to the Class A-S and Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component); and, finally pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, based on their then current respective certificate principal amounts. The notional amount of the Class X-A certificates will be reduced to reflect reductions in the certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-B certificates will be reduced to reflect reductions in the certificate principal amount of the Class B trust component resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-D certificates will be reduced to reflect reductions in the certificate principal amount of the Class D certificates resulting from allocations of losses realized on the mortgage loans.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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STRUCTURAL OVERVIEW (continued)

Prepayment Premiums and Yield Maintenance Charges

On each Distribution Date, each yield maintenance charge collected on the mortgage loans during the applicable one-month period ending on the related Determination Date is required to be distributed as follows: (1) first such yield maintenance charge will be allocated between (x) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class X-A certificates and the Class A-S trust component (and correspondingly to the Class A-S and Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component), and (y) the group (the “YM Group B” and together with the YM Group A, the “YM Groups”), of the Class B trust component (and correspondingly to the Class B and Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component), the Class C trust component (and correspondingly to the Class C and Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component) and the Class D and Class X-B certificates, pro rata, based upon the aggregate amount of principal distributed to the classes of certificates (other than the Class X Certificates) and trust components in each YM group on such Distribution Date, and (2) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the classes of certificates and trust components in such YM Group in the following manner: (A) each class of certificates (other than the Class X and Exchangeable Certificates) and trust component in such YM Group will entitle the applicable certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of certificates or trust component on such Distribution Date and whose denominator is the total amount of principal distributed to all of the certificates (other than the Class X and Exchangeable Certificates) and trust components in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such class of certificates or trust component, and (z) the amount of such yield maintenance charge allocated to such YM Group and (B) the amount of such yield maintenance charge allocated to such YM Group and remaining after such distributions will be distributed to the Class X Certificates in such YM Group. If there is more than one class of certificates (other than the Class X and Exchangeable Certificates) and/or trust component (and thus the applicable classes of Exchangeable Certificates) in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes of certificates and/or trust components, the aggregate amount of such yield maintenance charges will be allocated among all such classes of certificates (other than the Class X and Exchangeable Certificates) and/or trust components (and, therefore, the applicable classes of Exchangeable Certificates) up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D certificates or any trust component is a fraction (a) whose numerator is the amount, if any, by which (i) the pass-through rate on such class of certificates or trust component exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the mortgage loan rate on such mortgage loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x) the mortgage loan rate on the prepaid mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided, however, if such discount rate is greater than or equal to the mortgage loan rate, but less than the pass-through rate, the fraction will be one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-D, Class E, Class F, Class G, Class S or Class R certificates. Instead, after the notional amounts of the Class X-A and Class X-B certificates and the certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D certificates and all the trust components have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be distributed to holders of the Class X-B certificates. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Free Writing Prospectus. See also “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” in the Base Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date. See also “Description of the Offered Certificates Distributions Prepayment Premiums” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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STRUCTURAL OVERVIEW (continued)

Non-Serviced Loans	Each of the Illinois Center, Hammons Hotel Portfolio and Hyatt Place Texas Portfolio mortgage loans are referred to in this Term Sheet as, individually, a “non-serviced loan” and, collectively, the “non-serviced loans”. The non-serviced loans and each related companion loan are being, or are expected to be, serviced and administered in accordance with, and all decisions, consents, waivers, approvals and other actions on the part of the holders of the non-serviced loans and the related companion loans will be, or are expected to to be, effected in accordance with, the Controlling PSA set forth under the “Companion Loan Summary” table above and the related co-lender agreement. Consequently, the servicing provisions set forth in this Term Sheet will generally not be applicable to the non-serviced loans, but instead such servicing and administration of the non-serviced loans will, in each case, be governed by the related Controlling PSA. Each Controlling PSA provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The non-serviced loans are discussed further under “—Whole Loans” below.

Advances	The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances with respect to each mortgage loan in the issuing entity and, with respect to each mortgage loan (other than a non-serviced loan) and serviced whole loan, servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan (or, if applicable, serviced whole loan) and, in the case of P&I advances, subject to reduction in connection with any appraisal reduction amounts that may occur. Notwithstanding the forgoing, servicing advances for each non-serviced loan will be made by the parties of, and pursuant to, the applicable Controlling PSA (as discussed under “—Whole Loans” below).

Appraisal Reduction Amounts

An appraisal reduction amount generally will be created with respect to a required appraisal loan (which is a mortgage loan or whole loan serviced under the pooling and servicing agreement for this transaction) as to which certain defaults, modifications or insolvency events have occurred (as further described in the Free Writing Prospectus) in the amount, if any, by which the principal balance of such required appraisal loan, plus other amounts overdue or advanced in connection with such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan. In general, any appraisal reduction amount calculated with respect to a whole loan will be allocated, first, to any related subordinate companion loan, up to its outstanding principal amount, and then, to the related mortgage loan and pari passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. In the case of a non-serviced loan, any appraisal reduction amounts will be calculated pursuant to, and by a party to, the related Controlling PSA (as discussed under “—Whole Loans” below). As a result of an appraisal reduction amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the most subordinate class(es) of certificates (exclusive of the Exchangeable Certificates, Class S certificates and Class R certificates) and/or trust components then outstanding (i.e., first to the Class G certificates, then to the Class F certificates, then to the Class E certificates, then, pro rata based on interest entitlements, to the Class D and Class X-D certificates, then to the Class C trust component (and correspondingly, to the Class C certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component), then to the Class B trust component (and correspondingly, to the Class B certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component), then to the Class A-S trust component (and correspondingly, to the Class A-S certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component), and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates). In general, a mortgage loan (or whole loan, if applicable) serviced under the pooling and servicing agreement for this transaction will cease to be a required appraisal loan, and no longer be subject to an appraisal reduction amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan (or whole loan, if applicable) to be a required appraisal loan.

At any time an Appraisal is ordered with respect to a property that would result in appraisal reduction amount with respect to a mortgage loan (or whole loan, if applicable) serviced under the pooling and servicing agreement for this transaction that would result in a change in the controlling class, certain certificateholders will have a right to request a new appraisal as described in the Free Writing Prospectus.

Age of Appraisals	Appraisals (which can be an update of a prior appraisal) ordered under the pooling and servicing agreement for this transaction with respect to a mortgaged property are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Free Writing Prospectus.

Sale of Defaulted Loans	There will be no “Fair Market Value Purchase Option,” instead defaulted loans will be sold in a process similar to the sale process for REO property.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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STRUCTURAL OVERVIEW (continued)

Cleanup Call

On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property or the issuing entity’s interest therein acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Free Writing Prospectus. Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the aggregate certificate principal amounts of all certificates (exclusive of the Class X Certificates) senior to the Class E certificates, and the notional amounts of the Class X-A, Class X-B and Class X-D certificates have been reduced to zero and if the master servicer has received from the remaining certificateholders the payment specified in the pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (excluding the Class R certificates), for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

Controlling Class Representative

The “Controlling Class Representative” will be the controlling class certificateholder or representative designated by at least a majority of the voting rights of the controlling class. The controlling class is the most subordinate class of the Class E, Class F and Class G certificates that has an outstanding certificate principal amount as notionally reduced by any appraisal reductions allocated to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates. At any time when Class E is the controlling class, the majority Controlling Class Representative may elect under certain circumstances to opt-out from its rights under the pooling and servicing agreement. See “The Pooling and Servicing Agreement—Controlling Class Representative” in the Free Writing Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative.

KKR Real Estate Finance Holdings L.P., or its affiliate, is expected to purchase the Class E, Class F and Class G certificates and, on the Closing Date, is expected to appoint KKR Real Estate Finance Holdings L.P., or its affiliate, to be the initial Controlling Class Representative.

Control/Consultation Rights

The Controlling Class Representative will be entitled to have consultation and approval rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) unless no class of the Class E, Class F and Class G certificates has an outstanding certificate principal amount, as notionally reduced by any appraisal reductions allocated to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates (a “Control Termination Event”).

So long as a Control Termination Event does not exist, the Controlling Class Representative will be entitled to direct the special servicers to take, or refrain from taking, certain actions that would constitute major decisions with respect to a mortgage loan (other than a non-serviced loan) or serviced whole loan and will also have the right to notice and to consent to certain material actions that would constitute major decisions that the master servicer or the special servicer plan on taking with respect to a mortgage loan (other than a non-serviced loan) or serviced whole loan subject to the servicing standard and other restrictions as described in the Free Writing Prospectus.

Following the occurrence and during the continuation of a Control Termination Event until such time as no class of the Class E, Class F and Class G certificates has an outstanding certificate principal amount, without regard to the application of any appraisal reductions, that is equal to or greater 25% of the initial certificate principal amount of that class of certificates (a “Consultation Termination Event”), all of the rights of the Controlling Class Representative will terminate other than a right to consult with respect to the major decisions as to which it previously had approval rights. After the occurrence and during the continuation of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, in the case of the serviced companion loans, the related companion loan holder(s), as a collective whole, as if those certificateholders and, if applicable, such companion loan holder(s) constituted a single lender.

If at any time that KKR Real Estate Finance Holdings L.P., or its affiliate, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the certificate holder (or beneficial owner) of at least a majority of the Controlling Class by certificate principal amount and the certificate registrar has neither (i) received notice of the then-current holders (or, in the case of book-entry certificates, beneficial owners) of at least a majority of the Controlling Class by certificate principal amount nor (ii) received notice of a replacement Controlling Class Representative pursuant to the pooling and servicing agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to exist until such time as the certificate registrar receives any such notice.

With respect to each non-serviced whole loan, so long as a Consultation Termination Event does not exist, the controlling class representative for this transaction will have limited consultation rights, and the applicable controlling class representative (or equivalent entity) or another directing holder pursuant to the related Controlling PSA will have consultation, approval and direction rights, with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding such non-serviced whole loan, as provided for in the related co-lender agreement and in the related Controlling PSA, and as described under “Description of the Mortgage Pool—The Whole Loans” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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STRUCTURAL OVERVIEW (continued)

Whole Loans

The Illinois Center mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $100,000,000, represents approximately 11.8% of the Initial Pool Balance, and has two related companion loans with an aggregate outstanding principal balance as of the Cut-off Date of $160,000,000. One such companion loan was contributed to the CGCMT 2015-GC33 securitization trust, and the other companion loan is currently held by Citigroup Global Markets Realty Corp., a sponsor and originator, and is expected to be contributed to one or more future securitization trusts. The pari passu companion loan described above in this paragraph is referred to in this Term Sheet as a “pari passu companion loan”, a “serviced companion loan” and a “companion loan”. The Illinois Center mortgage loan and the related pari passu companion loans are pari passu in right of payment to each other to the extent described under “Description of the Mortgage Pool—The Whole Loans” in the Free Writing Prospectus and are collectively referred to in this Term Sheet as the “Illinois Center whole loan”, a “non-serviced whole loan” and a “whole loan”. The Illinois Center whole loan will be serviced by the CGCMT 2015-GC33 master servicer and, if and to the extent necessary, the CGCMT 2015-GC33 special servicer, under the Citigroup Commercial Mortgage Trust 2015-GC33 pooling and servicing agreement (referred to as the “CGCMT 2015-GC33 PSA” in this Term Sheet).

The 750 Lexington Avenue mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $84,500,000, represents approximately 9.96% of the Initial Pool Balance, and has one related companion loan with an outstanding principal balance as of the Cut-off Date of $45,500,000, which is currently held by Citigroup Global Markets Realty Corp., a sponsor and originator, and is expected to be contributed to one or more future securitization trusts. The pari passu companion loan described above in this paragraph is referred to in this Term Sheet as a “pari passu companion loan”, a “serviced companion loan” and a “companion loan”. The 750 Lexington Avenue mortgage loan and the related pari passu companion loan are pari passu in right of payment to each other to the extent described under “Description of the Mortgage Pool—The Whole Loans” in the Free Writing Prospectus and are collectively referred to in this Term Sheet as the “750 Lexington Avenue whole loan”, a “serviced whole loan” and a “whole loan”.

The Hammons Hotel Portfolio mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $72,412,136, represents approximately 8.5% of the Initial Pool Balance, and has three related companion loans with an aggregate outstanding principal balance as of the Cut-off Date of $178,083,915. One such companion loan was contributed to the CGCMT 2015-GC33 securitization trust, and the other companion loans are currently held by Goldman Sachs Mortgage Company, a sponsor and originator, and are expected to be contributed to one or more future securitization trusts. Each pari passu companion loan described above in this paragraph is referred to in this Term Sheet as a “pari passu companion loan”, a “companion loan” and a “non-serviced companion loan”. The Hammons Hotel Portfolio mortgage loan and the related pari passu companion loans are pari passu in right of payment to each other to the extent described under “Description of the Mortgage Pool—The Whole Loans” in the Free Writing Prospectus and are collectively referred to in this Term Sheet as the “Hammons Hotel Portfolio whole loan”, a “whole loan” and a “non-serviced whole loan”. The Hammons Hotel Portfolio whole loan will be serviced by the CGCMT 2015-GC33 master servicer and, if and to the extent necessary, the CGCMT 2015-GC33 special servicer, under the CGCMT 2015-GC33 PSA.

The DoubleTree Hotel Universal mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $18,500,000, represents approximately 2.2% of the Initial Pool Balance, and has one related companion loan with an outstanding principal balance as of the Cut-off Date of $32,500,000, which is currently held by Goldman Sachs Mortgage Company, a sponsor and originator, and is expected to be contributed to one or more future securitization trusts. The pari passu companion loan described above in this paragraph is referred to in this Term Sheet as a “pari passu companion loan”, a “serviced companion loan” and a “companion loan”. The DoubleTree Hotel Universal mortgage loan and the related pari passu companion loan are pari passu in right of payment to each other to the extent described under “Description of the Mortgage Pool—The Whole Loans” in the Free Writing Prospectus and are collectively referred to in this Term Sheet as the “DoubleTree Hotel Universal whole loan”, a “serviced whole loan” and a “whole loan”.

The Hyatt Place Texas Portfolio mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $13,500,000, represents approximately 1.6% of the Initial Pool Balance, and has one related companion loan with an outstanding principal balance as of the Cut-off Date of $25,000,000, which is expected to be contributed to the JPMBB 2015-C32 securitization trust. The pari passu companion loan described above in this paragraph is referred to in this Term Sheet as a “pari passu companion loan”, a “non-serviced companion loan” and a “companion loan”. The Hyatt Place Texas Portfolio mortgage loan and the related pari passu companion loan are pari passu in right of payment to each other to the extent described under “Description of the Mortgage Pool—The Whole Loans” in the Free Writing Prospectus and are collectively referred to in this Term Sheet as the “Hyatt Place Texas Portfolio whole loan”, a “non-serviced whole loan” and a “whole loan”.

The Hyatt Place Texas Portfolio companion loan is expected to be contributed into the JPMBB 2015-C32 securitization trust. Until the Hyatt Place Texas Portfolio companion loan is included in the other securitization, the Hyatt Place Texas Portfolio companion loan will be serviced under the pooling and servicing agreement for this transaction and the related co-lender agreement. Upon the contribution of the Hyatt Place Texas Portfolio companion loan into the JPMBB 2015-C32 securitization, the Hyatt Place Texas Portfolio companion loan is expected to be serviced by the JPMBB 2015-C32 master servicer and, if and to the extent necessary, the JPMBB 2015-C32 special servicer, under the JPMBB 2015-C32 pooling and servicing agreement (referred to as the “JPMBB 2015-C32 PSA” in this Term Sheet).

For more information regarding the whole loans, see “—Transaction Parties and Significant Dates, Events and Periods—Companion Loan Holders” and “Description of the Mortgage Pool—The Whole Loans” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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STRUCTURAL OVERVIEW (continued)

Servicing Standard

Each of the mortgage loans (other than non-serviced loans) and serviced whole loans will be serviced by the master servicer and the applicable special servicer pursuant to the terms of the pooling and servicing agreement. In all circumstances, each of the master servicer and the applicable special servicer are obligated to act in the best interests of the certificateholders (and, in the case of a serviced whole loan, the holder(s) of the related serviced companion loan(s)) as a collective whole as if such certificateholders (and, if applicable, such companion loan holder), constituted a single lender. The applicable special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means:

(a)  for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the mortgage loan rate and (iii) the yield on 10-year US treasuries; and

(b)  all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

Termination of Special Servicer

Prior to the occurrence and continuance of a Control Termination Event, the controlling class representative may replace the special servicer with respect to all the mortgage loans (other than the non-serviced loans) and the serviced whole loans , with or without cause, at any time. After the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class S and Class R certificates) (considering each class of the Class A-S, Class B and Class C certificates, together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component, as a single “Class” for such purpose) may request a vote to replace the special servicer (other than with respect to the non-serviced whole loans). The subsequent vote may result in the termination and replacement of such special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 75% of the voting rights of the certificates (other than the Class R certificates) (considering each class of the Class A-S, Class B and Class C certificates, together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component, as a single “Class” for such purpose), or (b) more than 50% of the voting rights of each class of certificates (other than the Class S, Class R and Class X certificates) (but only such classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reduction amount allocated to such class, equal to or greater than 25% of the initial certificate principal amount of such class, minus all payments of principal made on such class of certificates) (and considering each class of the Class A-S, Class B and Class C certificates, together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component, as a single “Class” for such purpose) vote affirmatively to so replace such special servicer.

At any time after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the applicable special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of such special servicer resulting in a solicitation of a certificateholder vote. The subsequent vote may result in the termination and replacement of such special servicer if, within 180 days of the initial request for that vote, the holders of more than 50% of the voting rights of each class of certificates (other than the Class S, Class R and Class X certificates) (but only such classes of certificates that have, in each such case, an outstanding certificate principal amount, as notionally reduced by any appraisal reduction amounts allocated to such class, equal to or greater than 25% of the initial certificate principal amount of such class of certificates, minus all payments of principal made on such class of certificates) (and considering each class of the Class A-S, Class B and Class C certificates, together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component, as a single “Class” for such purpose) vote affirmatively to so replace such special servicer.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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STRUCTURAL OVERVIEW (continued)

Servicing Compensation

If the special servicer becomes a “borrower party” (as described in the Free Writing Prospectus) with respect to a mortgage loan, the special servicer will not be permitted to act as special servicer with respect to that mortgage loan. Subject to certain limitations described in the Free Writing Prospectus, the Controlling Class Representative (so long as it is not itself a borrower party and so long as no Control Termination Event shall have occurred and be continuing) will be entitled to appoint a replacement special servicer for that mortgage loan. If the Controlling Class Representative is precluded from appointing a replacement special servicer, a replacement special servicer will be appointed in the manner specified in the pooling and servicing agreement for this transaction.

Modification Fees: With respect to those mortgage loans and the whole loan serviced under the pooling and servicing agreement (each, a “serviced loan”) certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Free Writing Prospectus, will be used to offset expenses on the related serviced loan (i.e. reimburse the trust for certain expenses including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees)) on the related serviced loan but not yet reimbursed to the trust or servicers) or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding, in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future. Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or special servicer. Within any prior 12 month period, all excess modification fees earned by the master servicer or by the special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any serviced loan will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by either special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related serviced loan or related REO property; provided, that if the serviced loan ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the special servicer prior to such serviced loan ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such serviced loan ceased to be a corrected loan within 18 months of it becoming a modified mortgage loan (or modified whole loan, if applicable).

Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related serviced loan (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on the related serviced loan , and any excess received with respect to a serviced loan will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the applicable special servicer (for penalty fees accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

24

STRUCTURAL OVERVIEW (continued)

Servicing Compensation (continued)

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a liquidation fee of $1,000,000, for each serviced loan that is a specially serviced loan and any REO property, subject in any case to a minimum liquidation fee of $25,000. For any serviced loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest and, if applicable, post-ARD excess interest) on the related serviced loan from the date such serviced loan becomes a corrected loan through and including the then related maturity date or anticipated repayment date; or in any case such higher rate as would result in a workout fee of $25,000 when applied to each expected payment of principal and interest (other than default interest and, if applicable, post-ARD excess interest) on the related serviced loan from the date such serviced loan becomes a corrected loan through and including the then related maturity date or anticipated repayment date.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced loan within 90 days of the maturity default.

Operating Advisor

Prior to the occurrence and continuance of a Control Termination Event, the operating advisor will review certain information on the certificate administrator’s website, and will have access to any final asset status report but will not have any consultation rights. After the occurrence and during the continuance of a Control Termination Event, the operating advisor will be entitled to consult with the applicable special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, in the case of a serviced whole loan, the related companion loan holder(s), as a collective whole, as if those certificateholders and, if applicable, such companion loan holder(s) constituted a single lender. However, the operating advisor has no rights or obligations with respect to the non-serviced whole loans.

The operating advisor will be subject to termination without cause if the holders of at least 15% of the voting rights of Non-Reduced Certificates vote to terminate and replace the operating advisor and such vote is approved by the holders of more than 50% of the voting rights of Non-Reduced Certificates that exercise their right to vote, provided that the holders of at least 50% of the voting rights of Non-Reduced Certificates have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement. In addition, if none of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class PEZ or Class D certificates are outstanding, then at the option of the Controlling Class Representative, all of the rights and obligations of the operating advisor under the pooling and servicing agreement (other than any rights or obligations that accrued prior to such termination, including the right to accrued and unpaid compensation and indemnification rights that arose out of events that occurred prior to such termination) will terminate without the payment of any termination fee, provided, however, that the operating advisor will continue to receive the operating advisor fee until the termination of the trust fund.

Deal Website

The certificate administrator will maintain a deal website including, but not limited to:

— all special notices delivered.

— summaries of final asset status reports.

— all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates.

— an “Investor Q&A Forum” and a voluntary investor registry.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

25

CERTAIN DEFINITIONS

■	“ADR”: Means, for any hospitality property, average daily rate.

■	“Appraised Value”: With respect to each mortgaged property, the most current appraised value of such property as determined by an appraisal of the mortgaged property and in accordance with MAI standards made not more than 4 months prior to the origination date of the related mortgage loan. The appraisals for certain of the mortgaged properties state an “as complete,” “as stabilized,” “as repaired,” “hypothetical,” “prospective as-is”, “value upon completion”, “as renovated” or similar value as well as an “as-is” value for such mortgaged properties assuming that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the mortgaged property. With respect to the Hammons Hotel Portfolio mortgage loan, the Appraised Value represents the aggregate “as-is” appraised value of $363,750,000 plus a $3,570,502 capital deduction related to franchise mandated capital improvements at the three related mortgaged properties for which the borrowers reserved $7,890,000 for the estimated mandatory and additional elective capital improvement costs. With respect to the Hyatt Place Texas Portfolio mortgage loan, the appraised value represents the appraiser’s aggregate “as complete” appraised value relating to PIPs at each of the respective mortgaged properties. For purposes of calculating the Maturity Date/ARD LTV Ratio for certain mortgage loans, the “as stabilized” value of the related mortgaged property is the applicable Appraised Value in this Term Sheet. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Free Writing Prospectus for a description of Maturity Date/ARD LTV Ratio.

■	“Borrower Sponsor”: The indirect owner, or one of the indirect owners, of the related borrower (in whole or in part) that may or may not have control of the related borrower. The Borrower Sponsor may be, but is not necessarily, the entity that acts as the guarantor of the non-recourse carveouts.

■	“FF&E”: Furniture, fixtures and equipment.

■	“GLA”: Gross leasable area.

■	“Hard Lockbox”: An account controlled by the lender into which the borrower is required to direct the tenants to pay rents directly. Hospitality properties, multifamily properties and manufactured housing community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related mortgaged property into the lockbox account controlled by the lender.

■	“MSA”: Metropolitan statistical area.

■	“Non-owned Anchor(s)”: Tenants that occupy space equal to or greater than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■	“Non-owned Junior Anchor(s)”: Tenants that occupy space equal to or greater than 10,000 SF at the related mortgaged property and less than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■	“Non-owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■	“Non-Reduced Certificates”: Each class of certificates (other than Class S, Class R or Class X certificates) (considering each of the Class A-S, Class B and Class C certificates, together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component, as a single “Class” for such purpose) that has an outstanding certificate principal amount as may be notionally reduced by any appraisal reduction amounts allocated to that class, equal to or greater than 25% of an amount equal to the initial certificate principal amount of that class of certificates minus all principal payments made on such class of certificates.

■	“Occupancy Cost”: With respect to any mortgaged property, total rental revenues divided by total sales.

■	“Owned Anchor(s)”: Tenants that lease space equal to or greater than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned GLA”: With respect to any particular mortgaged property, the GLA of the space that is owned by the related borrower and is part of the collateral.

■	“Owned Junior Anchor(s)”: Tenants that lease space equal to or greater than 10,000 SF and less than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

26

CERTAIN DEFINITIONS (continued)

■	“Owned Occupancy”: With respect to any particular mortgaged property, as of a certain date (or, in the case of a hospitality property, for a trailing 12-month period ending on a certain date), the percentage of net rentable square footage, available rooms, units or pads that are leased or rented (as applicable), solely with respect to the aggregate leased space, available rooms, units or pads in the property that is owned by the related borrower. In some cases Owned Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months after the Cut-off Date; assumptions regarding the execution of leases that are currently under negotiation and are expected to be executed; assumptions regarding the renewal of particular leases, the taking of additional space by tenants that have agreed to do so as described under “Description of the Mortgage Pool—Tenant Issues” in the Free Writing Prospectus to the extent material and/or assumptions regarding the re-leasing of certain space at the related mortgaged property; or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■	“Owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned Tenant(s)”: Tenants whose leased space at the related mortgaged property is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Rating Agency Confirmation”: With respect to any matter, confirmation in writing (which may be in electronic form) by the rating agencies engaged by the depositor that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, qualification or withdrawal of the then current rating assigned by that rating agency to any class of certificates (or, with respect to a matter that affects a serviced whole loan, any companion loan securities). However, such confirmation will be deemed received or not required in certain circumstances as further described in the Free Writing Prospectus. See “The Pooling and Servicing Agreement—Rating Agency Confirmations” in the Free Writing Prospectus.

■	“RevPAR”: With respect to any hospitality property, revenues per available room.

■	“SF”: Square feet.

■	“Soft Lockbox”: An account into which the related borrower is required to deposit or cause the property manager to deposit all rents collected. Hospitality properties, multifamily properties and manufactured housing community properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

■	“Soft Springing Lockbox”: An account into which the related borrower is required to deposit, or cause the property manager to deposit, all rents collected until the occurrence of an event of default or one or more specified trigger events under the loan documents, at which time the lockbox account converts to a Hard Lockbox.

■	“Springing Lockbox”: An account that is not currently in place, but the related loan documents require the imposition of a lockbox account upon the occurrence of an event of default or one or more specified trigger events under the loan documents.

■	“Total Occupancy”: With respect to any particular mortgaged property, as of a certain date (or, in the case of a hospitality property, for a trailing 12-month period ending on a certain date), the percentage of net rentable square footage, available rooms, units or pads that are leased or rented (as applicable), for the aggregate leased space, available rooms, units or pads at the property, including any space that is owned by the related borrower and is part of the collateral in addition to any space that is owned by the applicable tenant and not part of the collateral for the related mortgage loan. In some cases Total Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and / or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months after the Cut-off Date, assumptions regarding the execution of leases that are currently under negotiation and are expected to be executed, assumptions regarding the renewal of particular leases, the taking of additional space by tenants that have agreed to do so as described under “Description of the Mortgage Pool—Tenant Issues” in the Free Writing Prospectus to the extent material and / or the assumptions regarding re-leasing of certain space at the related mortgaged property; or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■	“TRIPRA”: The Terrorism Risk Insurance Program Reauthorization Act of 2015.

■	“TTM”: Trailing twelve months.

■	“Underwritten Expenses”: With respect to any mortgage loan or mortgaged property, an estimate of operating expenses, as determined by the related originator and generally derived from historical expenses at the mortgaged property(-ies), the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

27

CERTAIN DEFINITIONS (continued)

■	“Underwritten Net Cash Flow (NCF)”: With respect to any mortgage loan or mortgaged property, cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related originator has determined for tenant improvements and leasing commissions and / or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization.

■	“Underwritten Net Operating Income (NOI)”: With respect to any mortgage loan or mortgaged property, Underwritten Revenues less Underwritten Expenses, as both are determined by the related originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the mortgage loan adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed mortgaged properties, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and/or newly acquired mortgaged properties.

■	“Underwritten Revenues”: With respect to any mortgage loan or mortgaged property, an estimate of operating revenues, as determined by the related originator and generally derived from the rental revenue based on leases in place, leases that have been executed but the tenant is not yet paying rent, in certain cases leases that are being negotiated and are expected to be signed, in certain cases leases that provide for a tenant to take additional space as described under “Description of the Mortgage Pool—Tenant Issues” in the Free Writing Prospectus to the extent material, and in certain cases contractual rent increases generally within 15 months past the Cut-off Date (or, in the case of one mortgaged property, up to 48 months), in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the mortgaged property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related originator; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental, manufactured housing community and self storage properties, the related originator generally either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month period or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In certain cases, with respect to mortgaged properties with leases with rent increases during the term of the related mortgage loan, Underwritten Revenues were based on the weighted average rent over the term of the mortgage loan. In certain cases, the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

28

(THIS PAGE INTENTIONALLY LEFT BLANK)

29

ILLINOIS CENTER

illinois center

Navy Pier
illinois center
CHICAGO RIVER

illinois center

Slack
+ company

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

30

ILLINOIS CENTER

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

31

ILLINOIS CENTER

111 East Wacker

Floor	Tenants
32	Vacant Storage 1,898 SF
31	Bankers Life and Casualty 2,788 SF Exp. 8/23; Berglund Construction Company 105 SF Exp. 6/23; Fieldwork, Inc. 123 SF Exp. 1/26; Fujikawa Johnson Gobel 50 SF Exp. 12/17; Law Offices of Kameli 347 SF Exp. 12/18; Leadership Greater Chicago 50 SF Exp. 5/20; MediaTec Publishing, Inc. 687 SF Exp. 7/18; One Hope United 110 SF Exp. 9/15; State Boards of Nursing 1,000 SF Exp. 4/22; Stax, Inc. 100 SF Exp. 1/16; Taft Stettinius & Hollister 820 SF Exp. 5/25; Vacant (Storage) 6,789 SF
30	Discovery Communications 22,323 SF Exp. 12/17; Fujikawa Johnson Gobel Architects, Inc. 6,784 SF Exp. 12/17; New York Times Sales 5,134 SF Exp. 12/16
29	State Boards of Nursing 34,174 SF Exp. 4/22
28	Taft Stettinus & Hollister 34,189 SF Exp. 5/25
27	Taft Stettinus & Hollister 34,189 SF Exp. 5/25
26	Collins P. Whitfield & Assoc. 9,972 SF Exp. 5/26; RichRelevance, Inc. 2,519 SF Exp. 6/16; Innovative Systems Group, Inc. 2,063 SF Exp. 9/17; F & J Solutions, Inc. 1,655 SF Exp. 10/18; Lin Digital, LLC 3,242 SF Exp. 4/18; Siebert, Branford, Shank & Co. 2,828 SF Exp. 2/20; Dignitas Advisors, LLC 1,656 SF Exp. 10/17; Mason Avenue Investments, LLC 4,109 SF Exp. 5/18; Fitness Center 2,394 SF; Cohen Rosenson & Zuckerman 3,751 SF Exp. 10/18
25	Vacant (Office) 34,103 SF
24	Urban Retail Properties LLC 18,968 SF Exp. 8/20; Berglund Construction Company 7,296 SF Exp. 6/23; AvePoint Inc. 8,900 SF Exp. 7/17
23	Silliker, Inc. 33,164 SF Exp. 3/21
22	A&E Television Networks 9,306 SF Exp. 4/26; Korea Trade Center 5,779 SF Exp. 12/16; Vacant (Office) 18,127 SF
21	Bankers Life Casualty 33,681 SF Exp. 8/23
20	Bankers Life Casualty 33,681 SF Exp. 8/23
19	Bankers Life Casualty 33,681 SF Exp. 8/23
18	Bankers Life Casualty 33,681 SF Exp. 8/23
17	Service Employees Intern 28,885 SF Exp. 3/30; Vacant (Office) 4,796 SF
16	Zenith Media Services, Inc. 33,681 SF Exp. 7/19
15	Zenith Media Services, Inc. 33,087 SF Exp. 7/19
14	Live Nation Chicago, Inc. 19,124 SF Exp. 6/25; Reader's Digest Sales 4,108 SF Exp. 7/19; System Parking, Inc. 9,855 SF Exp. 4/17
13	Borovsky & Ehrlich, LLC. 10,779 SF Exp. 2/20; Stax Inc. 5,642 SF Exp. 1/16; Vacant (Office) 16,714 SF
12	MediaTec Publishing Inc. 9,057 SF Exp. 7/18; Leadership Greater Chicago 2,681 SF Exp. 5/20; The Government of Israel 1,954 SF Exp. 3/18; Hay Group Holdings, Inc. 10,599 SF Exp. 5/18; Adconion Direct, Inc. 4,967 SF Exp. 12/19; Vacant (Office) 4,647 SF
11	Vacant 32,902 SF
10	Vacant 32,902 SF
9	Mathematica Policy Research 18,683 SF Exp. 9/19; Quantum Crossings, LLC 8,377 SF Exp. 5/22; SMB Bradley Management, LLC 7,808 SF Exp. 5/23
8	Combined Insurance Company 33,068 SF Exp. 7/21
7	Combined Insurance Company 33,068 SF Exp. 7/21
6	Combined Insurance Company 33,068 SF Exp. 7/21
5	Teamwerks, Inc. 1,220 SF Exp. 9/15; NCS Pearson, Inc. 3,801 SF Exp. 6/18; Apex Consulting Engineers 4,105 SF Exp. 9/20; Law Offices of Kameli 7,941 SF Exp. 12/16; CIBT, Inc. 2,597 SF MTM; Vacant (Office) 13,405 SF
4	Abundant Venture Capital 14,826 SF Exp. 4/21; Vacant (Office) 18,242 SF
3	Abundant Venture Capital 14,82616,631 SF Exp. 4/21; Conference Center 3,914 SF; One Hope United 9,105 SF Exp. 9/15; Vacant (Office) 3,419 SF
2	Fieldwork, Inc. 16,041 SF Exp. 1/26; Vacant (Office) 17,027 SF
L	Lobby
Concourse	Adak of Illinois, LLC 10,000 SF Exp. 12/17; General Nutrition Corporation 1,276 SF Exp. 1/23; Vacant (Retail) 5,350 SF; One Illinois Center Dental 2,042 SF Exp. 7/16; Japan Food Express Co. 680 SF Exp. 8/21; FedEx Office & Print Services, Inc. 2,713 SF Exp. 6/18; Vacant 546 SF; Potbelly Sandwich Works, LLC 2,339 SF Exp. 10/16; Illinois Center Sopraffina 3,663 SF Exp. 4/17
Concourse	Bankers Life and Casualty 1,760 SF Exp. 1/17; Corporate America FCU 1,099 SF Exp. 12/20; System Parking, Inc. 847 SF Exp. 10/15; Hee Ju Chung 456 SF Exp. 5/19; Sun H. Ji 262 SF MTM; Golden Rose, Inc. 474 SF MTM; Romaine Empire, Inc. 17 SF Exp. 5/18; Soon Sill Ro 536 SF Exp. 1/18; Security 592 SF; Vacant (Storage) 155 SF

VACANT OCCUPIED

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

32

ILLINOIS CENTER

233 North Michigan Avenue

Floor	Tenant / Space
32	Vacant Storage 18,999 SF
31	Clear Channel Broadcasting 902 SF Exp. 7/24; Loebl Schlossman & Hackl, Inc. 218 SF Exp. 2/20; Slack & Company, LLC 300 SF MTM; Vacant Storage 15,995 SF; Young & Rubicam, Inc. 1,595 SF Exp. 11/18
30	Loebl Schlossman & Hackl, Inc. 12,637 SF Exp. 2/20; Slack & Company, LLC 21,871 SF Exp. 5/27
29	Burrell Communication Group 34,508 SF Exp. 12/23
28	Clear Channel Broadcasting 34,508 SF Exp. 7/24
27	Clear Channel Broadcasting 34,508 SF Exp. 7/24
26	Vacant (Office) 11,017 SF; Zones 23,491 SF Exp. 12/23
25	Vacant (Office) 34,499 SF
24	San Jose Group 11,594 SF Exp. 10/16; Tyree & D'Angelo 1,842 SF Exp. 9/18; Larry Gordon Agency, Inc. 5,591 SF Exp. 2/23; Screenvision Direct, Inc. 3,214 SF Exp. 11/16; Vacant (Office) 11,265 SF
23	Encore Event Technologies 2,786 SF Exp. 3/17; RADA Architects, Ltd. 3,233 SF Exp. 6/21; American College of Psychi. 2,100 SF Exp. 2/26; CBRE, Inc. 4,396 SF Exp. 9/19; Associated Luxury Hotels Int. 4,271 SF Exp. 4/16; Dial Communications Global 1,532 SF Exp. 8/17; Tower Media Advertising 4,126 SF Exp. 11/18; Conference Center 1,307 SF; Fitness Center 3,868 SF; Vacant (Office) 5,578 SF
22	Vacant 34,993 SF
21	American Health Information 34,110 SF Exp. 10/24
20	World Book, Inc. 34,088 SF Exp. 1/16
19	Prime Administration, LLC 4,785 SF Exp. 1/22; Interactive Media Holdings 7,196 SF Exp. 11/17; Northwest Comprehensive, Inc. 1,358 SF Exp. 7/17; Arrow Strategies, LLC 3,520 SF Exp. 9/16; Vacant (Office) 17,896 SF
18	American City Business Journal 3,328 SF Exp. 12/18; New Media News, LLC 7,261 SF Exp. 11/18; American Health Information 670 SF Exp. 10/24; DCI Marketing, Inc. 8,228 SF Exp. 10/20; Vacant (Office) 14,395 SF
17	BrightEdge Technologies, Inc. 6,515 SF Exp. 1/16; Sowlat Engineers, P.C. 2,506 SF Exp. 2/24; Finncialforce.com 4,782 SF Exp. 6/18; Music and Dance Theater 6,572 SF Exp. 1/16; New Media News, LLC 108 SF MTM; Teamwork Management, Inc. 1,258 SF Exp. 3/16; Office of Experience, LLC 3,758 SF Exp. 7/20; Vacant (Office) 8,703 SF
16	Young & Rubicam Inc. 34,088 SF Exp. 11/18
15	Young & Rubicam Inc. 33,609 SF Exp. 11/18
14	Vacant (Office) 33,609 SF
13	GSA - Dept. of Health & Human 33,609 SF Exp. 11/20
12	Vacant (Office) 33,617 SF
11	AOL 19,457 SF Exp. 11/17; Vacant (Office) 14,057 SF
10	Vacant (Office) 34,514 SF
9	Vacant (Office) 34,514 SF
8	ADS Alliance Data System 7,277 SF Exp. 5/17; Dooh Mall Media LLC 7,267 SF Exp. 4/18; Vacant (Office) 18,970 SF
7	GSA - Dept. of Health & Human 28,148 SF Exp. 11/20; Vacant 5,274 SF
6	GSA - Dept. of Health & Human 33,422 SF Exp. 11/20
5	GSA - Dept. of Health & Human 33,422 SF Exp. 11/20
4	GSA - Dept. of Health & Human 21,836 SF Exp. 11/20; Vacant (Office) 11,578 SF
3	Katz Communications, Inc. 33,422 SF Exp. 7/24
2	GSA - Dept. of Health & Human 33,505 SF Exp. 11/20
L	Lobby
Concourse	Vacant (Retail) 10,923 SF; Citibank 5,540 SF Exp. 7/23; McDonald's Corporation 3,718 SF Exp. 12/25; Anna George Ltd. 3,642 SF Exp. 12/15; Clear Channel Broadcasting 3,435 SF Exp. 7/24
Concourse	Security 2,916 SF; COSI, Inc. 2,620 SF Exp. 11/22; Hannah's Bretzel 2,292 SF Exp. 4/17; Halsted Street Deli, LLC 2,168 SF Exp. 7/18; Energized Foods 2,154 SF Exp. 4/25; BBS, LLC 1,709 SF Exp. 1/16; T Distribution, Inc. 1,685 SF Exp. 4/17; Union Foods, Inc. 1,503 SF Exp. 5/16; Froyo Chicago Corporation 1,105 SF Exp. 6/21
Concourse	Subway Real Estate 1,077 SF Exp. 4/19; Non Rentable Space 1,008 SF; Vacant (Storage) 875 SF; Miltema, Inc. 656 SF Exp. 5/16; Tobmar International, Inc 655 SF Exp. 5/21; Parkway Realty Services 600 SF MTM; Hey Sushi Express & Catering 472 SF MTM; Mail Center 218 SF; Larry Gordon Agency, Inc. 164 SF Exp. 2/23; BBS, LLC 150 SF Exp. 1/16; Anna George Ltd. 126 SF MTM; Arthur and Kathleen Alekno 100 SF Exp. 5/16

VACANT | OCCUPIED

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

33

ILLINOIS CENTER

Chicago
Lake Michigan
IL
IN
STREETERVILLE
RIVER NORTH DISTRICT
111 East Wacker Drive
111 East Upper Wacker Drive
Chicago, IL 60601
233 North Michigan Avenue
233 North Michigan Avenue
Chicago, IL 60601
CHICAGO LOOP
LAKESHORE EAST
Chicago
Grant Park
Millennium Park
Illinois Center Portfolio
CARTIFACT

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

34

ILLINOIS CENTER

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	2	Loan Seller		CGMRC
Location (City/State)	Chicago, Illinois	Cut-off Date Principal Balance(3)		$100,000,000
Property Type	Office	Cut-off Date Principal Balance per SF(1)		$124.29
Size (SF)	2,091,889	Percentage of Initial Pool Balance		11.8%
Total Occupancy as of 6/29/2015	72.3%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/29/2015	72.3%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / 2011-2014	Mortgage Rate		4.4950%
Appraised Value	$390,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Term (Months)		60
Underwritten Revenues	$53,299,974
Underwritten Expenses	$29,752,726		Escrows
Underwritten Net Operating Income (NOI)	$23,547,248		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$21,333,686	Taxes	$1,922,899	$961,450
Cut-off Date LTV Ratio(1)	66.7%	Insurance	$0	$0
Maturity Date LTV Ratio(1)(2)	50.6%	Replacement Reserve	$0	$34,865
DSCR Based on Underwritten NOI / NCF(1)	1.49x / 1.35x	TI/LC(4)	$12,500,000	$0
Debt Yield Based on Underwritten NOI / NCF(1)	9.1% / 8.2%	Other(5)	$18,182,623	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$260,000,000	62.7%	Purchase Price	$376,000,000	90.6%
Principal’s Equity Contribution	139,713,237	33.7	Reserves	32,605,522	7.9
Other Sources	15,081,343	3.6	Closing Costs	6,189,058	1.5

Total Sources	$414,794,580	100.0%	Total Uses	$414,794,580	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the Illinois Center Whole Loan.
(2)	The Maturity Date LTV Ratio is calculated based on “as stabilized” appraised value of $470,000,000 as of July 1, 2017. The Maturity Date LTV Ratio calculated based on “as-is” appraised value is 61.0%. See “—Appraisal” below.
(3)	The Illinois Center Loan, with an outstanding principal balance as of the Cut-off Date of $100,000,000, is evidenced by the non-controlling note A-2, and is part of the $260,000,000 Illinois Center Whole Loan, which is evidenced by three pari passu notes. The companion loans are evidenced by (i) the controlling note A-1, with an outstanding principal balance as of the Cut-off Date of $100,000,000, which was contributed to the CGCMT 2015-GC33 securitization transaction and (ii) the non-controlling note A-3, with an outstanding principal balance as of the Cut-off Date of $60,000,000, which is expected to be contributed to a future securitization transaction. See “— The Mortgage Loan” below.
(4)	Subject to reduction and cap upon certain conditions. See “—Escrows” below.
(5)	Other upfront reserves represent rent concessions of $9,522,058, unfunded obligations of $7,841,315 and deferred maintenance of $819,250 for façade repairs. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Illinois Center Loan”) is part of a whole loan (the “Illinois Center Whole Loan”) evidenced by three pari passu notes that are together secured by a first mortgage encumbering the borrowers’ fee simple interest in two adjacent office buildings with ground floor retail in Chicago, Illinois (the “Illinois Center Property”). The Illinois Center Loan, which is evidenced by note A-2 and represents a non-controlling interest in the Illinois Center Whole Loan, has an outstanding principal balance as of the Cut-off Date of $100,000,000 and represents approximately 11.8% of the Initial Pool Balance. The related companion loans (the “Illinois Center Companion Loans”), which are evidenced by notes A-1 (controlling interest in the Illinois Center Whole Loan) and A-3 (non-controlling interest in the Illinois Center Whole Loan) have an aggregate outstanding principal balance as of the Cut-off Date of $160,000,000. The $100,000,000 note A-1 was securitized in the CGCMT 2015-GC33 securitization transaction and the $60,000,000 note A-3 is expected to be contributed to a future securitization transaction. The Illinois Center Whole Loan was originated by Citigroup Global Markets Realty Corp. on August 4, 2015. The Illinois Center Whole Loan has an outstanding principal balance as of the Cut-off Date of $260,000,000 and accrues interest at an interest rate of 4.4950% per annum. The proceeds of the Illinois Center Whole Loan were used to acquire the Illinois Center Property, pay origination costs and fund reserves.

The Illinois Center Loan had an initial term of 120 months, and has a remaining term as of the Cut-off Date of 118 months. The Illinois Center Loan requires interest only payments on each due date through and including the due date occurring in August 2020 and thereafter requires payments of interest and principal based on a 30-year amortization schedule. The scheduled maturity date of the Illinois Center Loan is the due date in August 2025. Voluntary prepayment of the Illinois Center Loan without payment of any prepayment premium is permitted on or after the due date in April 2025. Provided no event of default under the Illinois Center Loan documents has occurred and is continuing, at any time prior to the maturity date and after the earlier to occur of (i) the second anniversary of the closing date of the securitization into which the last piece of the Illinois Center Whole Loan is deposited and (ii) the third anniversary of the origination of the Illinois Center Whole Loan, the Illinois Center Loan

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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ILLINOIS CENTER

may be defeased with certain direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under the Illinois Center Loan documents.

■	The Mortgaged Property. The Illinois Center Property consists of two adjoining Class A office towers that comprise part of the Illinois Center complex: 111 East Wacker, consisting of 1,018,462 SF and constructed in 1969, and 233 North Michigan Avenue, consisting of 1,073,427 SF and constructed in 1972. Both buildings underwent renovations between 2011 and 2014. The buildings are connected by a main concourse area at the second level, along with a lower-level pedestrian concourse and four levels of subterranean parking which contains 872 parking spaces for a parking ratio of 0.41. The typical floor plate is approximately 34,000 SF. Total Occupancy and Owned Occupancy at the Illinois Center Property were both 72.3% as of June 29, 2015.

The following table presents certain information relating to the major tenants at the Illinois Center Property:

Tenant Name	Tenant Description	Renewal/Extension Options
General Services Administration

General Services Administration leases the space on behalf of the U.S. Department of Health and Human Services (“HHS”). HHS provides for effective health and human services and fosters advances in medicine, public health, and social services. The Region 5 division serves state and local organizations in Illinois, Indiana, Michigan, Minnesota, Ohio, and Wisconsin. According to the 2014 Summary of Performance and Financial Information, HHS reported total assets of $482.3 billion and a net position of $358.2 billion.

NA

Bankers Life and Casualty	Founded in 1879, Bankers Life and Casualty (“Bankers Life”) provides life and health insurance products for Americans who are near or in retirement. With over 300 offices nationwide, Bankers Life serves over 1.4 million customers. Bankers Life is a part of CNO Financial Group which reported financials for Calendar Year End (“CYE”) 2014 with total assets of $31.2 billion and a net income of $51.4 million, which can be compared to financials for CYE 2013 with total assets of $34.8 billion and a net income of $478 million.	2, 5-year options

Combined Insurance Company

Combined Insurance Company specializes in supplemental insurance and offers products in North America, Europe, and Asia. The company was founded in 1922 and sold to current owner ACE Limited (NYSE: ACE) in 2008. ACE Limited is the parent company of ACE Group, a multiline property and casualty insurer with operations in 54 countries. ACE Limited reported financials for CYE 2014 with total assets of $98.2 billion and a net income of $2.9 billion, which can be compared to CYE 2013 with total assets of $94.5 billion and a net income of $3.8 billion.

2, 5-year options

Clear Channel Broadcasting	IHeartMedia, Inc. (OTCBB: IHRT), formerly known as Clear Channel Broadcasting, owns and operates 858 broadcast radio stations and the industry-leading iHeartRadio digital service, serving more than 245 million monthly listeners.	1, 5-year option

Young & Rubicam, Inc.	Young & Rubicam, Inc. (“Y&R”) is a marketing and communications company specializing in advertising, digital and social media, sales promotion, direct marketing and brand identity consulting.	1, 5-year option

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The following table presents certain information relating to the major tenants at the Illinois Center Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
General Services Administration	NR / Aaa / NR	184,042	8.8%	$5,109,580	16.6%	$27.76	11/30/2020	NA
Bankers Life and Casualty(2)	BB+ / Ba1 / BB+	139,252	6.7	2,710,612	8.8	19.47	8/31/2023	2, 5-year options
Combined Insurance Company(3)	NR / NR / NR	99,204	4.7	1,717,364	5.6	17.31	7/14/2021	2, 5-year options
Clear Channel Broadcasting	NR / NR / NR	73,353	3.5	1,441,860	4.7	19.66	7/31/2024	1, 5-year option
Young & Rubicam, Inc.	BBB+ / NR / BBB	69,292	3.3	1,323,477	4.3	19.10	11/30/2018	1, 5-year option
Zenith Media Services, Inc.(4)	NR / Baa2 / BBB+	66,768	3.2	1,300,036	4.2	19.47	7/31/2019	1, 5-year option
Taft Stettinius & Hollister	NR / NR / NR	69,298	3.3	1,175,690	3.8	16.97	5/31/2025	1, 5-year option
American Health Information	NR / NR / NR	34,780	1.7	702,904	2.3	20.21	10/31/2024	1, 5-year option
Burrell Communications Group(5)	NR / NR / NR	34,508	1.6	690,160	2.2	20.00	12/31/2023	NA
State Boards of Nursing	NR / NR / NR	35,174	1.7	666,036	2.2	18.94	4/30/2022	1, 5-year option
Ten Largest Tenants		805,671	38.5%	$16,837,718	54.7%	$20.90
Remaining Tenants		707,060	33.8	13,949,676	45.3	19.73
Vacant		579,158	27.7	0	0.0	0.00
Total / Wtd. Avg. All Tenants		2,091,889	100.0%	$30,787,394	100.0%	$20.35

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Bankers Life and Casualty has the right to reduce its premises by 16,500 to 17,500 SF on August 31, 2019.
(3)	Combined Insurance Company has a contraction right to reduce its premises by 20,000 SF on July 14, 2017 with between 14 to 18 months’ notice and payment of a contraction fee. The tenant also has an option to terminate its lease on July 14, 2018 with at least 12 months’ notice and payment of a termination fee.
(4)	Zenith Media Services, Inc. has an option to terminate its lease on January 31, 2017 with 12 months’ notice.
(5)	Burrell Communications Group has an option to terminate its lease on December 31, 2021 with 12 months’ notice.

The following table presents the lease rollover schedule at the Illinois Center Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM(2)	20,938	1.0%	1.0%	$126,257	0.4%	$6.03	16
2015	16,165	0.8	1.8%	393,569	1.3	24.35	5
2016	118,800	5.7	7.5%	2,345,795	7.6	19.75	23
2017	108,617	5.2	12.6%	2,312,555	7.5	21.29	19
2018	129,786	6.2	18.8%	2,620,885	8.5	20.19	19
2019	100,655	4.8	23.7%	1,918,218	6.2	19.06	7
2020	249,393	11.9	35.6%	6,232,832	20.2	24.99	10
2021	169,498	8.1	43.7%	3,073,096	10.0	18.13	7
2022	48,956	2.3	46.0%	1,044,309	3.4	21.33	4
2023	223,270	10.7	56.7%	4,626,316	15.0	20.72	8
2024	144,061	6.9	63.6%	2,761,571	9.0	19.17	4
2025	94,294	4.5	68.1%	1,783,062	5.8	18.91	4
2026 & Thereafter	88,298	4.2	72.3%	1,548,929	5.0	17.54	6
Vacant	579,158	27.7	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	2,091,889	100.0%		$30,787,394	100.0%	$20.35	132

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	Approximately 16,599 SF of the month-to-month space represents non-rentable space at the Illinois Center Property. Such space is currently utilized as a conference center, fitness center and security and management office and does not contribute any rental income.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The following table presents certain information relating to historical leasing at the Illinois Center Property:

Historical Leased %(1)

	2010(2)	2011(2)	2012(2)	2013(2)	2014(2)	As of 6/29/2015
Owned Space	84.0%	90.9%	82.9%	74.9%	73.6%	72.3%

(1)	As provided by the borrowers and which reflects average occupancy for the specified year unless otherwise indicated.
(2)	The Illinois Center Property was remeasured in 2013/2014 resulting in increased total rentable square footage. Historical occupancy figures are based on total square footage of 2,026,835 for all years prior to 2015.

The following table presents certain information relating to the historical average annual rent per SF at the Illinois Center Property:

Historical Average Base Rent per SF(1)

	2013	2014	TTM 6/30/2015
Base Rent per SF (Triple Net Basis)	$17.06	$17.38	$15.11

(1)	Base Rent per SF calculation is based on borrower-provided rental figures and total square footage of 2,026,835 for years 2013 and 2014. The Illinois Center Property was acquired by the borrowers in 2015, and operating statements for years prior to 2013 were not provided.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Illinois Center Property:

Cash Flow Analysis(1)

	2013	2014	TTM 6/30/2015(2) (3)	Underwritten(2)	Underwritten $ per SF
Base Rent	$25,897,606	$23,366,087	$22,853,746	$29,093,671	$19.23
Contractual Rent Steps(4)	0	0	0	1,693,723	1.12
Gross Up Vacancy	0	0	0	18,079,522	11.95
Total Rent	$25,897,606	$23,366,087	$22,853,746	$48,866,916	$32.30
Total Reimbursables	16,224,217	14,398,844	15,954,033	16,694,403	11.04
Parking Income	4,572,178	4,840,830	4,925,213	4,925,213	3.26
Other Income(5)	860,193	846,936	892,964	892,964	0.59
Vacancy & Credit Loss	(70,052)	(256,544)	(683,173)	(18,079,522)	(11.95)
Effective Gross Income	$47,484,142	$43,196,152	$43,942,782	$53,299,974	$35.23

Real Estate Taxes	$12,058,223	$10,971,204	$10,893,219	$11,309,640	$7.48
Insurance	392,576	340,584	283,298	523,401	0.35
Management Fee	1,290,956	1,174,443	1,148,016	1,000,000	0.66
Other Operating Expenses	14,699,244	16,364,606	16,765,036	16,919,685	11.18
Total Operating Expenses	$28,440,999	$28,850,838	$29,089,569	$29,752,726	$19.67

Net Operating Income	$19,043,143	$14,345,314	$14,853,213	$23,547,248	$15.57
TI/LC	0	0	0	1,795,184	1.19
Replacement Reserves	0	0	0	418,378	0.28
Net Cash Flow	$19,043,143	$14,345,314	$14,853,213	$21,333,686	$14.10

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	The increase between TTM 6/30/2015 and Underwritten Effective Gross Income is primarily due to an increase in Base Rent and Total Reimbursements from new leases signed during the first half of 2015 and Contractual Rent Steps.
(3)	The Net Operating Income for the period beginning on January 1, 2015 and ending on June 30, 2015 was $9,694,657.
(4)	Contractual Rent Steps are underwritten based upon the actual scheduled rent increases on August 1, 2016 for 111 East Wacker and on December 1, 2016 for 233 North Michigan Avenue.
(5)	Other income includes other services income, design directory income, miscellaneous license agreements, and miscellaneous income.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Appraisal. According to the appraisal, the Illinois Center Property had an “as-is” appraised value of $390,000,000 as of June 24, 2015 and an “as stabilized” appraised value of $470,000,000 as of July 1, 2017 based on an assumed stabilized occupancy rate of 89.0%.

■	Environmental Matters. Based on the Phase I environmental report dated August 4, 2015, there were no recommendations for further action for the Illinois Center Property other than the continuation of an operations and maintenance plan for asbestos specifically for the 111 East Wacker property, which was in place at origination of the Illinois Center Loan.

■	Market Overview and Competition. The Illinois Center Property is located between North Michigan and Stetson avenues on East Wacker in Chicago’s Central Business District. Land uses in the immediate area west of Michigan Avenue primarily consist of a mixture of mid- to high-rise commercial office and retail properties, hotels, and government facilities. Millennium and Grant Parks, as well as the Art Institute of Chicago are located to the east of the Illinois Center Property on Michigan Avenue. The Chicago Transit Authority elevated tracks are situated just one block west of the Illinois Center Property at Randolph Street and Wabash Avenue. The Illinois Center Property is also three blocks north of Congress Parkway, which becomes Interstate 290, and one mile east of Interstate 90/94. According to the appraisal, the 2015 population within the 0.25-, 0.5-, and 1.0-mile radii are 5,041, 29,355, and 73,280, respectively. The 2015 estimated average household income within the 0.25-, 0.5-, and 1.0-mile radii are $121,665, $123,924 and $124,390, respectively.

The Illinois Center Property is part of the East Loop submarket which is generally bounded by the Chicago River along the north and west, Lake Michigan on the east and Congress Parkway on the south. Per the appraiser, the East Loop submarket is comprised of 22 million SF with a current vacancy of 15.8% and average gross asking rent of $33.57 per SF as of the first quarter of 2015. There is no new office construction specific to the East Loop underway or proposed.

The appraiser has identified five office lease comparables which have occupancy rates between 61% to 99% and quoted base rent of $16.00 to $26.00 per SF. The appraiser concluded a base rental rate of between $17.00 to $19.00 per SF for the office space, $55.00 and $80.00 per SF for the retail space at the 111 East Wacker property and the 233 North Michigan Avenue property, respectively, and $15.00 per SF for storage space. The appraiser also concluded a stabilized vacancy rate of 11% for the Illinois Center Property.

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the Illinois Center Property:

Office Lease Comparables(1)

	Illinois Center Property	One & Two Prudential Plaza	Aon Center	Borg Warner Building	Three Illinois Center	200 North LaSalle
Address	111 E. Wacker Drive & 233 North Michigan Avenue	130 East Randolph Street & 180 North Stetson Avenue	200 E. Randolph Street	200 South Michigan Avenue	303 E. Wacker Drive	200 North LaSalle Street
Year Built / Renovated	1969, 1972 / 2011-2014	1955 / NAP	1972 / NAP	1957 / NAP	1979 / NAP	1984 / NAP
Total GLA	2,091,889	2,194,385	2,577,318	358,802	859,187	645,170
Occupancy %	72%	65%	83%	88%	61%	99%
Quoted Base Rent	-	$18.00 - $26.00	$18.00 - $22.00	$16.00 - $18.00	$17.00 - 22.00	$18.00 - $20.00
Expense Basis		Triple Net	Triple Net	Triple Net	Triple Net	Triple Net

(1)	Source: Appraisal.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	The Borrowers. The borrowers are IC 233 Building Company LLC and IC 111 Building Company LLC, two single-purpose, single-asset Delaware limited liability companies. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Illinois Center Whole Loan. The guarantor of the non-recourse carveouts is Michael Karfunkel.

Michael Karfunkel founded AmTrust Realty Corp. in 1993. AmTrust Realty Corp. owns eight million SF of commercial real estate including 59 Maiden Lane and 250 Broadway in downtown Manhattan, 303 South Broadway in Tarrytown, NY, AXA Towers in Syracuse, NY, 135 South LaSalle, 33 West Monroe, and 1 East Wacker Drive in Chicago, and Fifth Third Center in Toledo, OH.

■	Escrows. On the origination date of the Illinois Center Loan, the borrowers funded a reserve of (i) $1,922,899 for real estate taxes, (ii) $12,500,000 for tenant improvements and leasing commissions, (iii) $9,522,058 representing the amount of future rent credits or abatements under leases at the Illinois Center Property in place as of the origination date, (iv) $7,841,315 for unfunded tenant improvement and leasing commission obligations under leases at the Illinois Center Property in place as of the origination date, and (v) $819,250 for deferred maintenance.

On each due date, the borrowers are required to pay to the lender (i) one-twelfth of the taxes that the lender estimates will be payable over the then succeeding 12-month period, (ii) at the option of the lender, if the liability or casualty policy maintained by the borrowers does not constitute an approved blanket or umbrella insurance policy under the Illinois Center Loan documents, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period, (iii) a tenant improvements and leasing commissions reserve (the “Leasing Reserve”) subject to suspension and/or reduction as set forth below, and (iv) a replacement reserve in the amount of $34,865.

The borrowers are not required to make a monthly Leasing Reserve payment unless the Leasing Reserve account falls below a minimum balance (initially, $7,500,000), after which the borrowers must pay the Leasing Reserve monthly payment until the Leasing Reserve equals or exceeds the Leasing Reserve cap (initially, $15,000,000). If the Illinois Center Property achieves a debt yield of 10% (as determined by the lender in its reasonable discretion) for two consecutive calendar quarters, the Leasing Reserve cap will be reduced to $6,000,000 and the minimum balance will be reduced to $2,500,000. If for two consecutive calendar quarters (i) the Illinois Center Property achieves a debt yield of 13% (as determined by the lender in its reasonable discretion) and (ii) the physical occupancy rate for the Illinois Center Property equals or exceeds 95%, the Leasing Reserve cap will be reduced to $2,500,000, the minimum balance will be reduced to $0, and the Leasing Reserve monthly deposit amount will be reduced to $87,162.

■	Lockbox and Cash Management. The Illinois Center Loan documents require a hard lockbox with springing cash management. The Illinois Center Loan documents require the borrowers to direct all tenants to pay rent directly to a lender-controlled lockbox account and require that all other money received by the borrowers with respect to the Illinois Center Property be promptly deposited into such lockbox account following receipt. So long as an Illinois Center Trigger Period is not in effect, all funds in the lockbox account are required to be swept and remitted on each business day to the borrowers’ operating account. During the continuance of an Illinois Center Trigger Period, all funds in the lockbox account are required to be transferred on each business day to a lender-controlled cash management account, and if no event of default under the Illinois Center Loan documents is continuing, applied to pay debt service and operating expenses of the Illinois Center Property and to fund required reserves in accordance with the Illinois Center Loan documents. After the foregoing disbursements are made and so long as an Illinois Center Trigger Period is continuing, all excess cash is trapped in an excess cash account and held as additional collateral for the Illinois Center Whole Loan. During the continuance of an event of default under the Illinois Center Loan documents, the lender may apply any funds in the cash management account to amounts payable under the Illinois Center Whole Loan and/or toward the payment of expenses of the Illinois Center Property, in such order of priority as the lender may determine.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

40

ILLINOIS CENTER

An “Illinois Center Trigger Period” means a period (i) commencing upon the occurrence of an event of default under the Illinois Center Loan documents and continuing until the same is cured, or (ii) commencing on the date that the trailing 12-month debt service coverage ratio is less than 1.15x and continuing until the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters.

■	Property Management. The Illinois Center Property is currently managed by AmTrust Realty Corp., an affiliate of the borrowers. Under the Illinois Center Loan documents, the Illinois Center Property may not be managed by any party other than AmTrust Realty Corp.; provided, however, that so long as no event of default under the Illinois Center Loan documents exists, the borrowers can replace AmTrust Realty Corp. with a property manager upon notice to the lender, provided that (i) the replacement would not cause a termination right, right of first refusal, first offer or any other similar right or cause any termination fees to be due or cause a material adverse effect to occur under any reciprocal easement agreement or certain other documents affecting the Illinois Center Property, (ii) the replacement property manager meets certain criteria and is reasonably approved by the lender in writing, or is otherwise approved by the lender in writing (which approval may be conditioned upon receipt of a rating agency confirmation) and (iii) if such property manager is an affiliate of the borrowers, a new non-consolidation opinion is provided from the borrowers’ counsel. The lender has the right to terminate the management agreement and replace the property manager or require that the borrowers terminate the management agreement and replace the property manager if (a) the property manager becomes a debtor in (i) any involuntary bankruptcy or insolvency proceeding that is not dismissed within 90 days of the filing thereof or (ii) any voluntary bankruptcy or insolvency proceeding, (b) there exists an Illinois Center Trigger Period, (c) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds or (d) there exists a default by the property manager beyond all applicable notice and cure periods under the management agreement.

Parking at the Illinois Center Property is managed by System Parking, Inc., and the borrowers have the right to replace the parking manager upon notice to the lender provided that (i) no event of default has occurred and is continuing under the Illinois Center Loan documents, (ii) the borrowers deliver an officer’s certificate certifying that the replacement would not cause a termination right, right of first refusal, first offer or any other similar right or cause any termination fees to be due or cause a material adverse effect to occur under any reciprocal easement agreement or certain other Illinois Center Loan documents, and (iii) the replacement parking manager is one of certain specified parking managers and the replacement parking management agreement meets certain terms.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Illinois Center Property (plus 18 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering the 6 months following restoration). See “Risk Factors—Terrorism Insurance May Be Unavailable or Insufficient” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

41

750 LEXINGTON AVENUE

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

42

750 LEXINGTON AVENUE

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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750 LEXINGTON AVENUE

CARTIFACT
750 Lexington Avenue
750 Lexington Avenue
New York, NY 10022
LENOX HILL
MIDTOWN NORTH
5TH AVENUE
MADISON AVENUE
PARK AVENUE
LEXINGTON AVENUE
THIRD AVENUE
SECOND AVENUE
E 65TH STREET
E 64TH STREET
E 63RD STREET
E 62ND STREET
E 61ST STREET
E 60TH STREET
E 59TH STREET
E 58TH STREET
E 57TH STREET
E 56TH STREET
E 55TH STREET
E 54TH STREET
E 53RD STREET
E 52ND STREET
E 51ST STREET
Bloomingdale's
One Beacon Court
Bloomberg HQ
Apple
General Motors Bldg
Fao Schwarz
625 Madison
D & D Bldg
745 Fifth
600 Madison
Four Seasons
Architects & Designers
Tiffany
Nike
IBM Bldg
Trump Tower
575 Madison
252 E 57th
High School Of Art And Design
717 Fifth
Sony Building
Coca-Cola Building
555 Madison
Park Ave Tower
Tower 56
919 Third
Gucci
520 Madison
Lever House
399 Park
Citigroup Center
Park Ave Plaza
Seagram Bldg
Olympic Tower
488 Madison
477 Madison
350 Park
345 Park
Grolier Building
Saint Patrick's Cathedral
New York Palace
General Electric Building
Doubletree Metropolitan
UPPER EAST SIDE
UPPER WEST SIDE
WEST NEW YORK
Metropolitan Museum of Art
ASTORIA
Central Park
LONG ISLAND CITY
Carnegie Hall
Rockefeller Center
Times Square
United Nations
MIDTOWN
Madison Sq Garden
Empire State Building
New York
MANHATTAN
HOBOKEN
NYU
SOHO
JERSEY CITY
FINANCIAL DISTRICT
BROOKLYN

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

44

750 LEXINGTON AVENUE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	New York, New York	Cut-off Date Principal Balance(2)		$84,500,000
Property Type	Mixed Use	Cut-off Date Principal Balance per SF(1)		$340.09
Size (SF)	382,256	Percentage of Initial Pool Balance		9.96%
Total Occupancy as of 5/1/2015	100.0%	Number of Related Mortgage Loans(3)		2
Owned Occupancy as of 5/1/2015	100.0%	Type of Security		Fee Simple / Leasehold
Year Built / Latest Renovation	1986 / NAP	Mortgage Rate		4.5500%
Appraised Value	$300,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Term (Months)		60
Underwritten Revenues	$30,029,402
Underwritten Expenses	$17,373,051		Escrows
Underwritten Net Operating Income (NOI)	$12,656,351		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$11,781,648	Taxes	$2,724,550	$544,910
Cut-off Date LTV Ratio(1)	43.3%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	39.7%	Replacement Reserve	$0	$6,371
DSCR Based on Underwritten NOI / NCF(1)	1.59x / 1.48x	TI/LC(4)	$0	$32,232
Debt Yield Based on Underwritten NOI / NCF(1)	9.7% / 9.1%	Other(5)	$8,446,960	$348,480

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$130,000,000	99.9%	Loan Payoff	$71,547,059	55.0%
Other Sources	115,000	0.1	Principal Equity Distribution	44,336,230	34.1
			Reserves	11,171,510	8.6
			Closing Costs	2,616,056	2.0
			Other Uses	444,144	0.3
Total Sources	$130,115,000	100.0%	Total Uses	$130,115,000	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the 750 Lexington Avenue Whole Loan.
(2)	The 750 Lexington Avenue Loan, with an outstanding principal balance as of the Cut-off Date of $84,500,000, is evidenced by the controlling note A-1, and is part of the $130,000,000 750 Lexington Avenue Whole Loan, which is evidenced by two pari passu notes. The companion loan, evidenced by the non-controlling note A-2 which has an outstanding principal balance as of the Cut-off Date of $45,500,000, is expected to be contributed to a future securitization transaction. See “— The Mortgage Loan” below.
(3)	The indirect owner of the borrower is also the indirect owner of the borrower for the 222 East 59th Street Loan.
(4)	The TI/LC Reserve is subject to a $1,933,920 cap (with replenishment).
(5)	Other upfront reserves represent tenant improvement and leasing commission reserve of $7,750,000 associated with the Lock Lorde space, and a ground rent reserve of $696,960. Other monthly reserve represents 1/12th of the borrower’s annual ground rent payments. See “—Escrows” below.
■	The Mortgage Loan. The mortgage loan (the “750 Lexington Avenue Loan”) is part of a whole loan (the “750 Lexington Avenue Whole Loan”) evidenced by two pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple and leasehold interests in a 31-story office and retail building located in Midtown Manhattan, New York (the “750 Lexington Avenue Property”). The 750 Lexington Avenue Loan, which is evidenced by note A-1 and represents a controlling interest in the 750 Lexington Avenue Whole Loan, had an original principal balance of $84,500,000, has an outstanding principal balance as of the Cut-off Date of $84,500,000 and represents approximately 9.96% of the Initial Pool Balance. The related companion loan (the “750 Lexington Avenue Companion Loan”), which is evidenced by note A-2 (the non-controlling interest in the 750 Lexington Avenue Whole Loan) had an original principal balance of $45,500,000, has an outstanding principal balance as of the Cut-off Date of $45,500,000, is currently held by Citigroup Global Markets Realty Corp. and is expected to be contributed to a future securitization transaction. The 750 Lexington Avenue Whole Loan was originated by Citigroup Global Markets Realty Corp. on September 10, 2015. The 750 Lexington Avenue Whole Loan had an original principal balance of $130,000,000, has an outstanding principal balance as of the Cut-off Date of $130,000,000 and accrues interest at an interest rate of 4.5500% per annum. The proceeds of the 750 Lexington Avenue Whole Loan were primarily used to refinance the 750 Lexington Avenue Property, pay origination costs and fund reserves.

The 750 Lexington Avenue Loan had an initial term of 120 months, and has a remaining term as of the Cut-off Date of 120 months. The 750 Lexington Avenue Loan requires interest only payments on each due date through and including the due date occurring in October 2020 and thereafter requires payments of interest and principal based on a 30-year amortization schedule. The scheduled maturity date of the 750 Lexington Avenue Loan is the due date in October 2025. Voluntary prepayment of the 750 Lexington Avenue Loan without payment of any prepayment premium is permitted on or after the due date in July 2025. Provided no event of default under the 750 Lexington Avenue Whole Loan documents has occurred and is continuing, at any time prior to the maturity date and after the earlier to occur of (i) the second anniversary of the closing date of the securitization into which

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

45

750 LEXINGTON AVENUE

the last piece of the 750 Lexington Avenue Whole Loan is deposited and (ii) the fourth anniversary of the origination of the 750 Lexington Avenue Whole Loan, the 750 Lexington Avenue Whole Loan may be defeased with certain direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under the 750 Lexington Avenue Whole Loan documents.

■	The Mortgaged Property. The 750 Lexington Avenue Property consists of a 382,256 SF, 31-story, Class A office building with ground floor retail located on Lexington Avenue between East 59th and 60th Streets in Midtown Manhattan. The 750 Lexington Avenue Property was built in 1986 and is comprised of 335,576 SF of office space, 22,680 SF of retail space, and 24,000 SF of parking space. The retail space is 100% leased to three tenants, Sephora, USA, Jones Retail Corp (dba Nine West) and Zara International. The parking garage is located in concourse level 2, contains 134 spaces, and is operated under a parking service agreement by Ampco Parking SVC. Total Occupancy and Owned Occupancy at the 750 Lexington Avenue Property were both 100.0% as of May 1, 2015. A portion of the 750 Lexington Avenue Property, containing 7,676 SF of the 24,602 SF site, located at the southwest corner of East 60th Street and Lexington Avenue, is ground leased by the borrower pursuant to terms as described below.

■	Ground Lease. 7,676 SF of the 24,602 SF site is encumbered by a ground lease between the borrower, as ground lessee, and Siegel Family Associates, as ground lessor. The current term of the ground lease expires on December 31, 2041 with three, 12-year renewal options (December 31, 2077 being the fully extended expiration date). The ground rent from January 2012 through December 2017 is calculated as 110% of the prior rent (calculated as 9% of the fair market value of the land during the period January 1, 2006, through December 31, 2011) and currently is equal to $4,181,760. In January 2018 and for each successive 12-year period, the ground rent resets to the greater of (i) 110% of the prior periods’ rent or (ii) 110% of 9% of the fair market value of the land, with a fixed 10% increase after year six of each reset. The appraiser concluded a land value of $54,000,000 as of June 1, 2015. We cannot assure you that the land value will be $54,000,000 at the time of the ground rent reset in January 2018.

Underwritten Ground Rent Calculation(1)

Year	# Months	Ground Rent ($)	Assumption
2015	3	$1,045,440	3 months of contractual ground rent
2016	12	4,181,760	1 year of contractual ground rent
2017	12	4,181,760	1 year of contractual ground rent
2018	12	5,346,000(2)	Reset to 110% of 9% of $54,000,000 land value
2019	12	5,346,000(2)	Reset to 110% of 9% of $54,000,000 land value
2020	12	5,346,000(2)	Reset to 110% of 9% of $54,000,000 land value
2021	12	5,346,000(2)	Reset to 110% of 9% of $54,000,000 land value
2022	12	5,346,000(2)	Reset to 110% of 9% of $54,000,000 land value
2023	12	5,346,000(2)	Reset to 110% of 9% of $54,000,000 land value
2024	12	5,880,600(2)	110% of 2023 ground rent
2025	9	4,410,450(2)	110% of 2023 ground rent
Total / Avg.	120	$5,177,601

(1)	Represents ground rent during the term of the 750 Lexington Avenue Whole Loan.
(2)	For purposes of this estimation, ground rent is calculated based on the current appraised land value of $54,000,000 as of June 1, 2015. Under the lease, beginning in 2018, rent will be calculated based on a future appraised value. We cannot assure you that the land value will be $54,000,000 at the time of the ground rent reset in January 2018.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

46

750 LEXINGTON AVENUE

The following table presents certain information relating to the major tenants at the 750 Lexington Avenue Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF		Lease Expiration	Renewal / Extension Options
Locke Lord(2)	NR / NR / NR	119,350	31.2%	$5,849,635	21.0%	$49.01		6/30/2016	NA
Sephora, USA (Retail)	NR / NR/ NR	7,000	1.8	5,000,000	17.9	714.29	(3)	1/31/2025	NA
Zara International (Retail)	NR / NR / NR	11,500	3.0	2,800,000	10.0	243.48	(4)	9/30/2018	1, 5-year option
Scientific Games Corp	NR / NR / NR	22,700	5.9	1,793,300	6.4	79.00		4/30/2018	NA
EIM Management	NR / NR / NR	22,700	5.9	1,722,076	6.2	75.86		10/31/2018	1, 5-year option
The Invus Group	NR / NR / NR	14,700	3.8	1,176,000	4.2	80.00		10/31/2021	2, 3-year options
Keryx Biopharmaceuticals	NR / NR / NR	18,460	4.8	1,114,360	4.0	60.37		9/30/2016	NA
J. Choo USA	NR / NR / NR	20,000	5.2	1,100,000	3.9	55.00		1/31/2021	NA
Jones Retail Corp dba Nine West (Retail)	NR / NR / NR	4,180	1.1	950,000	3.4	227.27	(5)	7/31/2019	NA
Guaranteed Rate, Inc.	NR / NR / NR	17,350	4.5	694,008	2.5	40.00		8/31/2021	1, 5-year option
Ten Largest Tenants		257,940	67.5%	$22,199,379	79.6%	$86.06
Remaining Owned Tenants		124,316	32.5	5,673,346	20.4	45.64
Vacant Spaces (Owned Space)		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Tenants		382,256	100.0%	$27,872,725	100.0%	$72.92

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Locke Lord currently subleases 37,100 SF of its premises.
(3)	Sephora, USA occupies 6,042 SF of corner grade space and 958 SF of concourse storage space. The appraiser concluded to a market rent of $850 per SF for corner grade space and $25 per SF for concourse storage space, resulting in a weighted average market rent of $737.09 per SF for Sephora, USA space.
(4)	Zara International occupies 2,911 SF of corner grade space and 8,589 SF of concourse retail space. The appraiser concluded to a market rent of $850 per SF for corner grade space and $75 per SF for concourse retail space, resulting in a weighted average market rent of $271.18 per SF for the Zara International space. The current base rent of $243.48 per SF is 10.2% below the appraiser’s concluded market rent of $271.18 per SF.
(5)	Jones Retail Corp dba Nine West executed its lease in 2009. Jones Retail Corp dba Nine West occupies 1,700 SF of midblock grade space, 1,880 SF of concourse storage space and 600 SF of mezzanine storage space. The appraiser concluded to a market rent of $800 per SF for the midblock storage space and $25 per SF for the concourse storage space and mezzanine storage space, resulting in a weighted average market rent of $340.19 for Jones Retail Corp dba Nine West space. The current base rent of $227.27 per SF is 33.2% below the appraiser’s concluded market rent of $340.19 per SF.

The following table presents the lease rollover schedule at the 750 Lexington Avenue Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM(2)	24,000	6.3%	6.3%	$0	0.0%	$0.00	1
2015	0	0.0	6.3%	0	0.0	0.00	0
2016	146,849	38.4	44.7%	7,439,781	26.7	50.66	6
2017	26,319	6.9	51.6%	1,551,835	5.6	58.96	9
2018	69,324	18.1	69.7%	7,024,828	25.2	101.33	6
2019	19,396	5.1	74.8%	1,982,684	7.1	102.22	4
2020	4,880	1.3	76.1%	244,000	0.9	50.00	1
2021	61,654	16.1	92.2%	3,542,957	12.7	57.47	6
2022	0	0.0	92.2%	0	0.0	0.00	0
2023	0	0.0	92.2%	0	0.0	0.00	0
2024	0	0.0	92.2%	0	0.0	0.00	0
2025	7,000	1.8	94.0%	5,000,000	17.9	714.29	1
2026 & Thereafter	22,834	6.0	100.0%	1,086,640	3.9	47.59	3
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	382,256	100.0%		$27,872,725	100.0%	$72.92	37

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	Represents the parking space at the 750 Lexington Avenue Property which is operated under a parking service agreement by Ampco Parking SVC.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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750 LEXINGTON AVENUE

The following table presents certain information relating to historical leasing at the 750 Lexington Avenue Property:

Historical Leased %(1)

	2010	2011	2012	2013	2014	As of 5/1/2015
Owned Space	88.9%	94.2%	98.0%	96.6%	100.0%	100.0%

(1)	As provided by the borrower and which reflects average occupancy for the specified year unless otherwise indicated.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 750 Lexington Avenue Property:

Cash Flow Analysis(1)

	2012	2013	2014	TTM 3/31/2015	Underwritten	Underwritten $ per SF
Base Rent	$22,096,157	$22,274,103	$24,891,129	$25,784,950	$27,517,000	$71.99
Contractual Rent Steps(2)	0	0	0	0	355,725	0.93
Gross Up Vacancy	0	0	0	0	0	0.00
Total Rent	$22,096,157	$22,274,103	$24,891,129	$25,784,950	$27,872,725	$72.92
Total Reimbursables	681,586	947,481	1,712,497	1,427,124	1,550,758	4.06
Parking Income	1,237,857	1,230,576	1,160,447	1,155,021	1,155,021	3.02
Other Income(3)	849,963	748,860	903,704	922,072	922,072	2.41
Vacancy & Credit Loss	0	0	0	0	(1,471,174)	(3.85)
Effective Gross Income	$24,865,562	$25,201,019	$28,667,776	$29,289,167	$30,029,402	$78.56

Real Estate Taxes	$5,040,712	$5,324,180	$5,897,818	$5,897,818	$6,077,375	$15.90
Insurance	159,973	165,353	185,928	174,566	133,862	0.35
Management Fee	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	2.62
Ground Rent(4)	4,181,760	4,181,760	4,181,760	4,181,760	5,177,601	13.54
Other Operating Expenses	4,976,869	4,898,810	4,911,489	4,845,872	4,984,213	13.04
Total Operating Expenses	$15,359,314	$15,570,103	$16,176,995	$16,100,015	$17,373,051	$45.45

Net Operating Income	$9,506,248	$9,630,916	$12,490,781	$13,189,151	$12,656,351	$33.75
TI/LC	0	0	0	0	798,252	2.09
Replacement Reserves	0	0	0	0	76,451	0.20
Net Cash Flow	$9,506,248	$9,630,916	$12,490,781	$13,189,151	$11,781,648	$30.82

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Contractual Rent Steps are underwritten based upon the actual scheduled rent increases on November 1, 2016.
(3)	Other income includes electricity reimbursements, tenant services income, and minor miscellaneous income sources.
(4)	Underwritten ground rent is based on the assumed average ground rent over the 10 year term of the 750 Lexington Avenue Whole Loan. The ground rent from January 2012 through December 2017 is calculated as 110% of the prior rent (calculated as 9% of the fair market value of the land during the period January 1, 2006, through December 31, 2011) and currently is equal to $4,181,760. In January 2018 and for each successive 12-year period, the ground rent resets to the greater of (i) 110% of the prior periods’ rent or (ii) 110% of 9% of the fair market value of the land (assumed to be $54,000,000 for these calculations), with a fixed 10% increase after year six of each reset. See “—Ground Lease” above for calculation of underwritten ground rent.

■	Appraisal. According to the appraisal, the 750 Lexington Avenue Property had an “as-is” appraised value of $300,000,000 as of June 1, 2015.

■	Environmental Matters. Based on the Phase I environmental report dated May 21, 2015, there were no recommendations for further action for the 750 Lexington Avenue Property.

■	Market Overview and Competition. The 750 Lexington Avenue Property is located in Midtown Manhattan at 750 Lexington Avenue between East 59th and 60th Street within the East Side Office Submarket. According to a third party report, the East Side Class A office submarket contains approximately 17.4 million SF with a 4.4% vacancy rate and average rental rates of $67.33 per SF.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

48

750 LEXINGTON AVENUE

The appraiser has identified 10 office rental comparables with direct asking rents ranging from $57 to $90 PSF on a gross basis. The appraiser concluded market rent of $65 per SF for floors 4-6, $70 per SF for floors 7-20, $75 per SF for floors 21-27 and $80 per SF for floors 28-31 at 750 Lexington Avenue Property. The weighted average concluded market rent for the office space is $71.28 per SF on a gross basis. The weighted average underwritten in-place office rent at the 750 Lexington Avenue Property is $56.98 per SF, or 20.1% below the weighted average office market rent concluded to by the appraiser.

The following table presents certain information relating to certain directly competitive office buildings provided in the appraisal for the 750 Lexington Avenue Property:

Directly Competitive Office Buildings(1)

	750 Lexington Avenue	135 East 57th Street	560 Lexington Avenue	126 East 56th Street	875 Third Avenue	885 Third Avenue	900 Third Avenue	950 Third Avenue
Total GLA	382,256	340,000	327,000	157,265	662,588	581,339	515,200	270,000
Direct Occupancy	100.0%	55.2%	100.0%	98.3%	98.5%	96.2%	99.1%	99.2%
Total Occupancy	100.0%	51.4%	100.0%	98.3%	98.5%	96.2%	99.1%	99.2%
Direct Asking Rent (per SF)	$68-$82	$75-$90	NA	$70-$80	$60-$70	$62-$82	$55-$75	$59-$82

(1)	Source: Appraisal.

■	The Borrower. The borrower is International Plaza Associates L.P., a single-purpose, single-asset New York limited partnership. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 750 Lexington Avenue Loan. The guarantor of the non-recourse carveouts under the 750 Lexington Avenue Loan is Charles Steven Cohen.

Charles Steven Cohen is the President and CEO of Cohen Brothers Realty Corporation (“CBRC”). CBRC is a private real estate development and management firm that has been in business for over 50 years. CBRC is headquartered in New York City, and has commercial properties in New York, Houston, South Florida, and Southern California. CBRC owns more than 12 million SF of commercial real estate.

■	Escrows. On the origination date of the 750 Lexington Avenue Whole Loan, the borrower funded a reserve of (i) $2,724,550 for real estate taxes, (ii) $7,750,000 for tenant improvements and leasing commissions with respect to the Locke Lord premises, and (iii) $696,960 for ground rent.

On each due date, the borrower will be required to fund (i) one-twelfth of the taxes that the lender estimates will be payable over the then succeeding 12-month period, (ii) at the option of the lender, if the liability or casualty policy maintained by the borrower does not constitute an approved blanket or umbrella insurance policy under the 750 Lexington Avenue Loan documents, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period, (iii) a tenant improvements and leasing commissions reserve in the amount of $32,232, subject to a cap of $1,933,920, (iv) a replacement reserve in the amount of $6,371 and (v) one-twelfth of the ground rent that the lender estimates will be payable during the next ensuing 12 months.

■	Lockbox and Cash Management. The 750 Lexington Avenue Whole Loan documents require a hard lockbox with springing cash management. The 750 Lexington Avenue Whole Loan documents require the borrower to direct all tenants to pay rent directly to a lender-controlled lockbox account and require that all other money received by the borrower with respect to the 750 Lexington Avenue Property be promptly deposited into such lockbox account following receipt. So long as a 750 Lexington Avenue Trigger Period is not in effect, all funds in the lockbox account are required to be swept on each business day to the borrower’s operating account. During the continuance of a 750 Lexington Avenue Trigger Period, all funds in the lockbox account are required to be transferred on each business day to a lender-controlled cash management account, and, if no event of default

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

49

750 LEXINGTON AVENUE

under the 750 Lexington Avenue Loan documents is continuing, applied to pay debt service and operating expenses of the 750 Lexington Avenue Property and to fund required reserves in accordance with the 750 Lexington Avenue Loan documents. After the foregoing disbursements are made and so long as a 750 Lexington Avenue Trigger Period is continuing, all excess cash is trapped in an excess cash account and held as additional collateral for the 750 Lexington Avenue Loan. During the continuance of an event of default under the 750 Lexington Avenue Loan documents, the lender may apply any funds in the cash management account to amounts payable under the 750 Lexington Avenue Loan and/or toward the payment of expenses of the 750 Lexington Avenue Property, in such order of priority as the lender may determine.

A “750 Lexington Avenue Trigger Period” means a period (i) commencing upon the occurrence of an event of default under the 750 Lexington Avenue Loan documents and continuing until the same is cured, or (ii) commencing on the date that the debt service coverage ratio as calculated under the related loan documents based on a trailing 12-month period is less than 1.20x and continuing until the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters.

■	Property Management. The 750 Lexington Avenue Property is currently managed by CBRC, an affiliate of the borrower. Under the 750 Lexington Avenue Loan documents, the 750 Lexington Avenue Property may not be managed by any party other than CBRC; provided, however, that so long as no event of default under the 750 Lexington Avenue Loan documents exists, the borrower can replace CBRC with a property manager upon notice to the lender, provided that (i) the replacement would not cause a termination right, right of first refusal, first offer or any other similar right or cause any termination fees to be due or cause a material adverse effect to occur under any reciprocal easement agreement, the ground lease or certain other documents affecting the 750 Lexington Avenue Property, (ii) the replacement property manager is reasonably approved by the lender in writing (which approval may be conditioned upon receipt of a rating agency confirmation) and (iii) if such property manager is an affiliate of the borrower, a new non-consolidation opinion is provided from the borrower’s counsel. The lender has the right to terminate the management agreement and replace the property manager or require that the borrower terminate the management agreement and replace the property manager if (a) the property manager becomes a debtor in (i) any involuntary bankruptcy or insolvency proceeding that is not dismissed within 90 days of the filing thereof or (ii) any voluntary bankruptcy or insolvency proceeding, (b) there exists a 750 Lexington Avenue Trigger Period, (c) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds or (d) there exists a default by the property manager beyond all applicable notice and cure periods under the management agreement.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the 750 Lexington Avenue Property (plus 18 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering the six months following restoration). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism coverage is commercially available, the borrower is required to carry terrorism insurance throughout the term of the 750 Lexington Avenue Whole Loan, but in such event the borrower is not required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related loan documents (without giving effect to the cost of the terrorism component of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the borrower must purchase the maximum amount of terrorism insurance available with funds equal to such amount. See “Risk Factors—Terrorism Insurance May Be Unavailable or Insufficient” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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51

HAMMONS HOTEL PORTFOLIO

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

52

HAMMONS HOTEL PORTFOLIO

CARTIFACT
CANADA
Missoula
MT
Billings
ND
Bismarck
Fargo
MN
Minneapolis
SD
Rapid City
Sioux Falls
Green Bay
WI
Lake Michigan
Casper
WY
Milwaukee
MI
Detroit
Buffalo
NE
IA
Omaha
Chicago
Cedar Rapids
Toledo
Cleveland
PA
Salt Lake City
Pittsburgh
Denver
IN
Indianapolis
IL
OH
Columbus
UT
CO
Kansas City
7
Cincinnati
KS
MO
St. Louis
WV
Lexington
Wichita
St George
VA
KY
Nashville
2
NC
OK
TN
Okalahoma City
3
Charlotte
1
Flagstaff
Albuquerque
AR
Memphis
Little Rock
6
AZ
Atlanta
SC
NM
5
Phoenix
4
Birmingham
Fort Worth
Dallas
MS
AL
GA
Tucson
Las Cruces
Jackson
TX
LA
Atlantic Ocean
Austin
Houston
New Orleans
Jacksonville
San Antonio
Orlando
Tampa
FL
MEXICO
Gulf of Mexico
Miami

Hammons Hotel Portfolio

	PROPERTY NAME	CITY/STATE	ZIP CODE
1	Embassy Suites Concord, NC	Concord, NC	28027
2	Embassy Suites Murfreesboro, TN	Murfreesboro, TN	37129
3	Embassy Suites Norman, OK	Norman, OK	73069
4	Courtyard by Marriott Dallas/Allen, TX	Allen, TX	75002
5	Renaissance by Marriott Phoenix/Glendale, AZ	Glendale, AZ	85305
6	Embassy Suites Huntsville, AL	Huntsville, AL	35801
7	Residence Inn by Marriott Kansas City, MO	Kansas City, MO	64153

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

53

HAMMONS HOTEL PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	7	Loan Seller		GSMC
Location (City/State)	Various	Cut-off Date Principal Balance(4)		$72,412,136
Property Type	Hospitality	Cut-off Date Principal Balance per Room(2)		$134,026.78
Size (Rooms)	1,869	Percentage of Initial Pool Balance		8.5%
Total TTM Occupancy as of 6/30/2015	74.8%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 6/30/2015	74.8%	Type of Security	Fee Simple / Leasehold
Year Built / Latest Renovation	2006, 2007, 2008, 2010 / 2015	Mortgage Rate		4.9535%
Appraised Value(1)	$367,320,502	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		NAP

Underwritten Revenues	$104,481,960
Underwritten Expenses	$73,369,148
Underwritten Net Operating Income (NOI)	$31,112,812	Escrows
Underwritten Net Cash Flow (NCF)	$26,933,534		Upfront	Monthly
Cut-off Date LTV Ratio(1)(2)	68.2%	Taxes	$3,172,482	$358,585
Maturity Date LTV Ratio(2)(3)	55.5%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	1.94x / 1.68x	FF&E(5)	$0	$360,433
Debt Yield Based on Underwritten NOI / NCF(2)	12.4% / 10.8%	Other(6)	$8,562,974	$98,159

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$250,800,000	100.0%	Loan Payoff	$214,972,179	85.7%
			Principal Equity Distribution	20,464,715	8.2
			Reserves	11,735,456	4.7
			Closing Costs	3,627,650	1.4
Total Sources	$250,800,000	100.0%	Total Uses	$250,800,000	100.0%

(1)	The Appraised Value represents the aggregate “as-is” appraised value of the Hammons Hotel Portfolio Properties of $363,750,000 plus a $3,570,502 capital deduction related to franchise mandated capital improvements at the three Marriott properties for which the borrowers reserved $7,890,000 for the estimated mandatory and additional elective capital improvement costs. The Cut-off Date LTV Ratio calculated on the basis of the aggregate “as-is” appraised value without adding the capital deduction is 68.9%. See “—Appraisals” below.

(2)	Calculated based on the aggregate outstanding principal balance of the Hammons Hotel Portfolio Whole Loan.

(3)	The Maturity Date LTV Ratio is calculated utilizing the aggregate “as stabilized” appraised value of $371,300,000 which includes “as stabilized” appraised values for three of the Hammons Hotel Portfolio Properties. The Maturity Date LTV Ratio calculated on the basis of the aggregate “as-is” appraised value adding the $3,570,502 capital deduction is 56.1% and the Maturity Date LTV Ratio calculated on the basis of the aggregate “as-is” appraised value without adding the $3,570,502 capital deduction is 56.6%. See “—Appraisals” below.

(4)	The Cut-off Date Principal Balance of $72,412,136 represents the non-controlling note A-2 of a $250,800,000 whole loan evidenced by four pari passu notes. The related companion loans are respectively evidenced by the controlling note A-1 with a principal balance of $99,878,808 as of the Cut-off Date, which was contributed to the Citigroup Commercial Mortgage Trust 2015-GC33, Commercial Mortgage Pass-Through Certificates, Series 2015-GC33 (“CGCMT 2015-GC33”) transaction, and by the non-controlling note A-3 and note A-4 with an aggregate outstanding principal balance of $78,205,107, which are expected to be contributed to one or more future securitization transactions.

(5)	On each due date, the borrowers are required to fund the FF&E reserve in an amount equal to the greater of (i) any franchise-mandated amount and (ii) 4.0% of the actual revenues from the respective properties for the most recently ended calendar month. See “—Escrows” below.

(6)	Other reserve represents property improvement costs ($7,890,000) and a ground lease reserve ($672,974 upfront and $98,159 monthly). See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Hammons Hotel Portfolio Loan”) is part of a whole loan (the “Hammons Hotel Portfolio Whole Loan”) evidenced by four pari passu notes that are secured by first mortgages encumbering the borrowers’ fee simple and/or leasehold interests in a portfolio of full service, limited service and extended stay hotels located in various states (each individually, a “Hammons Hotel Portfolio Property” and, collectively, the “Hammons Hotel Portfolio Properties”). The Hammons Hotel Portfolio Loan (evidenced by note A-2), which represents a non-controlling interest in the Hammons Hotel Portfolio Whole Loan, will be contributed to the Issuing Entity, has an outstanding balance as of the Cut-off Date of $72,412,136 and represents approximately 8.5% of the Initial Pool Balance. The related companion loans (the “Hammons Hotel Portfolio Companion Loans”), are evidenced by note A-1, which represents the controlling interest in the Hammons Hotel Portfolio Whole Loan and was contributed to the CGCMT 2015-GC33 transaction, and note A-3 and note A-4, each of which represents a non-controlling interest in the Hammons Hotel Portfolio Whole Loan and is currently held by Goldman Sachs Mortgage Company outside of the Issuing Entity. The Hammons Hotel Portfolio Companion Loans have an aggregate outstanding principal balance as of the Cut-off Date of $178,083,915 and note A-3 and note A-4 are expected to be contributed to one or more future securitization transactions. The Hammons Hotel Portfolio Whole Loan was originated by Goldman Sachs Mortgage Company on August 13, 2015. The Hammons Hotel Portfolio Whole Loan had an original principal balance of $250,800,000 and each note accrues interest at a rate of 4.9535% per annum. The borrowers utilized the proceeds of the Hammons Hotel Portfolio Whole Loan to refinance the existing debt on the Hammons Hotel Portfolio Properties, fund reserves, pay origination costs and return equity to the borrower sponsor.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The Hammons Hotel Portfolio Whole Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Hammons Hotel Portfolio Whole Loan requires monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule. The scheduled maturity date of the Hammons Hotel Portfolio Whole Loan is the due date in September 2025. Other than in connection with the release of a Hammons Hotel Portfolio Property as described under “—Release of Collateral” below, voluntary prepayment of the Hammons Hotel Portfolio Loan is permitted on or after the due date in June 2025 without payment of any prepayment premium. Provided that no event of default under the Hammons Hotel Portfolio Whole Loan is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the earlier of (a) the third anniversary of the origination date of the Hammons Hotel Portfolio Whole Loan and (b) the second anniversary of the closing date of the securitization into which the last piece of the Hammons Hotel Portfolio Whole Loan is deposited.

In addition, at any time on or after the first due date following the earlier of (a) the third anniversary of the origination date of the Hammons Hotel Portfolio Loan and (b) the second anniversary of the closing date of the securitization into which the last piece of the Hammons Hotel Portfolio Whole Loan is deposited, in connection with a partial defeasance of the Hammons Hotel Portfolio Whole Loan, the borrower is permitted to prepay the Hammons Hotel Portfolio Property only to the extent necessary to cause the debt service coverage ratio (as calculated under the related loan documents) for the related trailing 12-month period (ending on the last day of any fiscal quarter) to be no less than the greater of (a) 1.86x and (b) the debt service coverage ratio immediately prior to the release, and which prepayment is required to include the applicable yield maintenance premium (as described under the related loan documents).

■	The Mortgaged Properties. The Hammons Hotel Portfolio Properties consist of seven hotels totaling 1,869 rooms, including four Embassy Suites hotels, one Courtyard by Marriott hotel, one Residence Inn by Marriott hotel and one Renaissance by Marriott hotel. Four of the Hammons Hotel Portfolio Properties have convention centers located immediately adjacent to the respective hotel and are included as collateral for the Hammons Hotel Portfolio Whole Loan. The borrower sponsor developed the Hammons Hotel Portfolio Properties between 2006 and 2010, with an estimated cost basis in excess of $378,000,000.

Embassy Suites Concord, NC Property

The Embassy Suites Concord, NC Property opened in 2007 and consists of a 308-room, full service hotel and an adjacent approximately 42,000 SF convention center located in Concord, North Carolina, east of Charlotte. The respective borrower has a fee simple ownership interest in the hotel and a leasehold ownership interest in the convention center at the Embassy Suites Concord, NC Property. There are no significant planned renovations at the Embassy Suites Concord, NC Property.

Embassy Suites Murfreesboro, TN Property

The Embassy Suites Murfreesboro, TN Property opened in 2008 and consists of a 283-room, full service hotel and an adjacent approximately 41,802 SF convention center located in Murfreesboro, Tennessee, just south of Nashville. An owner of the respective borrower has a fee simple ownership interest in the Embassy Suites Murfreesboro, TN Property. Approximately $26,400 of underwritten revenue is attributed to third-party antenna leases at the Embassy Suites Murfreesboro, TN Property. There are no significant planned renovations at the Embassy Suites Murfreesboro, TN Property.

Embassy Suites Norman, OK Property

The Embassy Suites Norman, OK Property opened in 2008 and consists of a 283-room, full service hotel and the adjacent approximately 43,346 SF convention center located in Norman, Oklahoma, within five miles of the University of Oklahoma’s main campus. The respective borrower has a fee simple ownership interest in the Embassy Suites Norman, OK Property. There are no significant planned renovations at the Embassy Suites Norman, OK Property.

Courtyard by Marriott Dallas/Allen, TX Property

The Courtyard by Marriott Dallas/Allen, TX Property opened in 2010 and consists of a 228-room, limited service hotel located in Allen, Texas, approximately 35 miles north of Dallas. The Courtyard by Marriott Dallas/Allen, TX Property is adjacent to the Allen Event Center and surrounded by retail and entertainment space. The respective

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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borrower has a fee simple ownership interest in the Courtyard by Marriott Dallas/Allen, TX Property. Approximately $60,000 of underwritten revenue is attributed to third-party antenna leases at the Courtyard by Marriott Dallas/Allen, TX Property. There are planned renovations and capital improvements including new flooring and wall vinyl for common areas and guestrooms, totaling approximately $1,944,314 (for which the borrower has reserved $1,940,000) at the Courtyard by Marriott Dallas/Allen, TX Property.

Renaissance by Marriott Phoenix/Glendale, AZ Property

The Renaissance by Marriott Phoenix/Glendale, AZ Property opened in 2007 and consists of a 320-room, full service hotel located in Glendale, Arizona, a parking garage and the adjacent approximately 147,503 SF convention center and expo hall. The Renaissance by Marriott Phoenix/Glendale, AZ Property is adjacent to the University of Phoenix Stadium (home of the NFL’s Arizona Cardinals), the Gila River Arena (home of the NHL’s Arizona Coyotes), and the Westgate Entertainment District (featuring 8,000,000 SF of retail and entertainment space). The respective borrower has a fee simple ownership interest in the hotel and a space lease interest in the convention center, expo hall and parking garage at the Renaissance by Marriott Phoenix/Glendale, AZ Property. Approximately $6.3 million of underwritten revenue is attributed to operations from the space lease interest in the convention center, expo hall and parking garage. Approximately $12,000 of underwritten revenue is attributed to a third party antenna lease at the Renaissance by Marriott Phoenix/Glendale, AZ Property. There are planned renovations and capital improvements in 2016 totaling approximately $650,000 and a full property renovation beginning in 2017 which will include new flooring for all common areas and guestrooms (for which the borrower has reserved $5,000,000) at the Renaissance by Marriott Phoenix/Glendale, AZ Property.

Embassy Suites Huntsville, AL Property

The Embassy Suites Huntsville, AL Property opened in 2006 and consists of a 295-room, full service hotel and parking garage located in Huntsville, Alabama. The Embassy Suites Huntsville, AL Property is adjacent to, and is the only hotel with an interior skywalk connecting to the Von Braun Center, which is a 170,000 SF conference center that includes a 21,624 SF arena. The respective borrower has a leasehold ownership interest in the hotel and parking garage at the Embassy Suites Huntsville, AL Property. Approximately $285,000 of underwritten revenue is attributed to a lease with Ruth’s Chris Steakhouse, and approximately $11,500 of underwritten revenue is attributed to a lease with a gift shop at the Embassy Suites Huntsville, AL Property. There are no significant planned renovations at the Embassy Suites Huntsville, AL Property.

Residence Inn by Marriott Kansas City, MO Property

The Residence Inn by Marriott Kansas City, MO Property opened in 2007, was renovated in 2015 and consists of a 152-room, extended stay hotel located in Kansas City, Missouri. The Residence Inn by Marriott Kansas City, MO Property is within 5 miles of the Kansas City airport, and the respective borrower has a fee simple ownership interest in the hotel at the Residence Inn by Marriott Kansas City, MO Property. There are planned renovations and capital improvements, including guestroom updates and new flooring/wall vinyl for common areas, totaling approximately $976,188 (for which the borrower has reserved $950,000) at the Residence Inn by Marriott Kansas City, MO Property.

The following table presents certain information relating to the Hammons Hotel Portfolio Properties:

Property	Cut-off Date Allocated Loan Amount	Rooms	Occupancy	Year Built	Appraised Value(1)	UW NCF	UW NCF per Room
Embassy Suites Concord, NC	$18,048,176	308	75.5%	2007	$89,300,000	$7,292,421	$23,677
Embassy Suites Murfreesboro, TN	14,652,775	283	78.0%	2008	72,500,000	5,706,173	20,163
Embassy Suites Norman, OK	11,350,342	283	74.3%	2008	54,600,000	3,945,402	13,941
Courtyard by Marriott Dallas/Allen, TX	9,010,491	228	77.9%	2010	43,344,314	3,170,771	13,907
Renaissance by Marriott Phoenix/Glendale, AZ	8,671,336	320	63.8%	2007	55,200,000	3,046,468	9,520
Embassy Suites Huntsville, AL	7,316,282	295	78.2%	2006	36,200,000	2,640,907	8,952
Residence Inn by Marriott Kansas City, MO	3,362,734	152	80.9%	2007	16,176,188	1,131,392	7,443
Total / Wtd. Avg.	$72,412,136	1,869	74.8%		$367,320,502	$26,933,534	$14,411

(1)	The Appraised Value represents the aggregate “as-is” appraised value of the Hammons Hotel Portfolio Properties of $363,750,000 plus a $3,570,502 capital deduction related to franchise mandated capital improvements at the three Marriott properties for which the borrowers reserved $7,890,000 for the estimated mandatory and additional elective capital improvement costs. See “—Appraisals” below.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The following table presents certain information relating to the 2014 demand analysis with respect to the Hammons Hotel Portfolio Properties based on market segmentation, as provided in the appraisals for the Hammons Hotel Portfolio Properties:

Estimated 2014 Accommodated Room Night Demand(1)

Property	Commercial	Meeting and Group	Leisure	Government
Embassy Suites Concord, NC	70.0%	15.0%	15.0%	0.0%
Embassy Suites Murfreesboro, TN	45.0%	45.0%	10.0%	0.0%
Embassy Suites Norman, OK	35.0%	45.0%	15.0%	5.0%
Courtyard by Marriott Dallas/Allen, TX	40.0%	20.0%	40.0%	0.0%
Renaissance by Marriott Phoenix/Glendale, AZ	10.0%	45.0%	45.0%	0.0%
Embassy Suites Huntsville, AL	40.0%	30.0%	10.0%	20.0%
Residence Inn by Marriott Kansas City, MO	20.0%	20.0%	20.0%	40.0%

(1)	Source: Appraisals.

The following tables present certain information relating to historical occupancy, ADR and RevPAR at the Hammons Hotel Portfolio Properties:

Hammons Hotel Portfolio(1)

	2010	2011	2012	2013	2014	TTM June 2015
Occupancy(2)	63.9%	66.0%	68.6%	72.1%	73.9%	74.8%
ADR	$120.36	$121.21	$122.00	$122.95	$127.57	$130.39
RevPAR	$76.85	$79.98	$83.66	$88.59	$94.27	$97.59

(1)	As provided by the borrower.

(2)	Reflects average occupancy as of December 31 for the specified year unless otherwise noted.

Hammons Hotel Portfolio Properties(1)

	2010			2011			2012
Property	Occ.(2)	ADR	RevPAR	Occ.(2)	ADR	RevPAR	Occ.(2)	ADR	RevPAR
Embassy Suites Concord, NC	70.4%	$131.65	$92.69	70.0%	$133.41	$93.41	72.3%	$137.23	$99.16
Embassy Suites Murfreesboro, TN	64.5%	$124.62	$80.39	64.0%	$127.03	$81.28	70.5%	$126.27	$88.97
Embassy Suites Norman, OK	59.4%	$114.39	$67.97	59.1%	$116.10	$68.63	67.6%	$112.29	$75.91
Courtyard by Marriott Dallas/Allen, TX	47.9%	$93.70	$44.93	66.5%	$99.18	$66.00	72.0%	$104.98	$75.58
Renaissance by Marriott Phoenix/Glendale, AZ	58.5%	$142.83	$83.52	55.7%	$147.42	$82.09	53.2%	$147.42	$78.36
Embassy Suites Huntsville, AL	77.0%	$113.04	$87.07	78.4%	$113.42	$88.94	77.4%	$113.47	$87.80
Residence Inn by Marriott Kansas City, MO	66.9%	$101.77	$68.09	71.0%	$99.39	$70.59	69.6%	$103.42	$71.97
Hammons Hotel Portfolio Properties	63.9%	$120.36	$76.85	66.0%	$121.21	$79.98	68.6%	$122.00	$83.66

	2013			2014			TTM June 2015
Property	Occ.(2)	ADR	RevPAR	Occ.(2)	ADR	RevPAR	Occ.(2)	ADR	RevPAR
Embassy Suites Concord, NC	71.4%	$139.80	$99.87	74.2%	$146.44	$108.72	75.5%	$147.60	$111.43
Embassy Suites Murfreesboro, TN	76.2%	$129.23	$98.42	78.5%	$133.64	$104.94	78.0%	$134.42	$104.82
Embassy Suites Norman, OK	72.8%	$115.41	$84.00	74.1%	$118.12	$87.57	74.3%	$118.40	$87.99
Courtyard by Marriott Dallas/Allen, TX	75.0%	$111.78	$83.80	75.5%	$113.96	$86.00	77.9%	$115.61	$90.01
Renaissance by Marriott Phoenix/Glendale, AZ	60.1%	$141.54	$85.00	59.8%	$149.77	$89.57	63.8%	$163.99	$104.66
Embassy Suites Huntsville, AL	74.2%	$113.48	$84.21	78.6%	$115.22	$90.56	78.2%	$114.52	$89.55
Residence Inn by Marriott Kansas City, MO	81.0%	$97.75	$79.19	82.3%	$105.81	$87.04	80.9%	$106.41	$86.03
Hammons Hotel Portfolio Properties	72.1%	$122.95	$88.59	73.9%	$127.57	$94.27	74.8%	$130.39	$97.59

(1)	As provided by the borrower.

(2)	Reflects average occupancy as of December 31 for the specified year unless otherwise noted.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The following table presents certain information relating to the historical penetration rates for the Hammons Hotel Portfolio Properties, as provided in the June 2015 travel research reports:

Historical Penetration Rates(1)

	TTM June 2013			TTM June 2014			TTM June 2015
Property	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Embassy Suites Concord, NC	106.7%	127.9%	136.5%	104.1%	130.7%	136.1%	102.0%	127.1%	129.7%
Embassy Suites Murfreesboro, TN	110.3%	132.7%	146.5%	115.3%	131.8%	152.1%	109.8%	132.5%	145.5%
Embassy Suites Norman, OK	101.8%	115.5%	117.6%	115.9%	112.4%	130.3%	124.7%	114.5%	142.8%
Courtyard by Marriott Dallas/Allen, TX	109.7%	115.3%	126.4%	100.4%	115.7%	116.2%	106.9%	111.5%	119.2%
Renaissance by Marriott Phoenix/Glendale, AZ	94.0%	113.2%	106.4%	99.6%	109.9%	109.5%	102.0%	108.9%	111.1%
Embassy Suites Huntsville, AL	132.8%	116.5%	154.8%	132.5%	119.5%	158.4%	130.7%	117.8%	154.0%
Residence Inn by Marriott Kansas City, MO	110.9%	135.9%	150.7%	119.3%	133.2%	158.9%	107.9%	135.7%	146.5%

(1)	Source: June 2015 travel research reports.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Hammons Hotel Portfolio Properties:

Cash Flow Analysis(1)

	2013	2014	TTM 6/30/2015	Underwritten	Underwritten $ per Room
Rooms Revenue	$61,425,531	$64,130,610	$66,391,088	$64,811,132	$34,677
Food & Beverage Revenue(2)	33,448,924	35,898,278	38,903,418	37,037,054	19,817
Other Operating Revenue	2,853,230	2,749,355	2,835,248	2,633,773	1,409
Total Revenue	$97,727,685	$102,778,243	$108,129,754	$104,481,960	$55,903

Room Expense	$15,260,928	$15,727,948	$16,151,008	$15,835,594	$8,473
Food & Beverage Expense	16,262,019	17,024,443	17,715,009	16,864,241	9,023
Other Operating Expense	1,671,361	1,648,390	1,743,394	1,703,452	911
Total Departmental Expense	$33,194,308	$34,400,781	$35,609,411	$34,403,288	$18,407
Total Undistributed Expense	28,982,253	30,959,247	31,369,431	32,367,283	17,318
Total Fixed Expense(3)	5,876,809	6,659,044	6,885,581	6,598,578	3,531
Total Operating Expenses	$68,053,370	$72,019,072	$73,864,423	$73,369,148	$39,256

Net Operating Income	$29,674,315	$30,759,171	$34,265,331	$31,112,812	$16,647
FF&E	3,909,107	4,111,130	4,325,190	4,179,278	2,236
Net Cash Flow	$25,765,208	$26,648,041	$29,940,141	$26,933,534	$14,411

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten food & beverage revenue includes approximately $6.3 million of revenue attributed to operations from the space lease interest in the convention center, expo hall and parking garage at the Renaissance by Marriott Phoenix/Glendale, AZ Property.

(3)	Underwritten total fixed expense includes space lease rent associated with the Renaissance by Marriott Phoenix/Glendale, AZ Property ($1,419,741) and ground lease rent associated with the Embassy Suites Huntsville, AL Property ($224,595).

■	Appraisals. According to the appraisals, dated between June 8, 2015 and June 11, 2015, the Hammons Hotel Portfolio Properties had an aggregate “as-is” appraised value of $363,750,000 and a $3,570,502 capital deduction related to franchise mandated capital improvements at the three Marriott properties ($1,944,314 for the Courtyard by Marriott Dallas/Allen, TX Property, $650,000 for the Renaissance by Marriott Phoenix/Glendale, AZ and $976,188 for the Residence Inn by Marriott Kansas City, MO Property). The Hammons Hotel Portfolio Properties have an aggregate “as stabilized” appraised value of $371,300,000, based on the “as stabilized” appraised values for the three Marriott properties as of dates ranging from June 2016 to June 2017 assuming stabilized occupancy and completion of the franchise mandated capital improvements at the three Marriott properties.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Environmental Matters. According to a Phase I environmental report, dated June 25, 2015, a landfill was historically present at the Embassy Suites Huntsville, AL Property. A prior Phase II environmental report, dated September 22, 2008, identified arsenic in soil samples at concentrations in excess of the Alabama Department of Environmental Management (ADEM) preliminary screening levels for both commercial and residential use. The Phase I environmental consultant identified the landfill as a recognized environmental condition due to the elevated arsenic concentrations. Based on the non-volatile nature of the fill materials, the concrete and asphalt caps formed by the parking lot and building and the Embassy Suites Huntsville, AL Property’s commercial use, the Phase I environmental report recommended no further action.

According to the other Phase I environmental reports, each dated June 24, 2015 or June 25, 2015, there are no recognized environmental conditions or recommendations for further action at any of the other Hammons Hotel Portfolio Properties.

■	Market Overview and Competition. The Hammons Hotel Portfolio consists of seven hotel properties with two different flags and four different brands. The Hammons Hotel Portfolio Properties are located within seven separate markets across seven states.

Embassy Suites Concord, NC Property

The Embassy Suites Concord, NC Property is located in the Concord, North Carolina market near Charlotte, North Carolina. According to the appraisal, the Embassy Suites Concord, NC Property’s competitive set collectively had an average occupancy of 74.0%, ADR of $121.80, and RevPAR of $89.87 as of TTM April 2015.

The following table presents certain information relating to the primary competition for the Embassy Suites Concord, NC Property:

Competitive Set(1)

Property	Number of Rooms	Year Built	TTM April 2015 Occupancy	TTM April 2015 ADR	TTM April 2015 RevPAR
Embassy Suites Concord, NC	308	2007	75%	$147.37	$109.94
Homewood Suites Charlotte North University Research Park	112	1990	73%	$95.00	$69.35
Residence Inn Charlotte University Research Park	91	1988	74%	$100.00	$74.00
Hilton Charlotte University Place	393	1986	71%	$135.00	$95.85
Courtyard Charlotte University Research Park	152	1990	71%	$110.00	$78.10
Holiday Inn Charlotte University Executive Park	174	1989	76%	$95.00	$72.20
Residence Inn Charlotte/Concord	130	2009	77%	$117.00	$90.09
Courtyard Charlotte/Concord	123	2009	77%	$125.00	$96.25
Hilton Garden Inn Charlotte/Concord	118	2010	76%	$110.00	$83.60

(1)	Source: Appraisal.

Embassy Suites Murfreesboro, TN Property

The Embassy Suites Murfreesboro, TN Property is located in the Murfreesboro, Tennessee submarket near Nashville, Tennessee. According to the appraisal, the Embassy Suites Murfreesboro, TN Property’s competitive set collectively had an average occupancy of 79.0%, ADR of $119.13, and RevPAR of $92.45 as of TTM April 2015.

The following table presents certain information relating to the primary competition for the Embassy Suites Murfreesboro, TN Property:

Competitive Set(1)

Property	Number of Rooms	Year Built	TTM April 2015 Occupancy	TTM April 2015 ADR	TTM April 2015 RevPAR
Embassy Suites Murfreesboro, TN	283	2008	78%	$133.64	$104.29
Residence Inn by Marriott Murfreesboro	112	2015	80%	$130.00	NA
Hilton Garden Inn Murfreesboro	100	2014	70%	$135.00	$94.51
Hampton Inn & Suites Murfreesboro	101	2007	82%	$125.00	$102.50
Candlewood Suites Murfreesboro	85	2010	90%	$87.00	$78.30
Fairfield Inn-Murfreesboro	69	2005	83%	$102.00	$84.66
DoubleTree Hotel Murfreesboro	168	1988	78%	$112.00	$87.36
Comfort Suites Murfreesboro	82	2007	76%	$90.00	$68.40

(1)	Source: Appraisal.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Embassy Suites Norman, OK Property

The Embassy Suites Norman, OK Property is located in the Norman, Oklahoma submarket near Oklahoma City, Oklahoma. According to the appraisal, the Embassy Suites Norman, OK Property’s competitive set collectively had an average occupancy of 62.2%, ADR of $105.29, and RevPAR of $66.17 as of TTM April 2015.

The following table presents certain information relating to the primary competition for the Embassy Suites Norman, OK Property:

Competitive Set(1)

Property	Number of Rooms	Year Built	TTM April 2015 Occupancy	TTM April 2015 ADR	TTM April 2015 RevPAR
Embassy Suites Norman, OK	283	2008	74%	$118.18	$87.19
Embassy Suites Oklahoma City	236	1982	65%	$108.00	$70.20
Sheraton Reed Conference Center Norman	151	2006	60%	$102.00	$61.20
Courtyard by Marriott Norman	113	2009	70%	$95.50	$66.85
Sheraton Oklahoma City	396	1976	59%	$131.50	$77.59
The Norman (formerly Holiday Inn) Norman	149	1984	40%	$72.00	$28.80
The Tower (formerly Marriott) Oklahoma City	354	1985	60%	$83.50	$50.10
Hilton Garden Inn Norman	121	2008	69%	$102.00	$70.38

(1)	Source: Appraisal.

Courtyard by Marriott Dallas/Allen, TX Property

The Courtyard by Marriott Dallas/Allen, TX Property is located in the Allen, Texas submarket near Dallas, Texas. According to the appraisal, the Courtyard by Marriott Dallas/Allen, TX Property’s competitive set collectively had an average occupancy of 72.1%, ADR of $109.86, and RevPAR of $79.60 as of TTM March 2015.

The following table presents certain information relating to the primary competition for the Courtyard by Marriott Dallas/Allen, TX Property:

Competitive Set(1)

Property	Number of Rooms	Year Built	TTM March 2015 Occupancy	TTM March 2015 ADR	TTM March 2015 RevPAR
Courtyard by Marriott Dallas/Allen, TX	228	2010	76%	$114.83	$87.80
Hilton Garden Inn Allen	150	2002	69%	$107.36	$73.86
Holiday Inn Express & Suites Allen	87	2006	70%	$103.23	$72.36
Hampton Inn & Suites Allen	103	2006	73%	$112.42	$82.52
Holiday Inn & Suites McKinney	99	2008	68%	$112.51	$76.84
La Quinta Inn & Suites Allen	90	2008	69%	$77.38	$53.08
Homewood Suites	114	2010	75%	$129.33	$97.00

(1)	Source: Appraisal.

Renaissance by Marriott Phoenix/Glendale, AZ Property

The Renaissance by Marriott– Phoenix/Glendale, AZ Property is located in the Glendale, Arizona submarket, near Phoenix, Arizona. According to the appraisal, the Renaissance by Marriott Phoenix/Glendale, AZ Property and its competitive set collectively had an average occupancy of 63.3%, ADR of $129.40, and RevPAR of $80.89 as of TTM December 2014.

The following table presents certain information relating to the primary competition for the Renaissance by Marriott Phoenix/Glendale, AZ Property:

Competitive Set(1)

Property	Number of Rooms	Year Built	TTM December 2014 Occupancy	TTM December 2014 ADR	TTM December 2014 RevPAR
Renaissance by Marriott Phoenix/Glendale, AZ	320	2007	60%	$149.77	$89.32
Courtyard Phoenix West/Avondale-Phoenix	127	2008	64%	$110.00	$70.40
Comfort Suites University Phoenix Stadium-Glendale	100	2008	66%	$98.00	$64.68
Hampton Inn & Suites Phoenix Glendale-Westgate-Glendale	149	2007	70%	$95.00	$66.50
Residence Inn Glendale Sports & Ent. Dist.–Glendale	126	2007	68%	$120.00	$81.60
SpringHill Suites Glendale Sports & Ent. Dist.–Glendale	120	2007	65%	$90.00	$58.50
Wigwam Resort & Spa-Litchfield Park	331	1929	60%	$160.00	$96.00

(1)	Source: Appraisal.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Embassy Suites Huntsville, AL Property

The Embassy Suites Huntsville, AL Property is located in the Huntsville, Alabama metropolitan statistical area. According to the appraisal, the Embassy Suites Huntsville, AL Property’s competitive set collectively had an average occupancy of 65.9%, ADR of $106.94, and RevPAR of $71.21 as of TTM May 2015.

The following table presents certain information relating to the primary competition for the Embassy Suites Huntsville, AL Property:

Competitive Set(1)

Property	Number of Rooms	Year Built	TTM May 2015 Occupancy	TTM May 2015 ADR	TTM May 2015 RevPAR
Embassy Suites Huntsville, AL	295	2006	79%	$114.17	$89.65
Marriott Huntsville	290	1986	61%	$112.00	$68.32
Hilton Garden Inn Huntsville	101	2005	67%	$101.00	$67.67
Holiday Inn Huntsville	200	1986	57%	$89.00	$50.73
Westin Huntsville	210	2008	70%	$125.00	$87.50
Four Points Huntsville	146	1996	55%	$85.00	$46.75

(1)	Source: Appraisal.

Residence Inn by Marriott Kansas City, MO Property

The Residence Inn by Marriott Kansas City, MO Property is located in the Kansas City, Missouri market. According to the appraisal, the Residence Inn by Marriott Kansas City, MO Property’s competitive set collectively had an average occupancy of 75.0%, ADR of $86.73, and RevPAR of $65.42 as of TTM April 2015.

The following table presents certain information relating to the primary competition for the Residence Inn by Marriott Kansas City, MO Property:

Competitive Set(1)

Property	Number of Rooms	Year Built	TTM April 2015 Occupancy	TTM April 2015 ADR	TTM April 2015 RevPAR
Residence Inn by Marriott Kansas City, MO	152	2007	83%	$106.45	$88.32
Four Points Kansas City	200	1974	65%	$83.00	$53.95
Chase Suites Kansas City	112	1986	70%	$73.70	$51.59
Courtyard by Marriott Kansas City	149	1990	83%	$107.00	$88.81
Drury Inn & Suites Kansas City Airport Kansas City	122	1998	75%	$77.50	$58.13
Extended Stay America KCI Kansas City	89	1998	75%	$50.50	$37.88
Hyatt Place Kansas City	134	1999	80%	$105.00	$84.00
Holiday Inn KCI Kansas City	141	2006	75%	$74.00	$55.50
Candlewood Suites Kansas City	88	2010	75%	$74.00	$55.50

(1)	Source: Appraisal.

■	The Borrowers. The borrowers are JQH-Allen Development, LLC, JQH-Concord Development, LLC, JQH-Glendale, AZ Development, LLC, Hammons of Huntsville, LLC, JQH-Kansas City Development, LLC, JQH-Murfreesboro Development, LLC, and JQH-Norman Development, LLC, each a single-purpose, single-asset entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Hammons Hotel Portfolio Whole Loan. The Revocable Trust of John Q. Hammons, dated December 28, 1989, as Amended and Restated (“JQH”), an indirect owner of the borrowers, is the non-recourse carveout guarantor under the Hammons Hotel Portfolio Whole Loan.

The borrowers are indirectly wholly owned by JQH. As of October 2015, JQH indirectly owns and manages 37 hotels. JQH is required to maintain a minimum net worth and liquidity of $100 million (excluding the equity in the Hammons Hotel Portfolio Properties) and $7 million, respectively, throughout the term of the Hammons Hotel Portfolio Loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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As security for a line of credit, JQH has pledged its ownership interest in John Q. Hammons Hotels Development, LLC, which is the parent entity of 4 of the borrowers as well as 2 other affiliates who own hotel properties that are not part of the collateral for the Hammons Hotel Portfolio Loan. The lender under that credit line has alleged a breach of representations and warranties related to certain net worth requirements of the JQH, the guarantor on the line of credit. Additionally, JD Holdings, LLC and Atrium Hotels, L.P., 2 companies controlled by Jonathan Eilian, have filed suit against the borrowers, JQH and certain other affiliates regarding rights under the partnership agreement for Atrium Hotels, L.P. and a certain right of first refusal agreement. These agreements and the related litigations may result in the marketing of the properties for sale, and JD Holdings, LLC or an affiliate would then be entitled to exercise certain rights of first refusal with respect to the Hammons Hotel Portfolio Properties. See “Release of Collateral” below and “Description of the Mortgage Pool—Litigation Considerations” in the Free Writing Prospectus and the related exceptions to the representations and warranties set forth on Annex E-2 to the Free Writing Prospectus.

■	Escrows. On the origination date, the borrowers funded (i) a tax reserve in the amount of $3,172,482, (ii) a space rent reserve in the amount of $672,974 for eight months of the space rent payment associated with the Renaissance by Marriott Phoenix/Glendale, AZ Property and two months of the fixed ground rent payment associated with the Embassy Suites Huntsville, AL Property ground lease, and (iii) property improvement plan reserves to maintain the three Marriott properties in accordance with the applicable brand standards in the amount of $5,000,000 for the Renaissance by Marriott Phoenix/Glendale, AZ Property, $1,940,000 for the Courtyard by Marriott Dallas/Allen, TX Property, and $950,000 for the Residence Inn by Marriott Kansas City, MO Property related to capital expenditures and any future brand standard improvements.

On each due date, the borrowers will be required to fund (i) a tax, ground rent and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes, ground rent and insurance premiums over the then succeeding 12-month period (but excluding any payments in respect of taxes or insurance premiums to be made directly by one or more tenants or a ground lessor); provided, however, that reserve deposits for insurance premiums are not required if the borrowers are maintaining a blanket policy in accordance with the Hammons Hotel Portfolio Loan documents and there is no continuing event of default and (ii) a FF&E reserve in the amount of: (a) on each due date from October 2015 through and including September 2016, $360,433, (b) beginning on the due date in October 2016, the greater of (1) the monthly amount required to be reserved for each Hammons Hotel Portfolio Property pursuant to the applicable franchise agreement for the replacement of furniture, fixtures and equipment and (2) one-twelfth of 4% of the operating income for each Hammons Hotel Portfolio Property (or, in the case of the Renaissance by Marriott Glendale, AZ Property beginning on the due date in October 2017, one-twelfth of 5% of the operating income) for the previous 12-month period (as determined on August 31 of each year).

In addition, on each due date during the continuance of a Hammons Hotel Portfolio Trigger Period, the Hammons Hotel Portfolio Loan documents require an excess cash reserve or a property improvement plan reserve as discussed under “—Lockbox and Cash Management” below.

A “Hammons Hotel Portfolio Trigger Period” means any period (i) commencing upon the net operating income (as calculated under the Hammons Hotel Portfolio Loan documents) for the trailing 12-month period (as of the last day of any fiscal quarter) falling below the product of (x) $29,940,142 minus the net operating income as of the origination date of any Hammons Hotel Portfolio Property that has been released from the lien of the Hammons Hotel Portfolio Loan documents, times (y) 85%, and ending at the conclusion of the second consecutive fiscal quarter for which the net operating income is greater than or equal to such threshold; (ii) commencing upon the borrowers’ failure to deliver monthly, quarterly or annual financial reports and ending when such reports are delivered and indicate that no other Hammons Hotel Portfolio Trigger Period is ongoing; (iii) during the continuance of a Hammons Hotel Portfolio Franchise Trigger Period; and (iv) commencing when the borrower sponsor fails to maintain a net worth in excess of $100,000,000 excluding any assets attributable to the Hammons Hotel Portfolio Properties or liquid assets in excess of $7,000,000 (excluding any funds that are held by the lender in one or more accounts and sub-accounts established pursuant to the Hammons Hotel Portfolio Loan documents) and ending when such net worth and liquid assets thresholds are satisfied.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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A “Hammons Hotel Portfolio Franchise Trigger Period” means any period (a) commencing upon the occurrence of either (i) the failure to deliver, among other things, a replacement franchise agreement or management agreement (or an extension or written commitment by the applicable franchisor of an existing franchise agreement) with a term that extends at least 3 years beyond the maturity date of the Hammons Hotel Portfolio Whole Loan at least 18 months prior to the expiration date of such franchise agreement or (ii) the implementation of a property improvement plan as a condition to entering a replacement franchise agreement or the extension of the existing franchise agreement (other than the capital expenditures related to the upfront reserves for the Renaissance by Marriott Phoenix/Glendale, AZ Property, the Courtyard by Marriott Dallas/Allen, TX Property and the Residence Inn by Marriott Kansas City, MO Property described under “—Escrows” above) and (b) ending at the date upon which (x) the borrowers deliver, among other things, a replacement franchise agreement or management agreement (or an extension or written commitment by the applicable franchisor of an existing franchise agreement) with a term that extends at least 3 years beyond the maturity date of the Hammons Hotel Portfolio Whole Loan, and (y) if a property improvement plan is required in connection with such replacement (or extension or written commitment), the earlier to occur of (A) such property improvement plan being completed to the satisfaction of the applicable franchisor, (B) the balance in the property improvement plan reserve account being greater than or equal to 100% of the estimated cost to complete such property improvement plan, or (C) the delivery to the lender of a letter of credit in an amount equal to 100% of the estimated cost to complete such property improvement plan.

■	Lockbox and Cash Management. The Hammons Hotel Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The Hammons Hotel Portfolio Loan documents require the borrowers to direct credit card companies to remit all credit card receivables directly to one or more lender-controlled lockbox accounts, and require that all cash revenues relating to the Hammons Hotel Portfolio Properties and all other money received by the borrowers or the property manager with respect to the Hammons Hotel Portfolio Properties be deposited into such lockbox account or a lender-controlled cash management account within three business days following receipt. On each business day that no Hammons Hotel Portfolio Trigger Period or event of default under the Hammons Hotel Portfolio Whole Loan is continuing, all funds in the lockbox accounts are required to be swept into one or more borrower-controlled operating accounts. On each business day during the continuance of a Hammons Hotel Portfolio Trigger Period or an event of default, all funds in the lockbox accounts are required to be swept into a lender-controlled cash management account and, at lender’s discretion during an event of default under the Hammons Hotel Portfolio Whole Loan, (a) be used to pay debt service, required reserves and operating expenses, and (b) for all remaining amounts, be reserved in (i) an excess cash flow reserve account during the continuance of a Hammons Hotel Portfolio Trigger Period (other than as described in clause (ii) below) or event of default or (ii) a property improvement plan reserve account during the continuance of a Hammons Hotel Portfolio Trigger Period caused by a Hammons Hotel Portfolio Franchise Trigger Period (up to a cap of 100% of the estimated cost to complete the property improvement plan, less amounts then on deposit).

During the continuance of an event of default under the Hammons Hotel Portfolio Whole Loan, the lender may apply all funds on deposit in any of the accounts constituting collateral for the Hammons Hotel Portfolio Whole Loan to amounts payable under the Hammons Hotel Portfolio Loan documents and/or toward the payment of expenses of the Hammons Hotel Portfolio Properties, in such order of priority as the lender may determine.

■	Property Management. The Hammons Hotel Portfolio Properties are managed by John Q. Hammons Hotels Management, LLC pursuant to a management agreement. Under the Hammons Hotel Portfolio Loan documents, the Hammons Hotel Portfolio Properties are required to remain managed by (i) John Q. Hammons Hotels Management, LLC, (ii) Winegardner & Hammons, Inc. and John Q. Hammons Accounting Services, LLC for certain financial and accounting services for the Hammons Hotel Portfolio Properties, while John Q. Hammons Hotels Management, LLC is the property manager for any Hammons Hotel Portfolio Property, (iii) any management company that is affiliated with the franchisor or licensor of a franchise, (iv) any reputable and experienced professional hotel management company meeting certain experience requirements under the Hammons Hotel Portfolio Loan documents that is approved by the applicable franchisor, or (v) any other management company approved by the lender and with respect to which Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrowers to replace, the property manager with a property manager selected by the lender (i) during the continuance of an event of default under the Hammons Hotel Portfolio Whole Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files for or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Ground Leases and Space Lease. The borrower for the Embassy Suites Concord, NC Property is a tenant under a ground lease underlying the convention center at the Embassy Suites Concord, NC Property (the “Embassy Suites Concord Ground Lease”). The Embassy Suites Concord Ground Lease has an expiration date of December 9, 2059 (with three extension options through December 9, 2089). No ground rent is payable prior to November 21, 2022, at which time an annual ground lease payment of 0.25% of adjusted room sales for the previous calendar year (estimated to be approximately $27,188) will be due. The borrower for the Renaissance by Marriott Phoenix/Glendale, AZ Property is a tenant under a space lease for the convention center, expo hall and parking garage at the Renaissance by Marriott Phoenix/Glendale, AZ Property. The space lease has an expiration date of January 29, 2063 (with two extension options through January 29, 2083). The annual lease payment under the space lease is currently $1,419,741, calculated based on a fixed component of $985,725 plus a variable component based on the trailing 12-month revenue generated from the parking garage and expo hall. The borrower for the Embassy Suites Huntsville, AL Property is a tenant under a ground lease for the hotel and parking garage at the Embassy Suites Huntsville, AL Property (the “Embassy Suites Huntsville Ground Lease”). The Embassy Suites Huntsville Ground Lease has a term through February 15, 2104, and an annual ground lease payment of $224,595.

■	Release of Collateral. Provided no monetary default or event of default under the Hammons Hotel Portfolio Whole Loan is then continuing, at any time prior to the first due date following the earlier to occur of (a) the third anniversary of the origination date of the Hammons Hotel Portfolio Whole Loan and (b) the second anniversary of the closing date of the securitization into which the last piece of the Hammons Hotel Portfolio Whole Loan is deposited, the borrowers may obtain the release of one or more of the Hammons Hotel Portfolio Properties from the lien of the Hammons Hotel Portfolio Loan documents in connection with a bona fide third-party sale of such property or properties, subject to the satisfaction of certain conditions set forth in the Hammons Hotel Portfolio Loan documents, including among others: (i) prepayment in an amount equal to 115% of the allocated loan amount for each Hammons Hotel Portfolio Property being released and a prepayment fee equal to the greater of (a) a yield maintenance premium calculated based on the excess, if any, of the present values of the remaining scheduled principal and interest payments, over the outstanding principal balance of the Hammons Hotel Portfolio Whole Loan (calculated based on the portion being prepaid), and (b) 1% of the principal amount being prepaid; (ii) after giving effect to the release, the debt service coverage ratio (as calculated under the Hammons Hotel Portfolio Loan documents) for the remaining Hammons Hotel Portfolio Properties for the 12-month period preceding the end of the most recent fiscal quarter is no less than the greater of (a) 1.86x and (b) the debt service coverage ratio immediately prior to the release; (iii) delivery of Rating Agency Confirmation with respect to such partial release; and (iv) the satisfaction of certain REMIC requirements.

Provided no event of default under the Hammons Hotel Portfolio Whole Loan is then continuing, at any time on or after the first due date following the earlier to occur of (a) the third anniversary of the origination date of the Hammons Hotel Portfolio Whole Loan and (b) the second anniversary of the closing date of the securitization into which the last piece of the Hammons Hotel Portfolio Whole Loan is deposited, the borrowers may obtain the release of one or more of the Hammons Hotel Portfolio Properties from the lien of the Hammons Hotel Portfolio Loan documents, subject to the satisfaction of certain conditions set forth in the Hammons Hotel Portfolio Loan documents, including among others: (i) delivery of defeasance collateral in an amount equal to the lesser of (A) 115% of the allocated loan amount for each Hammons Hotel Portfolio Property being released and (B) the outstanding principal balance of the Hammons Hotel Portfolio Whole Loan, (ii) after giving effect to the release, the debt service coverage ratio (as calculated under the Hammons Hotel Portfolio Loan documents) for the remaining Hammons Hotel Portfolio Properties for the 12-month period preceding the end of the most recent fiscal quarter is no less than the greater of (a) 1.86x and (b) the debt service coverage ratio immediately prior to the release; (iii) delivery of Rating Agency Confirmation with respect to such partial defeasance; and (iv) the satisfaction of certain REMIC requirements.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrowers are required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or a similar or subsequent statute) in an amount equal to the full replacement cost of the Hammons Hotel Portfolio Properties (plus 18 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering the 12 months following restoration). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrowers are required to carry terrorism insurance throughout the term of the Hammons Hotel Portfolio Whole Loan as described in the preceding sentence, but in that event the borrowers are not required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the Hammons Hotel Portfolio Loan documents (without giving effect to the cost of terrorism and earthquake components of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrowers are required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In either such case, terrorism insurance may not have a deductible in excess of $50,000. The required terrorism insurance may be included in a blanket policy, provided that the borrowers provide evidence satisfactory to the lender that the insurance premiums for the Hammons Hotel Portfolio Properties are separately allocated to the Hammons Hotel Portfolio Properties and that the policy will provide the same protection as a separate policy. See “Risk Factors—Terrorism Insurance May Be Unavailable or Insufficient” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Parkside at So7
2401 West 7th Street
Fort Worth, TX 76107
Fort Worth
DOWNTOWN
Fort Worth Stockyards
OAKHURST
E NORTHSIDE DR
N MAIN ST
Greenwood Cemetery
WHITE SETTLEMENT RD
Tarrant County College-Trinity River Campus
Tarrant County College-Trinity River Campus East
Sundance Square
Fort Worth Intermodal Transit Center
Fort Worth Convention Center
Fort Worth City Hall
Fort Worth Water Gardens
GolfTEC Montgomery Plaza
W 7TH ST
Modern Art Museum of Fort Worth
Kimbell Art Museum
W LANCASTER AVE
Will Rogers Memorial Center
Farrington Field
Trinity Park
FOREST PARK BLVD
UNIVERSITY DR
CAMP BOWIE BLVD
ARLINGTON HEIGHTS
Fort Worth Botanic Gardens
Cook Children's Hospital
Kindred Hospital Fort Worth
Trimble Technical High School
Baylor Surgical Hospital
Plaza Medical Center Fort Worth
W ROSEDALE ST
E ROSEDALE ST
HISTORIC SOUTHSIDE
ALAMO HEIGHTS
MISTLETOE HEIGHTS
Baylor All Saints Medical Center Fort Worth
John Peter Smith Hospital
E ALLEN AVE
CHISHOLM TRAIL PKWY TOLLWAY
W VICKERY BLVD
FAIRMONT
Fort Worth Zoo
Colonial Golf Course
Texas Christian University
RYAN PLACE
S UNIVERSITY DR
8TH AVE
HEMPHILL ST
S MAIN ST
CARTIFACT
Northlake
Argyle
Frisco
Allen
Bartonville
Lewisville
Hebron
Plano
Parker
Roanoke
Flower Mound
Haslet
Carrollton
Farmers Branch
Richardson
Grapevine
Eagle Mountain
North Richland Hills
Colleyville
Garland
Saginaw
Hurst
Irving
Dallas
Fort Worth
Arlington
Grand Prairie
Benbrook
Kennedale
Duncanville
Hutchins
DeSoto
Wilmer
Crowley
Rendon
Mansfield
Cedar Hill
Burleson
Red Oak
Joshua
Midlothian
Alvarado
Waxahachie

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		SMF I
Location (City/State)	Fort Worth, Texas	Cut-off Date Principal Balance		$54,100,000
Property Type	Mixed Use	Cut-off Date Principal Balance per Unit(2)		$180,333.33
Size (Units)(1)	300	Percentage of Initial Pool Balance		6.4%
Total Occupancy as of 9/14/2015(1)	94.3%	Number of Related Mortgage Loans		None
Owned Occupancy as of 9/14/2015(1)	94.3%	Type of Security		Fee Simple
Year Built / Latest Renovation	2009, 2014 / NAP	Mortgage Rate		4.7440%
Appraised Value	$75,800,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		60

Underwritten Revenues	$7,528,287
Underwritten Expenses	$2,937,761	Escrows
Underwritten Net Operating Income (NOI)	$4,590,526		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,485,667	Taxes	$1,096,331	$109,633
Cut-off Date LTV Ratio	71.4%	Insurance	$151,313	$11,262
Maturity Date LTV Ratio(3)	64.7%	Replacement Reserve	$0	$5,468
DSCR Based on Underwritten NOI / NCF	1.36x / 1.33x	TI/LC(4)	$250,000	$3,271
Debt Yield Based on Underwritten NOI / NCF	8.5% / 8.3%	Other(5)	$106,565	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$54,100,000	72.2%	Purchase Price	$73,000,000	97.5%
Principal’s New Cash Contribution	20,800,315	27.8	Reserves	1,604,209	2.1
			Closing Costs	296,106	0.4
Total Sources	$74,900,315	100.0%	Total Uses	$74,900,315	100.0%

(1)	The Parkside at So7 Property is comprised of 300 multifamily units and 65,411 SF of commercial space. As of September 14, 2015, the multifamily units were 94.3% occupied and the commercial space was 75.1% leased.
(2)	The Cut-off Date Principal Balance per Unit is calculated using the 300 multifamily units. Based on 351,161 SF (287,750 SF of multifamily space and 65,411 SF of commercial space), the Cut-off Date Principal Balance per SF is $154.06.
(3)	The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $76,800,000 which assumes the commercial space has reached a stabilized occupancy. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value of $75,800,000, is 65.6%. See “—Appraisal” below.
(4)	TI/LC reserves are capped at $500,000. See “—Escrows” below.
(5)	Other reserve represents unfunded obligations reserves for tenant allowances and leasing commissions related to tenants Barre Code ($54,575), Sundt ($42,990) and MudSmith Coffee ($9,000). See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Parkside at So7 Loan”) is evidenced by a promissory note in the original principal amount of $54,100,000 and is secured by a first mortgage encumbering the borrowers’ fee simple interest in a mixed use property located in Fort Worth, Texas (the “Parkside at So7 Property”). The Parkside at So7 Loan was originated by Starwood Mortgage Capital LLC on September 15, 2015 and will be acquired by Starwood Mortgage Funding I LLC on or prior to the securitization Closing Date. The Parkside at So7 Loan represents approximately 6.4% of the Initial Pool Balance. The note evidencing the Parkside at So7 Loan has an outstanding principal balance as of the Cut-off Date of $54,100,000 and an interest rate of 4.7440% per annum. The borrowers utilized the proceeds of the Parkside at So7 Loan to purchase the Parkside at So7 Property, fund reserves and pay origination costs.
The Parkside at So7 Loan had an initial term of 120 months and has a remaining term of 120 months. The Parkside at So7 Loan requires payments of interest only through the due date in October 2020, after which it requires monthly payments of interest and principal sufficient to amortize the Parkside at So7 Loan over a 30-year amortization schedule. The scheduled maturity date is the due date in October 2025. The Parkside at So7 Loan may be voluntarily prepaid on or after the due date in November 2017 with the payment of a prepayment fee equal to the greater of (i) a yield maintenance premium calculated based on the excess, if any, of the present values of the remaining scheduled principal and interest payments, over the outstanding principal balance of the Parkside at So7 Loan, and (ii) 1% of the principal amount being prepaid. Voluntary prepayment of the Parkside at So7 Loan is permitted on and after the due date in June 2025 without payment of any yield maintenance or any other prepayment premium. Provided that no event of default has occurred and is continuing, defeasance with non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.
■	The Mortgaged Property. The Parkside at So7 Property is a 300 unit Class A+ multifamily complex located in Fort Worth, Texas in Tarrant County. In addition to the multifamily units, the Parkside at So7 Property includes 38,766 SF of retail space and 26,645 SF of office space. The Parkside at So7 Property was built in two phases. Phase I was built in 2009 and includes 71 multifamily units, as well as 65,411 SF of commercial space. Phase II includes 229 multifamily units and came online in April 2014. The unit mix is made up of 33 efficiency units, 181 one-bedroom units, and 86 two-bedroom units ranging from 558 SF to 1,586 SF. The weighted average unit size

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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is approximately 953 SF. The Parkside at So7 Property is LEED certified with amenities that include a fireside courtyard, two pools, lounge and game room, 24-hour fitness and cardio center and a business center. The Parkside at So7 Property also includes a private parking garage.

The Parkside at So7 Property is located at 2401 West 7th Street, Fort Worth, Texas and is situated at the gateway to the West 7th Street corridor of Fort Worth. Located one mile west of the Fort Worth central business district (“CBD”), it is within two miles of Sundance Square, the West 7th Street/Cultural District, the Museum District and the Medical District. As of September 14, 2015, Total Occupancy and Owned Occupancy at the Parkside at So7 Property was 94.3% for the multifamily space. As of September 14, 2015, the commercial space was 75.1% leased.

The following table presents certain information relating to the units and rent at the phase I portion of the Parkside at So7 Property:

Unit Type	# of Units	Average SF per Unit	Monthly Market Rent per Unit(1)	Monthly Actual Rent per Unit(2)	Underwritten Monthly Rent per Unit(2)	Underwritten Annual Rent(2)
1BR / 1.5BA – Chisholm	1	854	$1,601	$1,601	$1,601	$19,212
1BR / 1.5BA – Museum	7	990	1,804	1,722	1,722	144,672
1BR / 1.5BA – Sundance	24	1,010	1,842	1,760	1,763	507,828
1BR / 1.5BA – Bowie	8	1,120	2,002	1,895	1,895	181,872
1BR / 1.5BA – Fossil Creek	1	1,163	2,179	2,000	2,000	24,000
1BR / 1.5BA – Amon	1	1,298	2,228	2,200	2,200	26,400
2BR / 2.5BA – Heritage	8	1,308	2,366	2,329	2,338	224,472
2BR / 2.5BA – Overton	7	1,413	2,607	2,516	2,516	211,332
2BR / 2.5BA – Kimball	7	1,467	2,538	2,430	2,430	204,128
2BR / 2.5BA – Duke	6	1,487	2,974	2,890	2,890	208,068
2BR / 2.5BA – Trinity	1	1,586	3,750	3,390	3,390	40,680
Total / Wtd. Avg.	71	1,191	$2,189	$2,102	$2,104	$1,792,664

(1)	Source: Appraisal.
(2)	Based on the rent roll dated September 14, 2015 with vacant units grossed up to market rent.

The following table presents certain information relating to the units and rent at the phase II portion of the Parkside at So7 Property:

Unit Type	# of Units	Average SF per Unit	Monthly Market Rent per Unit(1)	Monthly Actual Rent per Unit(2)	Underwritten Monthly Rent per Unit(2)	Underwritten Annual Rent(2)
Efficiency	29	558	$1,121	$1,067	$1,071	$372,545
Efficiency	4	693	1,119	1,084	1,084	52,020
1BR / 1BA	58	700	1,321	1,318	1,318	917,210
1BR / 1BA	26	744	1,387	1,364	1,366	426,310
1BR / 1BA	5	804	1,443	1,402	1,402	84,132
1BR / 1BA	3	900	1,658	1,518	1,518	54,660
1BR / 1BA	4	952	1,666	1,593	1,593	76,440
1BR / 1BA	26	899	1,610	1,539	1,541	480,879
1BR / 1BA	16	1,040	1,903	1,627	1,696	325,672
1BR / 1BA	1	1,158	1,805	1,655	1,655	19,860
2BR / 2BA	24	1,116	1,912	1,844	1,855	534,372
2BR / 2BA	8	1,242	2,109	2,076	2,076	199,320
2BR / 2BA	3	1,248	2,122	2,005	2,005	72,180
2BR / 2BA	3	1,465	2,495	2,495	2,495	89,808
2BR / 2BA	5	1,285	2,200	2,160	2,160	129,624
2BR / 2BA	4	1,359	2,277	2,257	2,257	108,312
2BR / 2BA	5	1,398	2,516	2,358	2,358	141,504
2BR / 2BA	5	1,373	2,727	2,566	2,566	153,944
Total / Wtd. Avg.	229	878	$1,596	$1,535	$1,542	$4,238,792

(1)	Source: Appraisal.
(2)	Based on the rent roll dated September 14, 2015 with vacant units grossed up to market rent.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Parkside at So7 Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Chuy’s Mexican Food	NR / NR / NR	7,374	11.3%	$225,497	17.9%	$30.58	11/30/2025	3, 5-year options
GCG Time/Money Corporation	NR / NR / NR	8,016	12.3	166,332	13.2	20.75	10/31/2022	1, 5-year option
Trinity Merchants(2)	NR / NR / NR	4,137	6.3	99,288	7.9	24.00	11/30/2022	2, 5-year options
Barcadia	NR / NR / NR	3,000	4.6	96,000	7.6	32.00	3/31/2021	1, 5-year option
Floss Dental	NR / NR / NR	2,600	4.0	83,196	6.6	32.00	1/31/2021	2, 5-year options
Max’s Wine Dive	NR / NR / NR	2,376	3.6	72,468	5.8	30.50	8/31/2023	2, 5-year options
Sundt Construction	NR / NR / NR	2,866	4.4	68,784	5.5	24.00	9/30/2020	NA
MudSmith Coffee	NR / NR / NR	1,579	2.4	60,000	4.8	38.00	12/30/2020	2, 5-year options
Pho District	NR / NR / NR	2,197	3.4	57,120	4.5	26.00	2/17/2024	2, 5-year options
AZT Corporation(3)	NR / NR / NR	1,889	2.9	56,670	4.5	30.00	10/1/2020	NA
Ten Largest Tenants		36,034	55.1%	$985,355	78.3%	$27.35
Remaining		13,093	20.0	273,713	21.7	20.91
Vacant Spaces		16,284	24.9	0	0.0	0.00
Total / Wtd. Avg. Tenants		65,411	100.0%	$1,259,068	100.0%	$25.63

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Trinity Merchants has a one-time right to terminate its lease effective November 1, 2020 upon six months’ notice and payment of a termination fee equal to the unamortized improvement allowance and leasing commissions.
(3)	AZT Corporation is an affiliate of the Parkside at So7 borrowers.
■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Parkside at So7 Property:

Cash Flow Analysis(1)(2)

	TTM 8/31/2015	Underwritten	Underwritten $ per Unit/SF(3)
Multifamily Base Rent	$5,058,074	$5,674,381	$18,914.60
Commercial Base Rent	1,124,945	1,259,068	19.25
Multifamily Gross Up Vacancy	0	358,153	1,193.84
Commercial Gross Up Vacancy	0	461,700	7.06
Gross Potential Rent	$6,183,019	$7,753,302	$22.08
Multifamily Economic Vacancy & Credit Loss	0	(604,775)	(2,015.92)
Commercial Economic Vacancy & Credit Loss	0	(461,700)	(7.06)
Total Rent Revenue	$6,183,019	$6,686,827	$19.04
Commercial Reimbursements	0	427,050	6.53
Multifamily Other Revenue(4)	388,393	414,410	1,381.37
Effective Gross Income	$6,571,412	$7,528,287	$21.44

Shared Operating Expenses	$2,147,027	$1,887,428	$5.37
Multifamily Operating Expenses	728,189	728,189	2,427.30
Commercial Operating Expenses	322,145	322,145	4.92
Total Operating Expenses	$3,197,361	$2,937,761	$8.37

Net Operating Income	$3,374,051	$4,590,526	$13.07
TI/LC	0	39,247	0.30
Multifamily Replacement Reserves	0	55,800	186.00
Commercial Replacement Reserves	0	9,812	0.15
Net Cash Flow	$3,374,051	$4,485,667	$12.77

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.
(2)	The Parkside at So7 Property multifamily component was built in two phases. Phase I (71 units) came online in 2009 and phase II (229 units) came online in April 2014. Due to the recent lease up of the phase II portion of the Parkside at So7 Property, historical financial information is limited and multifamily Effective Gross Income is underwritten to the trailing 12 months’ collections ($1,727,546) for the phase I portion and to the annualized trailing five months’ collections ($4,114,624) for the phase II portion.
(3)	The Parkside at So7 Property is comprised of 300 multifamily units and 65,411 SF of commercial space. Underwritten $ per Unit for line items particular to the multifamily component are represented on a per unit basis based upon the 300 multifamily units. All expenses specific to the commercial component are represented on a per SF basis based upon the 65,411 SF. The expenses shared between both the multifamily and commercial spaces are represented on a per SF basis using the Parkside at So7 Property’s total space of 351,161 SF.
(4)	Other Revenue consists primarily of late fees, pet fees, tenant utility reimbursements and lease termination fees.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Appraisal. According to the appraisal, the Parkside at So7 Property had an “as-is” appraised value of $75,800,000 as of an effective date of August 7, 2015 and an “as stabilized” appraised value of $76,800,000 as of August 7, 2016. As of August 7, 2015, the multifamily space had an “as-is” appraised value of $58,700,000 and the commercial space had an “as-is” appraised value of $17,100,000. The commercial space has an “as stabilized” value of $18,100,000, which assumes a stabilized occupancy of 89.0% and has an effective date as of August 7, 2016.
■	Environmental Matters. The Phase I environmental report, dated August 13, 2015, reported that the Parkside at So7 Property is located within a larger site that in 1997 became subject to a voluntary cleanup program under the Texas Commission on Environmental Quality due to contamination of soil and groundwater with polycyclic aromatic hydrocarbons and total petroleum hydrocarbons. Contaminated soils were removed and an institutional control prohibiting groundwater use was issued for the site, and the Texas Commission on Environmental Quality subsequently issued a certificate of completion for the site in 1999. In addition, the Phase I environmental report reported that the Parkside at So7 Property is located 140 feet downgradient from a property with groundwater that was and remains impacted with chlorinated solvents above applicable potable-water protective concentration levels, for which such property received an official state designation certifying that such groundwater is not used as potable water and is prohibited from future use as potable water.
■	Multifamily Market Overview and Competition. The Parkside at So7 Property is located in Fort Worth, Texas, in Tarrant County. The Parkside at So7 Property is a Class A+ apartment complex located in an area known as the West 7th District, one mile west of the Fort Worth CBD. The Parkside at So7 Property is within two miles of Sundance Square, the West 7th Street/Cultural District, the Museum District and the Medical District. Major thoroughfares located near the Parkside at So7 Property include I-30, I-35 West and Chisolm Trail Parkway. The Parkside at So7 Property is located in the Northwest Apartment submarket. According to a market research report, the Northwest Apartment submarket is 91% occupied as of the first quarter of 2015. In the past 20 years, the Northwest Apartment submarket has expanded from 849 units to 6,961 units. Despite the increase in supply, the submarket has an average of 91% occupancy over the 20-year period. Rents have grown 4.7% per year on average over the last 20 years. The 2015 population in the Fort Worth – Arlington, Texas MSA was 2,398,600, with an estimated median household income of $60,600. The 2015 population in a 3-mile radius of the Parkside at So7 Property is 83,577 with an estimated median household income of $43,465. The appraiser concluded market rents ranging from $1,119 for efficiency units to $3,750 for 3 BR / 2.5 BA units.

Comparable Set(1)

	Bell Lancaster	Elan West 7th (2)	Lofts at West 7th III	Trinity District	Vue de Musee
City	Fort Worth	Fort Worth	Fort Worth	Fort Worth	Fort Worth
Total Occupancy	95%	31%	96%	93%	96%

(1)	Source: Appraisal.
(2)	Elan West 7th is in lease-up and is not yet stabilized.

According to a market research report, the Central Fort Worth retail submarket contained approximately 23,737,243 SF of inventory as of the second quarter of 2015. As of the second quarter of 2015, the Central Fort Worth retail submarket had a vacancy rate of 8.4%. The appraiser concluded a market rent of $30.00, $31.00 and $24.00 for the retail space, the restaurant space and the office space at Parkside at So7 Street Property, respectively.

■	The Borrowers. The borrowers are T Parkside KTX TX, LLC; T Parkside SDL TX, LLC, T Parkside SMR TX, LLC, T Parkside OTTM TX, LLC and T Parkside FHV TX, LLC, each a single-purpose entity formed solely for the purpose of owning and operating the Parkside at So7 Property. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Parkside at So7 Loan. The borrowers own the Parkside at So7 Property as tenants-in-common and have waived their respective rights to partition. 2005 ZST/TBT Descendant’s Trust – T Trust, a Texas trust, and Zaffar S. Tabani are the non-recourse carveout guarantors under the Parkside at So7 Loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Zaffar S. Tabani is the president and CEO of The Tabani Group, a family owned and operated developer based in Dallas, Texas. The Tabani Group owns commercial real estate properties totaling more than $650 million in value. The Tabani Group’s portfolio consists mostly of retail and multifamily properties. It currently has a portfolio of more than 50 assets totaling more than 6.1 million SF of retail space and more than 1,400 multifamily units.

■	Escrows. On the origination date of the Parkside at So7 Loan, the borrowers funded escrow reserves in the amounts of (i) $1,096,331 with respect to certain real estate taxes, (ii) $151,313 with respect to certain insurance reserves, (iii) $250,000 for tenant improvements and leasing commissions reserves and (iv) $106,565 for tenant allowances and leasing commissions related to tenants Barre Code ($54,575), Sundt ($42,990) and MudSmith Coffee ($9,000). On each due date, the borrowers are required to fund (i) a tax and insurance reserve in monthly amounts equal to one-twelfth of the amounts the lender estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period, which currently equate to $109,633 and $11,262, respectively, (ii) a replacement reserve in the monthly amount of $5,468 and (iii) a tenant improvement and leasing commission reserve equal to $3,271, capped at $500,000.
■	Lockbox and Cash Management. The Parkside at So7 Loan is structured with a springing lockbox and springing cash management. Following the occurrence of the first Parkside at So7 Sweep Event, the Parkside at So7 Loan documents require the borrowers and/or property manager to cause rents to be deposited directly to a lender-controlled lockbox account with respect to the multifamily units and to direct the commercial tenants to pay their rents directly to a lender-controlled lockbox account. Following the occurrence of a Parkside at So7 Sweep Event, funds on deposit in the lockbox account are required to be transferred on a daily basis to a lender-controlled cash management account. On each due date during a Parkside at So7 Sweep Event, the Parkside at So7 Loan documents require that all amounts on deposit in the cash management account be used to pay debt service, fund required reserves and pay operating expenses, and all remaining amounts will be deposited in the excess cash flow reserve account and held as additional collateral for the Parkside at So7 Loan.

A “Parkside at So7 Sweep Event” means any period (i) after the occurrence of an event of default under the Parkside at So7 Loan until cured (so long as no other Parkside at So7 Sweep Event is in effect) or (ii) during which the debt service coverage ratio of the Parkside at So7 Property (based on the trailing 12 calendar months and as determined by the lender) is less than 1.10x until the debt service coverage ratio of the Parkside at So7 Property (based on trailing 12 calendar months and as determined by the lender) is equal to or greater than 1.25x for two consecutive calendar quarters (so long as no other Parkside at So7 Sweep Event is in effect).

■	Property Management. The Parkside at So7 Property is currently managed by ZRS Management, LLC pursuant to a management agreement. Under the Parkside at So7 Loan documents, the Parkside at So7 Property may be managed by ZRS Management, LLC or any other management company reasonably approved by the lender and with respect to which a Rating Agency Confirmation has been received. Upon any of (i) the occurrence of an event of default under the Parkside at So7 Loan documents, (ii) the debt service coverage ratio of the Parkside at So7 Property (based on the trailing 12 calendar months) being less than 1.10x, (iii) the continuance of a default by the property manager under the management agreement beyond any applicable notice and cure period, (iv) the filing of a bankruptcy petition or the occurrence of a similar event with respect to the property manager or (v) engagement by the property manager in gross negligence, fraud, willful misconduct or misappropriation of funds, the lender may require the borrowers to terminate the management agreement and replace the property manager with a new property manager selected by the borrowers, subject to the lender’s approval and, if required by the lender, with respect to which a Rating Agency Confirmation has been received.
■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy in an amount equal to the full replacement cost of the Parkside at So7 Property and 18 months of business interruption insurance that provide coverage for certified and non-certified acts of terrorism (as such term is defined in TRIPRA or a similar or subsequent statute). The required terrorism insurance may be included in a blanket policy, provided that, among other things, any such blanket policy specifically allocates to the Parkside at So7 Property the amount of coverage from time to time required under the Parkside at So7 Loan agreement. See “Risk Factors–Terrorism Insurance May Be Unavailable or Insufficient” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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444-450 WEST 56TH STREET

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

74

444-450 WEST 56TH STREET

444-450 West 56th Street
444-450 West 56th Street
New York, NY 10019
New York
MANHATTAN
LINCOLN SQUARE
CLINTON (HELL'S KITCHEN)
Fordham University Law School
Time Warner Center
CBS Broadcast Center
Hearst Magazine Building
Metropolitan Transportation Authority
One Worldwide Plaza
W 57TH STREET
TENTH AVENUE
NINTH AVENUE
EIGHTH AVENUE
ELEVENTH AVENUE
CARTIFACT

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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444-450 WEST 56TH STREET

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller	CGMRC
Location (City/State)	New York, New York		Cut-off Date Principal Balance	$30,000,000
Property Type	Office		Cut-off Date Principal Balance per SF	$105.45
Size (SF)	284,500		Percentage of Initial Pool Balance	3.5%
Total Occupancy as of 5/31/2015	86.6%		Number of Related Mortgage Loans	None
Owned Occupancy as of 5/31/2015	86.6%		Type of Security	Fee Simple
Year Built / Latest Renovation	1917 / 1994		Mortgage Rate	4.3000%
Appraised Value(1)	$160,000,000		Original Term to Maturity (Months)	120
			Original Amortization Term (Months)	NAP
			Original Interest Only Term (Months)	120

Underwritten Revenues	$4,612,197
Underwritten Expenses	$1,253,459	Escrows
Underwritten Net Operating Income (NOI)	$3,358,738		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,016,239	Taxes	$316,314	$79,078
Cut-off Date LTV Ratio	18.8%	Insurance	$88,415	$9,824
Maturity Date LTV Ratio	18.8%	Replacement Reserve	$0	$8,356
DSCR Based on Underwritten NOI / NCF	2.57x / 2.31x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	11.2% / 10.1%	Other(2)	$93,035	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$30,000,000	99.6%	Loan Payoff	$24,072,824	79.9%
Other Sources	135,000	0.4	Principal Equity Distribution	4,892,634	16.2
			Closing Costs	671,778	2.2
			Reserves	497,764	1.7
Total Sources	$30,135,000	100.0%	Total Uses	$30,135,000	100.0%

(1)	The $160,000,000 appraised value is the sum of $130,000,000 attributable to the value of the leased fee interest and $30,000,000 attributable to the value of unused development rights at the 444-450 West 56th Street Property. See “—Appraisal” below.
(2)	Other upfront reserve represents $93,035 for deferred maintenance at the 444-450 West 56th Street Property. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “444-450 West 56th Street Loan”) is evidenced by a note in the original principal amount of $30,000,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a 284,500 SF office building located in New York, New York (the “444-450 West 56th Street Property”). The 444-450 West 56th Street Loan was originated by Citigroup Global Markets Realty Corp. on September 18, 2015 and represents approximately 3.5% of the Initial Pool Balance. The note evidencing the 444-450 West 56th Street Loan has an outstanding principal balance as of the Cut-off Date of $30,000,000 and an interest rate of 4.3000% per annum. The proceeds of the 444-450 West 56th Street Loan were primarily used to refinance the existing debt on the 444-450 West 56th Street Property, fund reserves and pay origination costs.

The 444-450 West 56th Street Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The 444-450 West 56th Street Loan requires monthly payments of interest only during its term. The scheduled maturity date of the 444-450 West 56th Street Loan is the due date in October 2025. At any time after the second anniversary of the securitization Closing Date, the 444-450 West 56th Street Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the 444-450 West 56th Street Loan documents. Voluntary prepayment of the 444-450 West 56th Street Loan in whole is permitted on or after the due date occurring in July 2025 without payment of any prepayment premium.

The 444-450 West 56th Street Loan has received a credit assessment of BBB+ by KBRA.

■	The Mortgaged Property. The 444-450 West 56th Street Property consists of four contiguous four-story office buildings totaling 284,500 SF that were initially constructed in 1917 and renovated in 1994. The 444-450 West 56th Street Property is located at the southeast corner of West 56th Street and Tenth Avenue in the Hell’s Kitchen neighborhood of Manhattan in New York City. As of May 31, 2015, the 444-450 West 56th Street Property was 86.6% occupied by two tenants. The largest tenant, the Board of Education of the City School District of the City of New York as assignee of the New York City School Construction Authority (“NYCSCA”), occupies 235,000 SF or 82.6% of gross leasable area on a lease expiring in September 2024. NYCSCA utilizes the space as two city schools, Independence High School and the High School for Environmental Studies. Sync Sound leases 11,500 SF of occupied space or 4.0% of gross leasable area at the 444-450 West 56th Street Property on a month-to-month basis. NYCSCA and Sync Sound have each occupied their space at the 444-450 West 56th Street Property

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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since 1995 and 1983, respectively. In addition to the improvements currently constructed at the 444-450 West 56th Street Property, there is 118,341 SF of unused development rights which are part of the collateral for the 444-450 West 56th Street Property and not subject to any release provisions for the 444-450 West 56th Street Loan term.

The following table presents certain information relating to the major tenants at the 444-450 West 56th Street Property:

Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
NYCSCA(2)	AA / Aa2 / AA	235,000	82.6%	$3,553,577	93.1%	$15.12	9/8/2024	NA
Sync Sound(3)	NR / NR / NR	11,500	4.0	264,000	6.9	22.96	MTM	NA
Largest Tenants		246,500	86.6%	$3,817,577	100.0%	$15.49
Remaining Tenants		0	0.0	0	0.0	0.00
Vacant		38,000	13.4	0	0.0	0.00
Total / Wtd. Avg. All Tenants		284,500	100.0%	$3,817,577	100.0%	$15.49

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	NYCSCA has the option to terminate its lease at any time upon one year’s notice.
(3)	Sync Sound currently leases its space on a month-to-month basis. Sync Sound has occupied its space at the 444-450 West 56th Street Property since 1983.

The following table presents the lease rollover schedule at the 444-450 West 56th Street Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	11,500	4.0%	4.0%	$264,000	6.9%	$22.96	1
2015	0	0.0	4.0%	0	0.0	0.00	0
2016	0	0.0	4.0%	0	0.0	0.00	0
2017	0	0.0	4.0%	0	0.0	0.00	0
2018	0	0.0	4.0%	0	0.0	0.00	0
2019	0	0.0	4.0%	0	0.0	0.00	0
2020	0	0.0	4.0%	0	0.0	0.00	0
2021	0	0.0	4.0%	0	0.0	0.00	0
2022	0	0.0	4.0%	0	0.0	0.00	0
2023	0	0.0	4.0%	0	0.0	0.00	0
2024	235,000	82.6	86.6%	3,553,577	93.1	15.12	1
2025	0	0.0	86.6%	0	0.0	0.00	0
2026 & Thereafter	0	0.0	86.6%	0	0.0	0.00	0
Vacant	38,000	13.4	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	284,500	100.0%		$3,817,577	100.0%	$15.49	2

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the 444-450 West 56th Street Property:

Historical Leased %(1)

	2012	2013	2014	As of 5/31/2015
Owned Space	86.6%	86.6%	86.6%	86.6%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 444-450 West 56th Street Property:

Cash Flow Analysis(1)

	2012	2013	2014	Underwritten	Underwritten $ per SF
Base Rent	$2,871,042	$2,736,208	$2,998,636	$3,377,750	$11.87
Contractual Rent Steps(2)	0	0	0	439,827	1.55
Gross Up Vacancy	0	0	0	1,748,000	6.14
Total Rent	$2,871,042	$2,736,208	$2,998,636	$5,565,577	$19.56
Total Reimbursables	722,028	725,617	706,950	738,993	2.60
Other Income	42,503	26,052	55,627	55,627	0.20
Vacancy & Credit Loss	0	0	0	(1,748,000)	(6.14)
Effective Gross Income	$3,635,573	$3,487,877	$3,761,213	$4,612,197	$16.21

Real Estate Taxes	$825,915	$840,683	$892,704	$912,532	$3.21
Insurance	118,745	137,228	112,273	112,273	0.39
Management Fee	50,000	50,000	50,000	50,000	0.18
Other Operating Expenses	177,499	154,501	169,124	178,653	0.63
Total Operating Expenses	$1,172,159	$1,182,412	$1,224,101	$1,253,459	$4.41

Net Operating Income	$2,463,414	$2,305,464	$2,537,112	$3,358,738	$11.81
TI/LC	0	0	0	242,228	0.85
Replacement Reserves	0	0	0	100,271	0.35
Net Cash Flow	$2,463,414	$2,305,464	$2,537,112	$3,016,240	$10.60

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Contractual rent steps of $439,827 represent the present value of NYCSCA’s rent increase to $16.00 per SF occurring on September 1, 2019.

■	Appraisal. According to the appraisal, the 444-450 West 56th Street Property had an “as-is” appraised value of $160,000,000 as of July 1, 2015. The $160,000,000 appraised value consists of $130,000,000, which is attributable to the value of the leased fee interest and $30,000,000, which is attributable to the value of unused development rights at the 444-450 West 56th Street Property. In order to determine the “as-is” market value of the 444-450 West 56th Street Property, the appraiser relied upon several valuation approaches. The appraiser concluded a land value “as-vacant” of $160,000,000 based on seven comparable land sales. In addition, the appraiser concluded an “as-is” value of $140,000,000 based on ten comparable improved sales, which includes $30,000,000 of value related to 118,341 SF of unused development rights. Lastly, the appraiser concluded an “as-is” value of $160,000,000 based on a discounted cash flow analysis that assumes, among other things, the existing rental rate for the NYCSCA lease will increase to the concluded market rent of $46.00 per SF at lease expiration. The discounted cash flow analysis also includes the $30,000,000 of value attributable to the unused development rights. Per the appraisal, the concluded “as-is” market value of $160,000,000 relies on both the sales comparison approach and the income capitalization approach.

■	Environmental Matters. Based on a Phase I environmental report dated June 24, 2015, the environmental consultant did not identify evidence of a recognized environmental condition and did not recommend any further action other than the institution of an operations and maintenance plan for asbestos, which was in place at origination of the 444-450 West 56th Street Loan.

■	Market Overview and Competition. According to the appraisal, the 444-450 West 56th Street Property is part of the Midtown Manhattan office market which, as of the first quarter of 2015, contains a total inventory of approximately 240 million SF, has a direct vacancy rate of 7.9% and an average Class B office space rental rate of $55.39 per SF. The 444-450 West 56th Street Property is located within the Midtown West office district and more specifically located within the West Side submarket. The West Side submarket runs from 42nd Street north to 72nd Street and from Seventh Avenue west to the Hudson River. As of the first quarter of 2015, the Midtown West office district reported a total inventory of approximately 23.6 million SF of Class B office space, a 7.5% direct vacancy rate and an overall weighted average rental rate of $55.34 per SF. As of the first quarter of 2015, the West Side office submarket reported a total inventory of approximately 4.0 million SF of Class B office space, a 7.9% direct vacancy rate and an overall weighted average rental rate of $58.58 per SF.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The appraiser identified seven buildings with comparable leases and concluded a rental rate of $46.00 per SF on a modified gross basis for the 444-450 West 56th Street Property which is higher than the average in place rent.

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the 444-450 West 56th Street Property:

Office Lease Comparables(1)

	1697 Broadway	330 West 34th Street	321 West 44th Street	519 Eighth Avenue
Year Built	1925	1925	1929	1925
Total Building NRA	96,067	675,000	200,000	355,000
Quoted Rent Rate per SF	$45.00	$67.00	$55.00	$42.00

	460 West 34th Street	80 West End Avenue	423 West 55th Street
Year Built	1927	1921	1925
Total Building NRA	723,975	218,543	273,000
Quoted Rent Rate per SF	$41.00	$60.64	$34.50

(1)	Source: Appraisal.

■	The Borrower. The borrower is 444 56th Street Realty Co. LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 444-450 West 56th Street Loan. The non-recourse carveout guarantor for the 444-450 West 56th Street Loan is LCBS Corporation. Pursuant to the 444-450 West 56th Street Loan documents, LCBS Corporation is required to maintain a minimum net worth and liquidity of $20,000,000 and $1,000,000 respectively. LCBS Corporation is controlled by the principals of Enterprise Asset Management, a privately owned business founded in 1968 with the purposes of acquiring, developing, and managing real estate throughout the United States. Enterprise Asset Management has a current real estate portfolio consisting of approximately 3.4 million SF of office space, 2,500 multi-family residential units and two regional shopping malls in Texas containing over 1.0 million SF of gross leasable area.

■	Escrows. On the origination date of the 444-450 West 56th Street Loan, the borrower funded aggregate reserves of $497,764 with respect to the 444-450 West 56th Street Property, comprised of (i) $316,314 for real estate taxes, (ii) $88,415 for insurance premiums and (iii) $93,035 for deferred maintenance costs at the 444-450 West 56th Street Property.

Additionally, on each due date, the borrower is required to fund the following reserves: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period, (ii) at the option of the lender, if the liability or casualty policy maintained by the borrower does not constitute an approved blanket or umbrella insurance policy under the 444-450 West 56th Street Loan documents, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period and (iii) a replacement reserve in the amount of $8,356.

■	Lockbox and Cash Management. The 444-450 West 56th Street Property is structured with a hard lockbox, which is in place, and springing cash management. Upon origination, the borrower delivered notice to tenants directing the tenants to pay their rents directly into such lender-controlled lockbox account. On each business day during which no 444-450 West 56th Street Trigger Period is ongoing, funds on deposit in the lockbox account are required to be transferred to an account designated by the borrower. During the continuance of a 444-450 West 56th Street Trigger Period, amounts on deposit in the lockbox account are required to be transferred to a lender-controlled cash management account (which cash management account is required to be established and thereafter maintained by the lender on the borrower’s behalf upon the commencement of the first 444-450 West 56th Street Trigger Period). On each due date, the 444-450 West 56th Street Loan documents require that all amounts on deposit in the cash management account, if any, after payment of debt service and funding of any required monthly reserves for budgeted operating expenses, real estate taxes, insurance premiums, replacement reserves, and other amounts due under the loan documents: (i) to the extent that a 444-450 West 56th Street Trigger Period exists, be held by the lender as additional collateral and (ii) to the extent that no 444-450 West 56th

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Street Trigger Period exists, be disbursed to the borrower. During the continuance of an event of default under the 444-450 West 56th Street Loan, the lender may apply any funds in the cash management account to amounts payable under the 444-450 West 56th Street Loan and/or toward the payment of expenses of the 444-450 West 56th Street Property, in such order of priority as the lender may determine.

A “444-450 West 56th Street Trigger Period” means a period commencing upon the earliest of (i) the occurrence of an event of default under the 444-450 West 56th Street Loan documents and continuing until the same is cured, (ii) the date that the debt service coverage ratio is less than 1.60x and continuing until the debt service coverage ratio is equal to or greater than 1.65x for two consecutive calendar quarters or (iii) the occurrence of a 444-450 West 56th Street Specified Tenant Trigger Period, and continuing until the same is cured.

A “444-450 West 56th Street Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a 444-450 West 56th Street Specified Tenant being in default under its lease beyond applicable notice and cure periods, (ii) a 444-450 West 56th Street Specified Tenant failing to be in actual, physical possession of its space, failing to be open to the public for business during customary hours and/or “going dark” in its space, (iii) a 444-450 West 56th Street Specified Tenant giving notice that it is terminating its lease, (iv) any termination, cancellation or failure to be in full force and effect of any 444-450 West 56th Street Specified Tenant lease, (v) any bankruptcy or similar insolvency of any 444-450 West 56th Street Specified Tenant and (vi) a 444-450 West 56th Street Specified Tenant failing to extend or renew the applicable 444-450 West 56th Street Specified Tenant lease on or before the earlier of one year prior to the expiration of the lease term and the date on which notice is required under such lease; and (B) expiring upon the first to occur of the lender’s receipt of reasonably acceptable evidence of (1) the occurrence of the applicable 444-450 West 56th Street Specified Tenant Cure Event, or (2) the borrower leasing substantially all or a portion of the space demised to the 444-450 West 56th Street Specified Tenant for a term of at least three years and the applicable tenant under the lease being in physical occupancy of the premises and paying the full amount of the rent due under its lease, which rent (together with all other underwritable cash flow at the 444-450 West 56th Street Property) results in a debt yield equal to or greater than 9%. Notwithstanding the foregoing, in no event shall a 444-450 West 56th Street Specified Tenant Trigger Period be deemed to exist during any period that either (i) the debt yield at the 444-450 West 56th Street Property equals or exceeds 9% or (ii) both (A) either (x) the debt service coverage ratio at the 444-450 West 56th Street Property equals or exceeds 1.60x or (y) the applicable 444-450 West 56th Street Specified Tenant Trigger Period occurred as a result of a 444-450 West 56th Street Specified Tenant being in a holdover period pursuant to its lease and such 444-450 West 56th Street Specified Tenant is paying full, unabated rent in the amount set forth in its lease immediately prior to its expiration and (B) either (x) the balance in the excess cash flow reserve account equals or exceeds $39.17 times the number of SF demised pursuant to the applicable 444-450 West 56th Street Specified Tenant’s lease or (y) the borrower has deposited cash or a letter of credit (or lender shall have collected and be holding excess cash flow) as additional collateral for the 444-450 West 56th Street Loan in an amount equal to $39.17 times the number of SF demised pursuant to the applicable 444-450 West 56th Street Specified Tenant’s lease.

“444-450 West 56th Street Specified Tenant Cure Event” means, as applicable, with respect to clause (A)(i) above, the applicable 444-450 West 56th Street Specified Tenant has cured all defaults under the applicable lease in all material respects; with respect to clause (A)(ii) above, the applicable 444-450 West 56th Street Specified Tenant is (x) in actual, physical possession of its space (or applicable portion thereof) and (y) to the extent the applicable 444-450 West 56th Street Specified Tenant is a retail tenant, open to the public for business during customary hours and not “dark” in its space (or applicable portion thereof); with respect to clause (A)(iii) above, the applicable 444-450 West 56th Street Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable lease and has re-affirmed the applicable lease as being in full force and effect; with respect to clause (A)(iv) above, the applicable 444-450 West 56th Street Specified Tenant has renewed or extended the applicable lease for the renewal term specified in the 444-450 West 56th Street Loan documents; with respect to clause (A)(v) above, the applicable 444-450 West 56th Street Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable lease pursuant to final, non-appealable order of a court of competent jurisdiction; and with respect to clause (A)(vi) above, the applicable 444-450 West 56th Street Specified Tenant is paying full, unabated rent under the applicable lease.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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A “444-450 West 56th Street Specified Tenant” means (i) NYCSCA, (ii) to the extent that NYCSCA’s lease is no longer in full force and/or effect, any tenant whose lease accounts for thirty percent (30%) or more of the annual gross rents at the 444-450 West 56th Street Property and (iii) any current or future guarantor(s) of any lease related to the foregoing.

■	Property Management. The 444-450 West 56th Street Property is currently managed by Cushman & Wakefield, Inc. pursuant to a management agreement. Under the 444-450 West 56th Street Loan documents, the 444-450 West 56th Street Property may not be managed by any party other than Cushman & Wakefield, Inc. or another management company approved by the lender, which approval may be conditioned upon the lender’s receipt of a Rating Agency Confirmation. The lender has the right to terminate the management agreement and replace the property manager or require that the borrower terminate the management agreement and replace the property manager if (a) the property manager becomes insolvent or a debtor in (i) any involuntary bankruptcy or insolvency proceeding that is not dismissed within ninety days of the filing thereof, or (ii) any voluntary bankruptcy or insolvency proceeding; (b) there exists a 444-450 West 56th Street Trigger Period which remains uncured and is continuing; (c) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; or (d) there exists a default by the property manager beyond all applicable notice and cure periods under the management agreement.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy in an amount equal to 100% of the full replacement cost of the 444-450 West 56th Street Property, plus a business interruption insurance policy that provides 18 months of business interruption coverage with an additional six-month extended period of indemnity or until the income is restored to prior level (whichever first occurs). The insurance policies are not permitted to exclude terrorism coverage. See “Risk Factors—Terrorism Insurance May Be Unavailable or Insufficient” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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KROGER

RAC
Rent-A-Center
SALLY BEAUTY SUPPLY

planet fitness

pro-cuts
DONUTS
SUBWAY

DENTON THRIFT

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

83

DENTON CENTER

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Denton, Texas	Cut-off Date Principal Balance		$29,750,000
Property Type	Retail	Cut-off Date Principal Balance per SF		$88.78
Size (SF)(1)	335,102	Percentage of Initial Pool Balance		3.5%
Total Occupancy as of 8/1/2015(2)	85.3%	Number of Related Mortgage Loans		None
Owned Occupancy as of 8/1/2015(2)	85.3%	Type of Security		Fee Simple
Year Built / Latest Renovation	1964, 1984, 2001 / NAP	Mortgage Rate		4.5000%
Appraised Value	$38,500,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120
Underwritten Revenues	$4,103,670
Underwritten Expenses	$1,169,243	Escrows
Underwritten Net Operating Income (NOI)	$2,934,427		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,658,850	Taxes	$364,505	$45,563
Cut-off Date LTV Ratio(3)	65.7%	Insurance	$0	$0
Maturity Date LTV Ratio(3)	65.7%	Replacement Reserve(4)	$200,000	$0
DSCR Based on Underwritten NOI / NCF(2)	2.16x / 1.96x	TI/LC(4)	$200,000	$0
Debt Yield Based on Underwritten NOI / NCF(2)	9.9% / 8.9%	Other(5)	$7,702,350	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$29,750,000	100.0%	Loan Payoff	$20,107,397	67.6%
			Reserves	8,466,855	28.5
			Principal Equity Distribution	751,022	2.5
			Closing Costs	424,726	1.4
Total Sources	$29,750,000	100.0%	Total Uses	$29,750,000	100.0%

(1)	Total SF includes 27,609 SF for the Movie Tavern expansion which is expected to be completed in March 2016. Movie Tavern is adding five new screens to its theater, increasing its total screen count from four to nine screens.

(2)	Total Occupancy and Owned Occupancy include 27,609 SF for the Movie Tavern expansion, expected to be completed in March 2016. We cannot assure you that Movie Tavern will complete the expansion, or pay rent on the expansion space as expected or at all. Total Occupancy and Owned Occupancy excluding the Movie Tavern expansion are both 77.1%. Additionally, without the Movie Tavern expansion, the DSCR Based on Underwritten NOI / NCF are 1.77x and 1.59x, respectively, and the Debt Yield Based on Underwritten NOI / NCF are 8.1% and 7.2%, respectively.

(3)	The Cut-off Date LTV Ratio and Maturity Date LTV Ratio are each calculated utilizing the “value upon completion” appraised value of $45,300,000 which is the value upon completion of the Movie Tavern expansion for which the borrower reserved $7,550,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the “as-is” appraised value are both 77.3%. See “—Appraisal” below.

(4)	TI/LC and replacement reserves are capped at an aggregate $400,000. See “—Escrows” below.

(5)	Other reserve represents a Movie Tavern expansion obligations reserve ($7,550,000) for tenant improvement allowance, a nine-month rent holdback and landlord work, and a deferred maintenance reserve ($152,350) to repair pavement at the property. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Denton Center Loan”) is evidenced by a note in the original principal amount of $29,750,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a retail property located in Denton, Texas (the “Denton Center Property”). The Denton Center Loan was originated by Goldman Sachs Mortgage Company on August 28, 2015 and represents approximately 3.5% of the Initial Pool Balance. The note evidencing the Denton Center Loan has an outstanding principal balance as of the Cut-off Date of $29,750,000 and an interest rate of 4.5000% per annum. The borrower utilized the proceeds of the Denton Center Loan to refinance existing debt on the Denton Center Property, fund reserves, pay origination costs and return equity to the borrower sponsor.

The Denton Center Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Denton Center Loan requires monthly payments of interest only during its term. The scheduled maturity date of the Denton Center Loan is the due date in September 2025. Voluntary prepayment of the Denton Center Loan is permitted on or after the date in June 2025 without payment of any prepayment premium. Provided that no event of default under the Denton Center Loan is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

■	The Mortgaged Property. The Denton Center Property is a 335,102 SF grocery-anchored, retail center located in Denton, Texas on a main east-west thoroughfare (U.S. Highway 380). The Denton Center Property is within five-miles of two universities whose combined enrollment is approximately 50,000 students. The Denton Center Property is anchored by a Kroger and Movie Tavern, and additional tenants include Drug Emporium and Planet Fitness with a total of approximately 36 stores and restaurants. Movie Tavern is undergoing a 27,609 SF expansion (adding five new screens) which is expected to be completed in March 2016. As of August 1, 2015, Total Occupancy and Owned Occupancy for the Denton Center Property were both 85.3% (excluding the Movie Tavern expansion, Total Occupancy and Owned Occupancy are both 77.1%).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The following table presents certain information relating to the anchor and junior anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Denton Center Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Lease Expiration	Tenant Sales $ per SF/Screen(2)	Occupancy Cost	Renewal / Extension Options
Anchors
Kroger	BBB / Baa2 / BBB	60,930	18.2%	Yes	$632,193	$10.38	2/28/2017	$923.91	1.1%	6, 5-year options
Movie Tavern(3)	NR / NR / NR	53,029	15.8	Yes	$1,088,734	$20.53	3/31/2031	$789,684	16.5%	4, 5-year options
Total Anchors		113,959	34.0%

Jr. Anchors
Drug Emporium	NR / NR / NR	27,800	8.3%	Yes	$245,012	$8.81	2/28/2017	$292.29	3.0%	1, 5-year option
Planet Fitness	NR / NR / NR	15,400	4.6	Yes	$177,188	$11.51	8/31/2024	NA	NA	3, 5-year options
Denton Thrift	NR / NR / NR	12,600	3.8	Yes	$160,722	$12.76	10/31/2020	NA	NA	NA
Aaron Rents, Inc.	NR / NR / NR	10,596	3.2	Yes	$84,768	$8.00	3/31/2018	NA	NA	NA
China King Buffet	NR / NR / NR	10,320	3.1	Yes	$131,639	$12.76	6/30/2020	$70.40	18.1%	NA
Tuesday Morning	NR / NR / NR	10,000	3.0	Yes	$80,000	$8.00	1/15/2017	NA	NA	NA
Total Jr. Anchors		86,716	25.9%

Occupied In-line(4)		72,232	21.6%	Yes	$1,201,630	$16.64
Occupied Outparcel		12,913	3.9%	Yes	$301,784	$23.37
Vacant		49,282	14.7%	Yes	$0	$0.00
Total Owned SF		335,102	100.0%
Total SF		335,102	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Sales for Kroger are for the year ended February 28, 2015. Sales for Movie Tavern, Drug Emporium and China King Buffet are for the year ended December 31, 2014. Sales for Movie Tavern are for the four screens that are currently in use at the theater (before the expansion).

(3)	Movie Tavern recently signed a lease extension involving construction of 27,609 SF of new space (increasing its space from 25,420 SF to 53,029 SF) and five new movie theater screens (increasing its total from four screens to nine screens), expected to be completed in March 2016. Movie Tavern has in-place base rent of $9.00 per SF, and base rent will increase to $17.00 per SF (based on total SF upon completion) in May 2016. Movie Tavern’s lease expiration date is estimated based on expected completion date. We cannot assure you that construction will be completed and the new lease will commence as expected or at all.

(4)	Occupied In-line includes a Bank of America ATM (1 SF, $13,688 underwritten annual rent).

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Denton Center Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF/Screen(2)	Occupancy Cost	Renewal / Extension Options
Movie Tavern(3)	NR / NR / NR	53,029	15.8%	$901,493	28.9%	$17.00	3/31/2031	$789,684	16.5%	4, 5-year options
Kroger	BBB / Baa2 / BBB	60,930	18.2	338,352	10.9	5.55	2/28/2017	$923.91	1.1%	6, 5-year options
Drug Emporium	NR / NR / NR	27,800	8.3	152,900	4.9	5.50	2/28/2017	$292.29	3.0%	1, 5-year option
Bridgestone/Firestone	NR / NR / NR	6,000	1.8	129,000	4.1	21.50	11/30/2018	NA	NA	NA
Planet Fitness	NR / NR / NR	15,400	4.6	123,200	4.0	8.00	8/31/2024	NA	NA	3, 5-year options
Dollar Tree	NR / Ba2 / BB	9,600	2.9	120,000	3.9	12.50	4/30/2020	NA	NA	3, 5-year options
Denton Thrift	NR / NR / NR	12,600	3.8	116,550	3.7	9.25	10/31/2020	NA	NA	NA
China King Buffet	NR / NR / NR	10,320	3.1	95,460	3.1	9.25	6/30/2020	$70.40	18.1%	NA
Aaron Rents, Inc.	NR / NR / NR	10,596	3.2	84,768	2.7	8.00	3/31/2018	NA	NA	NA
El Matador	NR / NR / NR	6,600	2.0	84,048	2.7	12.73	6/30/2018	$260.38	6.2%	NA
Ten Largest Owned Tenants		212,875	63.5%	$2,145,771	68.9%	$10.08
Remaining Owned Tenants		72,945	21.8	969,375	31.1	13.29
Vacant Spaces (Owned Space)		49,282	14.7	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		335,102	100.0%	$3,115,146	100.0%	$10.90

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Sales for Kroger are for the year ended February 28, 2015. Sales for Movie Tavern, Drug Emporium and China King Buffet are for the year ended December 31, 2014. Sales for Movie Tavern are for the four screens that are currently in use at the theater (before the expansion). We cannot assure you that construction will be completed and the new lease will commence as expected or at all.

(3)	Movie Tavern recently signed a lease extension involving construction of 27,609 SF of new space (increasing its space from 25,420 SF to 53,029 SF) and five new movie theater screens (increasing its total from four screens to nine screens), expected to be completed in March 2016. Movie Tavern has in-place base rent of $9.00 per SF, and base rent will increase to $17.00 per SF (based on total SF upon completion) in May 2016. Movie Tavern’s lease expiration date is estimated based on expected completion date. We cannot assure you that construction will be completed and the new lease will commence as expected or at all.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The following table presents certain information relating to the lease rollover schedule at the Denton Center Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2015	1,200	0.4	0.4%	18,000	0.6	15.00	1
2016	4,400	1.3	1.7%	58,800	1.9	13.36	2
2017	113,562	33.9	35.6%	743,324	23.9	6.55	8
2018	36,996	11.0	46.6%	488,037	15.7	13.19	8
2019	15,213	4.5	51.1%	231,794	7.4	15.24	6
2020	38,320	11.4	62.6%	411,698	13.2	10.74	6
2021	1,600	0.5	63.1%	22,400	0.7	14.00	1
2022	6,100	1.8	64.9%	116,400	3.7	19.08	2
2023	0	0.0	64.9%	0	0.0	0.00	0
2024	15,400	4.6	69.5%	123,200	4.0	8.00	1
2025	0	0.0	69.5%	0	0.0	0.00	0
2026 & Thereafter	53,029	15.8	85.3%	901,493	28.9	17.00	1
Vacant	49,282	14.7	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	335,102	100.0%		$3,115,146	100.0%	$10.90	36

(1)	Calculated based on the approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Denton Center Property:

Historical Leased %(1)

	2012	2013	2014	TTM 6/30/2015
Owned Space	87.5%	85.1%	88.3%	91.7%

(1)	As provided by the borrower, and represents the average trailing 12-month occupancy as of December 31 for the indicated year unless specified otherwise.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Denton Center Property:

Cash Flow Analysis(1)

	2013	2014	TTM 6/30/2015	Underwritten	Underwritten $ per SF
Base Rent(2)(3)	$2,290,188	$2,362,416	$2,458,416	$3,115,146	$9.30
Overage/Percentage Rent	138,695	147,204	183,716	183,716	0.55
Gross Up Vacancy	0	0	0	638,872	1.91
Other Revenue	0	797	2,179	0	0.00
Total Rent	$2,428,883	$2,510,418	$2,644,311	$3,937,735	$11.75
Total Reimbursables	649,070	714,562	761,375	804,807	2.40
Vacancy & Credit Loss	0	0	0	(638,872)	(1.91)
Effective Gross Income	$3,077,953	$3,224,980	$3,405,686	$4,103,670	$12.25

Total Operating Expenses	$945,237	$1,097,325	$1,154,361	$1,169,243	$3.49

Net Operating Income	$2,132,716	$2,127,655	$2,251,325	$2,934,427	$8.76
TI/LC	0	0	0	201,854	0.60
Capital Expenditures	0	0	0	73,722	0.22
Net Cash Flow	$2,132,716	$2,127,655	$2,251,325	$2,658,850	$7.93

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten Base Rent is based on contractual rents as of August 1, 2015 and rent steps through October 31, 2016.

(3)	Underwritten Base Rent includes rent related to the expansion of Movie Tavern ($469,353), expected to be completed in March 2016.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Appraisal. According to the appraisal, the Denton Center Property had an “as-is” appraised value of $38,500,000 as of July 28, 2015 and an “value upon completion” appraised value of $45,300,000 as of March 1, 2016, after the completion of the Movie Tavern tenant’s expansion, for which the borrower reserved $7,550,000.

■	Environmental Matters. According to a Phase I environmental report, dated August 10, 2015, there are no recognized environmental conditions or recommendations for further action at the Denton Center Property other than the recommendations for development of an asbestos operations and maintenance plan (which has since been delivered to the lender).

■	Market Overview and Competition. The Denton Center Property is located in the Denton, Texas submarket within the Mid-Cities (Dallas/Fort Worth) retail market. Primary retail competition includes Denton Crossing, a 329,611 SF power center anchored by Best Buy, TJ Maxx, Michaels and Sports Authority. As of the second quarter of 2015, the submarket included a total of 7,462,748 SF of retail space, with current vacancy at 346,925 SF or 4.6% and net absorption of 103,430 SF. Average rental rates for the submarket were $15.32 per SF. As of 2015, the population within a 5-mile radius of the Denton Center Property was approximately 106,399 with a median household income of $41,281.

Competitive Set(1)

	Denton Center	Denton Crossing	400 University Place	Colorado Square	Sunset Center
Distance from Subject	-	5.1 miles	0.4 miles	4.7 miles	0.2 miles
Property Type	Retail	Retail	Retail	Retail	Retail
Year Built	1964, 1984, 2001	2004	1974	1987	1970
Total GLA	335,102	329,611	17,711	38,536	23,350
Total Occupancy	85.3%	95%	100%	79%	96%
Anchors & Jr. Anchors	Kroger, Movie Tavern	Best Buy, TJ Maxx, Michaels, Sports Authority		Movie Trading Company	This Timez a Charm

(1)	Source: Appraisal.

■	The Borrower. The borrower is RPI Denton Center, Ltd., a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Denton Center Loan. Jeffrey L. Olyan, an indirect owner of the borrower, is the non-recourse carveout guarantor under the Denton Center Loan.

Retail Plazas, Inc. (“RPI”), founded by Jeffrey L. Olyan, was established in 1992 to acquire, lease and manage retail properties. RPI has acquired 13 retail centers totaling approximately 2.1 million SF and 50 acres of commercial and residential development land in the Dallas/Fort Worth area.

■	Escrows. On the origination date, the borrower funded (i) a tax reserve of $364,505, (ii) an immediate repairs reserve of $152,350, (iii) a tenant improvements and leasing commissions reserve of $200,000, (iv) a replacement reserve of $200,000 and (v) an upfront reserve of $7,550,000 for the expansion of the space leased by Movie Tavern.

On each due date, the borrower is required to fund: (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period; provided, however, that reserve deposits for insurance premiums are not required if the borrower is maintaining a blanket policy in accordance with the Denton Center Loan documents and there is no continuing event of default; (ii) a tenant improvements and leasing commissions reserve and a replacement reserve, each in the amount of 1/12th of the excess of $400,000 over the aggregate amount contained in the tenant improvements and leasing commissions reserve and the replacement reserve, capped in an aggregate amount at $400,000.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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A “Denton Center Trigger Period” means (i) any period commencing upon the debt service coverage ratio (as calculated under the Denton Center Loan documents) for the trailing 12-month period (as of the last day of any fiscal quarter) being 1.50x or less (unless the borrower deposits $375,000 into the excess reserve within five business days after a Denton Center Trigger Period would have commenced and each six-month anniversary thereafter such that the debt service coverage ratio is 1.50x or less) and ending at the conclusion of the second consecutive fiscal quarter for which the debt service coverage ratio is greater than 1.50x, (ii) any period commencing upon the borrower’s failure to deliver monthly, quarterly or annual financial reports and ending when such reports are delivered and indicate that no other Denton Center Trigger Period is ongoing and (iii) a Critical Tenant Trigger Period, unless within five business days of notice thereof from the lender (x) with respect to the Kroger tenant, the borrower has deposited with or delivered to the lender to the critical tenant reserve account an amount in cash or comprised of a letter of credit equal to $340,000 or (y) with respect to the Movie Tavern tenant, the borrower has deposited with or delivered to the lender to the critical tenant reserve account an amount in cash or comprised of a letter of credit equal to $1,080,000.

“Critical Tenant Trigger Period” generally means a period (a) commencing upon the occurrence of any of the following: (i) with respect to Kroger, on or before any date which is six months prior to any stated termination, expiration or renewal date under such tenant’s lease or any other renewal notice date or term expiration date under the lease, if Kroger tenant has not exercised a renewal and/or extension for an additional five-year period on the existing or acceptable terms, (ii) either Kroger or Movie Tavern becomes a voluntary debtor in any bankruptcy or other insolvency proceeding not dismissed within 60 days; (iii) either Kroger or Movie Tavern either vacates, surrenders, goes dark or otherwise ceases operation of its respective leased space (other than temporary cessation for ordinary course repairs or renovations after casualty or condemnation), or (iv) any date on which either Kroger or Movie Tavern gives notice of termination of its intent not to renew for an additional five-year period on the existing or acceptable terms and (b) ending when acceptable evidence of renewal or extension of such lease for an additional five-year period on the existing or acceptable terms, receipt of a satisfactory estoppel certificate, or the space demised under such lease has been relet to a satisfactory replacement tenant(s) for a term of at least five additional years on acceptable terms and such replacement tenants have taken occupancy and commenced paying rent, or in the case of clause (ii) above, each such lease has been affirmed and assumed in the bankruptcy proceedings or the space demised under such lease has been relet to a satisfactory replacement tenant(s) for a term of at least five additional years on acceptable terms and such replacement tenants have taken occupancy and commenced paying rent.

■	Lockbox and Cash Management. The Denton Center Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Denton Center Trigger Period or event of default under the Denton Center Loan, the Denton Center Loan documents require the borrower to deliver notices to each tenant instructing them to remit all rents into a lender-controlled lockbox account and require that all cash revenues relating to the Denton Center Property and all other money received by the borrower or the property manager with respect to the Denton Center Property (other than tenant security deposits) be deposited into such lockbox account by the end of the second business day following receipt. On each business day during the continuance of a Denton Center Trigger Period or an event of default under the Denton Center Loan, all amounts in the lockbox account are required to be remitted to a lender-controlled cash management account. On each business day that no Denton Center Trigger Period or event of default under the Denton Center Loan is continuing, all funds in the cash management account in excess of the amounts required to pay monthly reserves and debt service on the next due date are required to be swept into a borrower-controlled operating account.

On each due date during the continuance of a Denton Center Trigger Period or, at the lender’s discretion, during an event of default under the Denton Center Loan, the related loan documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves and budgeted operating expenses, and that all remaining amounts be reserved in an excess cash flow reserve account. During the continuance of a Critical Tenant Trigger Period, all funds remaining in the cash management account are required to be swept into a critical tenant reserve account for tenant improvement and leasing commissions for the related leases. To the extent any Denton Center Trigger Period expires or an event of default under the Denton Center Loan is cured, all funds in the cash management account in excess of the amounts required to pay monthly reserves and debt service on the next due date are required to be swept into a borrower-controlled operating account.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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During the continuance of an event of default under the Denton Center Loan, the lender may apply all funds on deposit in any of the accounts constituting collateral for the Denton Center Loan to amounts payable under the related loan documents and/or toward the payment of expenses of the Denton Center Property, in such order of priority as the lender may determine.

■	Property Management. The Denton Center Property is managed by Freehold Management, Inc. pursuant to a management agreement. Under the Denton Center Loan documents, the Denton Center Property is required to remain managed by Freehold Management, Inc. or any other management company approved by the lender and with respect to which Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the lender (i) during the continuance of an event of default under the Denton Center Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) if the property manager files for or is the subject of a petition in bankruptcy, (iv) if a trustee or receiver is appointed for the property manager’s assets or (v) the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or a similar or subsequent statute) in an amount equal to the full replacement cost of the Denton Center Property (plus 12 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering the 12 months following restoration). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance throughout the term of the Denton Center Loan as described in the preceding sentence, but in that event the borrower is not required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the related loan documents (without giving effect to the cost of terrorism and earthquake components of such property and business interruption/rental loss insurance). If the cost of terrorism insurance exceeds such amount, then the borrower will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In either such case, terrorism insurance may not have a deductible in excess of $50,000. The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Denton Center Property are separately allocated to the Denton Center Property and that the policy will provide the same protection as a separate policy. See “Risk Factors—Terrorism Insurance May Be Unavailable or Insufficient” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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BLUEJAY GROCERY PORTFOLIO

Copps

Pick 'n Save

Tops

MARSH
SUPERMARKET & PHARMACY

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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CARTIFACT
CANADA
Green Bay
WISCONSIN
Glendale
Madison
3
1
Milwaukee
Lake Michigan
MICHIGAN
4
Lockport
Buffalo
NEW YORK
Detroit
Chicago
Toledo
Cleveland
Cedar Rapids
PENNSYLVANIA
2
Kokomo
OHIO
Pittsburgh
ILLINOIS
Columbus
Indianapolis
INDIANA
Cincinnati
Baltimore
Washington DC
St. Louis
MISSOURI
WEST VIRGINIA
Louisville
Lexington
Richmond
KENTUCKY
VIRGINIA
Nashville
NORTH CAROLINA
ARKANSAS
TENNESSEE
Memphis
Charlotte
SOUTH CAROLINA
ALABAMA
Atlanta
MISSISSIPPI
Birmingham
GEORGIA
Atlantic Ocean

Bluejay Grocery Portfolio

	PROPERTY NAME	ADDRESS	CITY/STATE	ZIP CODE
1	Pick N Save	1735 West Silver Spring Drive	Glendale, WI	53209
2	Marsh Kokomo	208 East Southway Boulevard	Kokomo, IN	46902
3	Copps Madison	620 South Whitney Way	Madison, WI	53711
4	Tops Lockport	3945 Lockport-Olcott Road	Lockport, NY	14094

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	4	Loan Seller		CGMRC
Location (City/State)	Various, Various	Cut-off Date Principal Balance		$27,448,750
Property Type	Retail	Cut-off Date Principal Balance per SF		$114.66
Size (SF)	239,393	Percentage of Initial Pool Balance		3.2%
Total Occupancy as of 7/13/2015	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 7/13/2015	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate		4.5000%
Appraised Value	$37,400,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Term (Months)	36

Underwritten Revenues	$2,510,355
Underwritten Expenses	$75,311	Escrows
Underwritten Net Operating Income (NOI)	$2,435,044		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,273,547	Taxes	$0	$0
Cut-off Date LTV Ratio	73.4%	Insurance	$0	$0
Maturity Date LTV Ratio	64.2%	Replacement Reserve(1)	$451,150	$0
DSCR Based on Underwritten NOI / NCF	1.46x / 1.36x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	8.9% / 8.3%	Other	$0	$0

Sources and Uses

Sources	$	%	Uses	$	%
Loan Amount	$27,448,750	73.2%	Purchase Price	$36,598,333	97.6%
Principal’s New Cash Contribution	9,516,989	25.4	Closing Costs	460,906	1.2
Other Sources	544,650	1.5	Reserves	451,150	1.2

Total Sources	$37,510,389	100.0%	Total Uses	$37,510,389	100.0%

(1)	The upfront replacement reserve of $451,150 represents the engineer’s 12-year estimated deferred maintenance and replacement reserves for Pick N Save and Marsh Kokomo. Pick N Save and Marsh Kokomo are subject to NN leases whereby the landlord of the Bluejay Grocery Portfolio Properties is responsible for any exterior structural repairs.

■	The Mortgage Loan. The mortgage loan (the “Bluejay Grocery Portfolio Loan”) is evidenced by a note in the original principal amount of $27,448,750 and is secured by first mortgages encumbering the borrower’s fee simple interest in four grocery-anchored retail properties located in three states (the “Bluejay Grocery Portfolio Properties”). The Bluejay Grocery Portfolio Loan was originated by Citigroup Global Markets Realty Corp. on July 29, 2015 and represents approximately 3.2% of the Initial Pool Balance. The note evidencing the Bluejay Grocery Portfolio Loan has an outstanding principal balance as of the Cut-off Date of $27,448,750 and accrues interest at an interest rate of 4.5000% per annum. The proceeds of the Bluejay Grocery Portfolio Loan were primarily used to acquire the Bluejay Grocery Portfolio Properties.

The Bluejay Grocery Portfolio Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The Bluejay Grocery Portfolio Loan requires monthly payments of interest only for the initial 36 months, followed by monthly payments of principal and interest sufficient to amortize the Bluejay Grocery Portfolio Loan over a 30-year amortization schedule. The scheduled maturity date of the Bluejay Grocery Portfolio Loan is the due date in August 2025. At any time after the second anniversary of the securitization Closing Date, the Bluejay Grocery Portfolio Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Bluejay Grocery Portfolio Loan documents. Voluntary prepayment of the Bluejay Grocery Portfolio (in whole but not in part) is permitted on or after the due date occurring in June 2025 without payment of any prepayment premium.

■	The Mortgaged Properties. The Bluejay Grocery Portfolio Properties consist of four single-tenant grocery stores: Pick N Save (the “Pick N Save Property”), Marsh Kokomo (the “Marsh Kokomo Property”), The Copps Corporation (the “Copps Madison Property”), and Tops Supermarkets (the “Tops Lockport Property”). The Bluejay Grocery Portfolio Properties were built between 1993 and 2000. As of July 13, 2015, Total Occupancy and Owned Occupancy were both 100.0%.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The following table presents certain information relating to the Bluejay Grocery Portfolio Properties:

Property Name	City	State	Cut-off Date Allocated Loan Amount	Total GLA	Occupancy(1)	Appraised Value	Year Built / Renovated	UW NCF
Pick N Save	Glendale	WI	$9,956,250	61,910	100.0%	$13,800,000	1999 / NAP	$798,596
Marsh Kokomo	Kokomo	IN	6,582,000	55,264	100.0%	9,000,000	2000 / NAP	554,116
Copps Madison	Madison	WI	6,437,500	66,704	100.0%	8,600,000	1993 / 2006	551,588
Tops Lockport	Lockport	NY	4,473,000	55,515	100.0%	6,000,000	1993 / NAP	369,247
Total / Wtd. Avg.			$27,448,750	239,393	100.0%	$37,400,000		$2,273,547

(1)	Occupancy as of July 13, 2015.

The following table presents certain information relating to the tenants at the Bluejay Grocery Portfolio Properties:

Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(1)	Occupancy Cost	Renewal / Extension Options
Pick n Save	NR / NR / NR	61,910	25.9%	$897,695	35.1%	$14.50	1/30/2030	NA	NA	6, 5-year options
Marsh Supermarket	NR / NR / NR	55,264	23.1	635,000	24.8	11.49	4/30/2026	$321	3.7%	3, 5-year options
The Copps Corporation	NR / NR / NR	66,704	27.9	625,000	24.4	9.37	4/30/2026	NA	NA	4, 5-year options
Tops Supermarkets	NR / NR / NR	55,515	23.2	400,000	15.6	7.21	12/31/2024	$432	1.7%	5, 5-year options
Largest Tenants		239,393	100.0%	$2,557,695	100.0%	$10.68
Vacant		0	0.0	0	0.0	0.00
Total / Wtd. Avg.		239,393	100.0%	$2,557,695	100.0%	$10.68

(1)	As provided by borrower for full year 2014.

The following table presents the lease rollover schedule at the Bluejay Grocery Portfolio Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	55,515	23.2	23.2%	400,000	15.6	7.21	1
2025	0	0.0	23.2%	0	0.0	0.00	0
2026 & Thereafter	183,878	76.8	100.0%	2,157,695	84.4	11.73	3
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	239,393	100.0%		$2,557,695	100.0%	$10.68	4

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Bluejay Grocery Portfolio Properties:

Cash Flow Analysis(1)(2)

	Underwritten(3)	Underwritten $ per SF
Base Rent	$2,557,695	$10.68
Contractual Rent Steps	0	0.00
Gross Up Vacancy	0	0.00
Total Rent	$2,557,695	$10.68
Total Reimbursables	75,032	0.31
Other Income	0	0.00
Vacancy & Credit Loss	(122,372)	(0.51)
Effective Gross Income	$2,510,355	$10.49

Real Estate Taxes	$0	$0.00
Insurance	0	0.00
Management Fee	75,311	0.31
Other Operating Expenses	0	0.00
Total Operating Expenses	$75,311	$0.31

Net Operating Income	$2,435,044	$10.17
TI/LC	125,588	0.52
Replacement Reserves	35,909	0.15
Net Cash Flow	$2,273,547	$9.50

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were are not considered for the underwritten cash flow.
(2)	Historical cash flows are not available because the Bluejay Grocery Portfolio Properties were acquired in July 2015.
(3)	Underwritten base rent is based on contractual leases in place. The Bluejay Grocery Portfolio Properties are all subject to lease structures in which the tenants are responsible for operating expenses including real estate taxes and insurance expenses, hence, operating expenses were not underwritten except for management fee. While actual management contracts do not exist due to the lease structures, a management fee of 3% of effective gross income was underwritten.

■	Appraisal. As of the appraisal valuation dates of April 28, 2015 through June 23, 2015, the Bluejay Grocery Portfolio Properties had an aggregate “as-is” appraised value of $37,400,000.

■	Environmental Matters. According to the Phase I environmental reports dated May 8, 2015 through June 29, 2015, there were no recommendations for further action at the Bluejay Grocery Portfolio Properties.

■	Market Overview and Competition. The Bluejay Grocery Portfolio Properties are located in four cities and three states.

Pick N Save is located in Glendale, Wisconsin approximately 7.6 miles north of downtown Milwaukee. The largest employers in the area include Aurora Health Care Inc., Wheaton Franciscan Healthcare, and Froedtert and Community Health. The Pick N Save Property is situated approximately one mile east of Bayshore Mall, an approximately 800,000 SF lifestyle center that is anchored by The Boston Store, Kohl’s and Sports Authority with a number of retail strip centers, banks and fast food restaurants in close proximity. According to a third party report, average asking rents for first quarter 2015 were $13.73 per SF with a 12.1% vacancy rate in the total Milwaukee submarket. The appraiser identified eight comparable retail properties ranging from 42,330 SF to 103,611 SF with base rents ranging from $12.50 per SF to $16.61 per SF.

Marsh Kokomo is located in Kokomo, Indiana approximately 60 miles north of Indianapolis. The largest employers in the area include Chrysler, Delphi Electronics and Safety, Howard Regional Health Systems, GM Components Holdings LLC and St. Joseph Hospital. The Marsh Kokomo Property is located off of South Reed Road, which has a traffic count of approximately 36,729 vehicles per day. According to a third party report, the average asking rents for second quarter 2015, were $9.95 per SF with a 5.8% vacancy rate in the total Kokomo retail market. The appraiser identified seven comparable retail properties ranging from 28,888 SF to 112,655 SF with base rents ranging from $10.11 per SF to $17.50 per SF.

Copps Madison is located in Madison, Wisconsin, approximately 125 miles southwest of Green Bay, 90 miles west of Milwaukee, and 125 miles northwest of Chicago. The largest employers in the area include University of Wisconsin Hospital & Clinics Authority, American Family Insurance Co., WPS Health Insurance, Meriter Health Services Inc. and University of Wisconsin Madison. The Copps Madison Property is located on South Whitney

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Way which is one of the main thoroughfares and retail corridor in the area. Located directly across from the Copps Madison Property is University Research Park, an office park that contains 36 office buildings totaling 1.8 million SF with more than 3,500 employees. According to a third party report, average asking rents for second quarter 2015 were $15.65 per SF with a 4.2% vacancy rate in the total Madison retail market. The appraiser identified eight comparable retail properties ranging from 56,121 SF to 95,000 SF with base rents ranging from $8.56 per SF to $15.47 per SF.

Tops Lockport is located in Lockport, New York, approximately 26 miles northeast of Buffalo and 54 miles west of Rochester. The largest employers in the area include Kaleida Health, University at Buffalo, Catholic Health System, Employer Services Corp., and Tops Markets Inc. The Tops Lockport Property is located on Lockport-Olcott Road which is a heavily trafficked retail corridor. According to a third party report, average asking rents for second quarter 2015 were $9.26 per SF with a 16.4% vacancy rate in the total Lockport retail market. The appraiser identified eight comparable retail properties ranging from 16,937 SF to 84,000 SF with base rents ranging from $7.80 per SF to $16.00 per SF.

The following table presents information related to the appraiser’s concluded market rents at the Bluejay Grocery Portfolio Properties.

Property Name	City	State	Tenant GLA	UW Base Rent $ per SF	Rent Comparable Range $ per SF(1)	Rent Comparable Average Rent per SF(1)	Appraisal Concluded Market Rent per SF(1)
Pick N Save	Glendale	WI	61,910	$14.50	$12.50 - $16.61	$14.34	$14.50
Marsh Kokomo	Kokomo	IN	55,264	$11.49	$10.11 - $17.50	$12.12	$11.49
Copps Madison	Madison	WI	66,704	$9.37	$8.56 - $15.47	$12.12	$8.50
Tops Lockport	Lockport	NY	55,515	$7.21	$7.80 - $16.00	$10.23	$8.50
Total / Wtd. Avg.			239,393	$10.68		$12.26	$10.74

(1)   Source: Appraisal.

The following table presents demographic information related to the Bluejay Grocery Portfolio Properties:

	Population Within Radius(1)			Avg. Household Income Within Radius(1)
Property Name	1-Mile	3-Mile	5-Mile	1-Mile	3-Mile	5-Mile
Pick N Save	10,665	126,029	349,680	$46,746	$56,928	$54,074
Marsh Kokomo	6,961	37,961	65,025	$49,749	$50,832	$50,058
Copps Madison	7,150	95,024	200,230	$81,241	$87,606	$80,320
Tops Lockport	783	6,585	35,348	$78,228	$72,350	$64,570

(1)   Source: Appraisal.

■	The Borrower. The borrower is Madison BJ Partners LLC, a single-purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Bluejay Grocery Portfolio Loan. Marc Jacobowitz and Yerachmeal Jacobson are the non-recourse carveout guarantors under the Bluejay Grocery Portfolio Loan.

Marc Jacobowitz and Yerachmeal Jacobson are co-founders of Bluejay, a privately-owned real estate investment management firm based in New York that specializes in the acquisition, financing and management of commercial real estate properties throughout the United States. Headquartered in Lawrence, NY, the company is comprised of Bluejay Capital and Bluejay Management. The company has owned and managed nearly 2 million SF totaling more than $300 million. Bluejay Management currently owns and manages over 1 million SF of shopping center space in the New York area and throughout the United States.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Escrows. The borrower has funded an upfront replacement reserve in the amount of $451,150. On each due date that the Reserve Waiver Conditions are not met, the borrower is required to fund the following reserves: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period; and (ii) at the option of the lender, if the policy maintained by the borrower covering the Bluejay Grocery Portfolio Properties (or any portion thereof) does not constitute an approved blanket or umbrella policy under the Bluejay Grocery Portfolio Loan documents or the lender requires the borrower to obtain a separate policy, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period.

“Reserve Waiver Conditions” means each of the following: (i) no event of default under the Bluejay Grocery Portfolio Loan documents exists, (ii) each lease with The Copps Corporation, Tops Markets, LLC, Marsh Supermarket LLC, Jewel Food Stores, Inc. and any other lessee(s) of the space currently leased by those tenants (the “Specified Tenants”) is in full force and effect with no defaults thereunder, (iii) each Specified Tenant continues to make the payments and perform the obligations required under its respective lease, in each case, relating to the obligations and liabilities for which the applicable reserve account was established, (iv) each Specified Tenant is not bankrupt or insolvent and (v) each Specified Tenant has not expressed its intention in writing to terminate, cancel or default under the related Specified Tenant lease (including, without limitation, in connection with any rejection in any bankruptcy or similar insolvency proceeding).

■	Lockbox and Cash Management. The Bluejay Grocery Portfolio Loan is structured with a hard lockbox and springing cash management. The borrower is required to deposit all revenue and other funds payable to the borrower into the lender-controlled lockbox account, and the borrower has instructed tenants to pay all rents directly to the lender-controlled lockbox account. Prior to the occurrence of a Bluejay Grocery Portfolio Trigger Period, all funds in the lockbox account are transferred to or at the direction of the borrower. Upon the first occurrence of a Bluejay Grocery Portfolio Trigger Period, all sums on deposit in the lockbox account are required to be swept on a daily basis into a cash management account for the payment of, among other things, debt service, funding of monthly escrow and property operating expenses, with any excess to be held by the lender as additional security for the Bluejay Grocery Portfolio Loan, provided that all sums in the lockbox account in excess of $1,000,560 will be disbursed to the borrower if (i) the Bluejay Grocery Portfolio Trigger Period was caused solely by a Bluejay Grocery Portfolio Specified Tenant Trigger Period (other than pursuant to clause (vii)), (ii) the debt service coverage ratio exceeds 1.20x, and (iii) no event of default is continuing under the Bluejay Grocery Portfolio Loan documents.

“Bluejay Grocery Portfolio Trigger Period” means the period commencing upon the earlier of (i) the occurrence of an event of default under the Bluejay Grocery Portfolio Loan documents and continuing until such event of default is cured, (ii) the trailing 12-month debt service coverage ratio being less than 1.20x and continuing until the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters and (iii) the occurrence of a Bluejay Grocery Portfolio Specified Tenant Trigger Period and continuing until such period ends.

“Bluejay Grocery Portfolio Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) any Specified Tenant being in monetary and material non-monetary default under the applicable Specified Tenant lease beyond all applicable cure and grace periods, (ii) any Specified Tenant failing to be in actual, physical possession of its space or going dark, (iii) any Specified Tenant giving notice that it is terminating all or a portion of its space, (iv) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of any Specified Tenant, (vi) any Specified Tenant failing to provide written notice to the borrower of renewal of its lease on or prior to the dates set forth in the Bluejay Grocery Portfolio Loan documents and (vii) the Specified Tenants located at The Copps Madison Property and the Marsh Kokomo Property failing to renew their respective leases on or prior to the dates specified in the Bluejay Grocery Portfolio Loan documents; and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (1) with respect to (i) above, the cure of all defaults; with respect to (ii) above, the applicable Specified Tenant being in actual, physical possession of the Specified Tenant space (or applicable portion thereof), open to the public for business during customary hours and not

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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“dark”; with respect to (iii) above, the applicable Specified Tenant having revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and having re-affirmed the applicable Specified Tenant lease as being in full force and effect; with respect to (iv), (vi) and (vii) above, the applicable Specified Tenant having renewed or extended the applicable Specified Tenant lease or the applicable Specified Tenant Space being otherwise leased for a minimum of 5 years to a tenant in physical occupancy, open for business and paying full, unabated rent; and with respect to (v) above, the applicable Specified Tenant being no longer insolvent or subject to any bankruptcy or insolvency proceedings and having affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction; or (2) the borrower leasing the entire Specified Tenant space (or applicable portion thereof), the applicable Specified Tenant under such lease being in actual, physical occupancy of, and open to the public for business in, the space demised under its lease, and paying the full amount of the rent due under its lease for a minimum of 5 years.

■	Property Management. The Bluejay Grocery Portfolio Properties are currently managed by Bluejay Management, LLC. Under the Bluejay Grocery Portfolio Loan documents, the borrower may terminate and replace the property manager if, among other conditions, the applicable replacement property manager is approved by the lender in writing (which approval may be conditioned upon the lender’s receipt of Rating Agency Confirmation). The lender has the right to replace the manager upon an event of default under the management agreement, the filing of a bankruptcy or similar event with respect to the property manager, or the property manager has engaged in fraud, willful misconduct, gross negligence or misappropriation of funds.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Bluejay Grocery Portfolio Properties (plus 12 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering the 6 months following restoration). See “Risk Factors—Terrorism Insurance May Be Unavailable or Insufficient” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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THE HEIGHTS AT STATE COLLEGE PHASE III

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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THE HEIGHTS AT STATE COLLEGE PHASE III

Binghamton
NY
PA
Scranton
Bethlehem
New York
Pittsburgh
Harrisburg
Trenton
Philadelphia
Wilmington
NJ
MD
Baltimore
WV
Washington DC
DE
VA
Atlantic Ocean
Staunton
Richmond
UNIVERSITY PARK AIRPORT
Tofrees Golf Course
Mount Nittany Medical Center
W PARK AVE
Target
Wegmans
NITTANY CROSSING
Beaver Stadium
Millbrook Marsh Nature Center
UNIVERSITY PARK
North Atherton Place
UNIVERSITY DR
PORTER RD
PARK FOREST VILLAGE
Green Hollow Park
The Arboretum at Penn State
E COLLEGE AVE
PENN STATE UNIVERSITY
Northland Center
Walnut Springs Park
Tudek Memorial Park
State College
Lederer Park
The Heights at State College Phase III
201 Northwick Boulevard
State College, PA 16803
W CALDER WAY
WESTERLY PKWY
N ATHERTON ST
Hamilton Square Shopping Center
BLUE COURSE DR
Penn State Golf Courses
W COLLEGE AVE
N SCIENCE PARK RD
Westerly Parkway Plaza
WAUPELANI DR
UNIVERSITY DR
OLD GATESBURG RD
Orchard Park
W BRANCH RD
W WHITEHALL RD
SHINGLETOWN RD
CARTIFACT

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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THE HEIGHTS AT STATE COLLEGE PHASE III

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		MC-Five Mile
Location (City/State)	State College, Pennsylvania	Cut-off Date Principal Balance		$24,000,000
Property Type	Multifamily	Cut-off Date Principal Balance per Bed		$70,588.24
Size (Beds)	340	Percentage of Initial Pool Balance		2.8%
Total Occupancy as of 8/1/2015	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 8/1/2015	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	2015 / NAP	Mortgage Rate		4.5500%
Appraised Value	$32,300,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		60
Underwritten Revenues	$2,735,625
Underwritten Expenses	$847,217	Escrows
Underwritten Net Operating Income (NOI)	$1,888,408		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,854,408	Taxes	$85,671	$17,134
Cut-off Date LTV Ratio	74.3%	Insurance	$26,789	$2,435
Maturity Date LTV Ratio	68.0%	Replacement Reserve	$0	$2,833
DSCR Based on Underwritten NOI / NCF	1.29x / 1.26x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	7.9% / 7.7%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$24,000,000	100.0%	Loan Payoff	$18,744,979	78.1%
			Closing Costs	2,940,796	12.3
			Principal Equity Distribution	2,201,766	9.2
			Reserves	112,460	0.5
Total Sources	$24,000,000	100.0%	Total Uses	$24,000,000	100.0%

■	The Mortgage Loan. The mortgage loan (“The Heights at State College Phase III Loan”) is evidenced by a note in the original principal amount of $24,000,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in an 340-bed student housing complex located in State College, Pennsylvania (“The Heights at State College Phase III Property”). The Heights at State College Phase III Loan was originated by MC-Five Mile Commercial Mortgage Finance LLC on August 21, 2015. The Heights at State College Phase III Loan has an outstanding principal balance as of the Cut-off Date of $24,000,000 which represents approximately 2.8% of the Initial Pool Balance, and accrues interest at an interest rate of 4.5500% per annum. The proceeds of The Heights at State College Phase III Loan were used to refinance the existing debt, fund reserves and closing costs and to return equity to the borrower.

The Heights at State College Phase III Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Heights at State College Phase III Loan requires payments of interest only for the initial 60 months and then payments of principal and interest based on a 30-year amortization schedule. The scheduled maturity date of The Heights at State College Phase III Loan is the due date in September 2025. Voluntary prepayment of The Heights at State College Phase III Loan without payment of any prepayment premium is permitted on or after the due date in June 2025. Defeasance of The Heights at State College Phase III Loan with direct, non-callable obligations that are either the direct obligations of, or are fully guaranteed by, the full faith and credit of the United States of America or other obligations which are “government securities” permitted under The Heights at State College Phase III Loan documents, is permitted at any time after the date that is one day after the second anniversary of the securitization’s Closing Date.

■	The Mortgaged Property. The Heights at State College Phase III Property is a 340-bed student housing complex located in State College, Pennsylvania, approximately 1.5 miles south of the University Park campus of Pennsylvania State University (“PSU”). The Heights at State College Phase III Property was built in 2015 and is part of a larger student housing development containing an additional 849 beds in 291 units (“The Heights at State College Phase I and II”). The Heights at State College Phase III Property improvements are situated on an 8.88-acre parcel and consist of 27 three- and four-story residential buildings, which offer two, three and four bedroom floor plans ranging in size from 1,182 SF to 1,888 SF. Pursuant to a reciprocal easement agreement, The Heights at State College Phase III Property has access to shared amenities with The Heights at State College Phase I and II, which include an outdoor pool with sundeck, a fire pit and a clubhouse containing a community room, game room, full kitchen, computer/business center, tanning beds and fitness center. Apartment unit amenities include a full appliance package including stainless steel appliances, in-unit washer and dryers and a full furniture package including beds, dressers, chairs, sofas and coffee tables. The sponsors intend to construct

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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additional student housing units containing 128 beds on land adjacent to The Heights at State College Phase III Property. Such additional units will not be part of the collateral for The Heights at State College Phase III Loan.

The following table presents certain information relating to the units and rent at The Heights at State College Phase III Property:

Unit Mix(1)

Unit Type	Occupied Beds	Vacant Beds	Total Beds	% of Total Beds	Average SF per Bedroom	Market Rent/Bed per Month (1)	Average UW Rent/Bed per Month	Underwritten Rent
2BR/2BA	80	0	80	23.5%	591	$705	$705	$676,800
3BR/3.5BA	180	0	180	52.9%	550	$665	$665	1,436,400
4BR/4BA	80	0	80	23.5%	472	$620	$620	595,200
Total / Wtd. Avg.	340	0	340	100.0%	541	$664	$664	$2,708,400

(1)	Source: Appraisal.

The following table presents certain information relating to historical leasing at The Heights at State College Phase III Property:

Historical Leased %(1)(2)

As of 8/1/2015
Owned Space	100.0%

(1)	As provided by the borrower.
(2)	Historical occupancy is not shown because the property was completed for the 2015-2016 academic year.

■	Operating History and Underwritten Net Cash Flow. The Heights at State College Phase III Property was constructed in 2015 and first leased for the 2015/2016 academic year. The Heights at State College Phase III Property was 100.0% occupied as of August 1, 2015. Underwritten Net Cash Flow for The Heights at State College Phase III Property reflects a 5.0% vacancy and in-place leases, which are in line with the appraisal rent on a per-bed basis. Income and expenses figures were compared to the appraiser’s estimate and borrower’s budget and rents were underwritten to leases in place.

The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Heights at State College Phase III Property:

Cash Flow Analysis(1)

	Underwritten	Underwritten $ per Bed
Base Rent	$2,708,400	$7,966
Gross Up Vacancy	0	0
Gross Potential Rent	$2,708,400	$7,966
Vacancy, Credit Loss & Concessions	(135,420)	(398)
Total Rent Revenue	$2,572,980	$7,568
Other Revenue(2)	162,645	478
Effective Gross Income	$2,735,625	$8,046

Real Estate Taxes	$199,621	$587
Insurance	30,260	89
Management Fee	109,425	322
Other Operating Expenses	507,911	1,494
Total Operating Expenses	$847,217	$2,492

Net Operating Income	$1,888,408	$5,554
Replacement Reserves	34,000	100
Net Cash Flow	$1,854,408	$5,454

(1)	Historical cash flows are not available as the property was completed in 2015 and opened for the 2015-2016 academic year.
(2)	Other Revenue includes late fees, activity fees, redecorating fees, utility reimbursements and other miscellaneous fees.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Appraisal. According to the appraisal, The Heights at State College Phase III Property had an “as-is” appraised value of $32,300,000 as of an effective date of August 20, 2015.

■	Environmental Matters. Based on a Phase I environmental report dated July 23, 2015, no recognized environmental conditions were identified in connection with The Heights at State College Phase III Property.

■	Market Overview and Competition. The Heights at State College Phase III Property is located in State College, Pennsylvania which is located in Centre County and is approximately 1.5 miles south of the University Park Campus of PSU. The overall demand for student housing in State College, PA is derived from approximately 46,000 students from PSU. The total PSU student housing supply is estimated to contain approximately 29,500 beds consisting of 14,000 on-campus beds and an estimated 15,500 off-campus beds in privately-owned properties. According to the appraisal, there is one new student housing property containing 100 units that is under construction in the State College market.

According to the appraisal, The Heights at State College Phase III Property’s competitive set is comprised of five student housing properties with similar amenities, located in State College, Pennsylvania. The competitive set includes 1,044 units and 3,703 beds with average occupancy of 98.1%. Average rents at the comparable properties range from $514 to $985 per bed per month.

The following table presents certain information relating to the primary competition for The Heights at State College Phase III Property:

Competitive Set(1)

	The Heights at State College Phase III	The Park	Nittany Crossing	Lions Crossing	The Pointe at State College	Retreat at State College
Location	State College	State College	State College	State College	State College	State College
Year Built	2015	1991	1998	1996	2001	2013
Occupancy	100.0%	100.0%	100.0%	90.0%	100.0%	100.0%
No. of Beds	340	752	684	696	984	587
Asking Rent(2)(3)	$663	$660	$553	$527	$628	$865
Distance(4)	N/A	1.9 miles	2.3 miles	2.8 miles	2.5 miles	3.5 miles

(1)	Source: Appraisal.
(2)	Asking rent for The Heights at State College Phase III Property is based on the weighted-average rent, while asking rent for the rest of the competitive set is based on the simple average of comparable unit types.
(3)	Per-bed.
(4)	Distance refers to distance from The Heights at State College Phase III Property.

■	The Borrower. The borrower is Circleville Road Partners A, LP, a single-purpose, single-asset, Pennsylvania limited partnership. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Heights at State College Phase III Loan. The non-recourse carveout guarantors under The Heights at State College Phase III Loan are William J. Leone, W. Grant Scott, II, David E. Meese and Keith R. Cooper.

■	Escrows. On the origination date, the borrower funded aggregate reserves of $112,460 with respect to The Heights at State College Phase III Loan, comprised of (i) $85,671 as an initial tax escrow deposit; and (ii) $26,789 as an initial insurance escrow deposit. On each due date, the borrower will be required to fund a (i) tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the succeeding 12-month period, (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the succeeding 12-month period, and (iii) a replacement reserve account in the amount of $2,833.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Lockbox and Cash Management. The Heights at State College Phase III Loan is structured with a springing lockbox and springing cash management. The Heights at State College Phase III Loan documents require that, upon the commencement of the first The Heights at State College Phase III Trigger Period, the borrower shall establish and maintain a lockbox account for the sole and exclusive benefit of the lender into which the borrower is required to deposit or cause to be deposited, within three days of receipt, all revenue generated by The Heights at State College Phase III Property. During a The Heights at State College Phase III Trigger Period, funds are required to be transferred from the lockbox account to the cash management account under the control of the lender. During any The Heights at State College Phase III Trigger Period, The Heights at State College Phase III Loan documents require that all amounts on deposit in the cash management account, after payment of debt service and funding of required monthly reserves for budgeted operating expenses, real estate taxes, insurance premiums and replacement reserves be reserved with the lender and held as additional collateral for The Heights at State College Phase III Loan. During the continuance of an event of default under The Heights at State College Phase III Loan, the lender may apply any excess cash flow to amounts payable under The Heights at State College Phase III Loan and/or toward the payment of expenses of The Heights at State College Phase III Property, in such order of priority as the lender may determine.

A “The Heights at State College Phase III Trigger Period” under The Heights at State College Phase III Loan means a period commencing upon the occurrence and continuance of (a) an event of default under The Heights at State College Phase III Loan documents, (b) the debt service coverage ratio as calculated under The Heights at State College Phase III Loan documents being less than 1.15x for two calendar quarters, (c) the debt yield as calculated under The Heights at State College Phase III Loan documents being less than 7.0% for two calendar quarters, and/or (d) June 6, 2025, if, on or prior to such date, the borrower does not provide to the lender a duly executed commitment letter from a bona-fide, third party lender committing to make a loan to the borrower in an amount sufficient to repay The Heights at State College Phase III Loan in whole on or prior to the scheduled maturity date in form and substance reasonably satisfactory to the lender, and expiring, as applicable, upon (i) the cure (if applicable) of such event of default, (ii) the debt service coverage ratio being equal to or greater than 1.15x for four calendar quarters and (iii) the debt yield being equal to or greater than 7.0% for four calendar quarters.

■	Property Management. The Heights at State College Phase III Property is currently managed by McKinney Properties, Inc. (“McKinney”), a third-party operator, pursuant to a management agreement. The Heights at State College Phase III Loan documents provide that the borrower may not, without the lender’s prior consent (i) surrender, terminate or cancel the management agreement; provided, that the borrower may replace the manager so long as the replacement manager is a qualified manager according to the terms of The Heights at State College Phase III Loan documents; (ii) reduce or consent to the reduction of the term of the management agreement; (iii) increase or consent to the increase of the amount of any charges under the management agreement; or (iv) otherwise modify, change, supplement, alter, amend, waive or release any of its rights and remedies under, the management agreement in any material respect.

McKinney was founded in 1946 and is an owner and manager of multifamily and student housing properties. McKinney currently operates a portfolio of more than 2000 multifamily and student housing units in seven states.

■	Mezzanine or Subordinate Indebtedness. Not Permitted.

■	Terrorism Insurance. The borrower is required to maintain property, liability and business interruption insurance coverage for losses due to any peril now or hereafter included within the classification of damage caused by war and the acts of terrorists, including nuclear, biological and/or chemical acts of terrorists, including both certified and non-certified acts of terrorists and foreign and domestic acts of terrorists. See “Risk Factors—Terrorism Insurance May Be Unavailable or Insufficient” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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FESTIVAL AT SAWMILL CENTRE

JO-ANN
百佳
超市
PARK TO SHOP
MARKETPLACE
STOP

FESTIVAL CENTRE
JO-ANN
FASTSIGNS
West Marine
ASIAN STAR
CHINA BUFFET
Bhavani
Cash & Carry
2757

DAVID'S BRIDAL

West Marine
FASTSIGNS

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

106

FESTIVAL AT SAWMILL CENTRE

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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FESTIVAL AT SAWMILL CENTRE

Festival at Sawmill Centre
6262 Sawmill Road
Dublin, OH 43017
Shawnee Hills
Zoombezi Bay at the Columbus Zoo and Aquarium
Wedgewood Golf & Country Club
Safari Golf Club
Muirfield Village Golf Club
Dublin
Dublin Village Center
Sun Center
Worthington
Worthington Square Mall
NORTHWEST COLUMBUS
Brookside Golf & Country Club
OHIO STATE UNIVERSITY AIRPORT
Mall at Tuttle Crossing
Hayden Run Plaza Shopping Center
Carriage Place Shopping Center
Carriage Place Park
HENDERSON HEIGHTS
Graceland Shopping Center
Anheuser-busch Sports Park
CLINTONVILLE
Hilliard
Mill Run Square
Market At Mill Run
MILL RUN
Upper Arlington
Riverside Methodist Hospital
RIVERVIEW
Ohio State University
Union Cemetery
Ohio State University Golf Club
Whetstone Park Of Roses
Antrim Park
Walnut Grove Cemetery
Northwest Park
Northeast Park
Lane Road Park
Dexter Falls Park
St Brendan Park
Coffman Park
Earlington Park
Scioto Park
Emerald Fields
Olde Sawmill Park
SUMMIT VIEW RD
BRAND RD
HARD RD
SNOUFFER RD
W BRIDGE ST
W DUBLIN GRANVILLE RD
SAWMILL RD
TUTTLE CROSSING BLVD
HAYDEN RUN RD
BETHEL RD
HENDERSON RD
W HENDERSON RD
MCCOY RD
FISHINGER RD
ZOLLINGER RD
CEMETERY RD
DAVIDSON RD
RIVERSIDE DR
DUBLIN RD
GODOWN RD
REED RD
KENNY RD
LINWORTH RD
OLENTANGY RIVER RD
N HIGH ST
EMERALD PKY
FRANTZ RD
BRITTON PKY
LIBERTY RD S
GLICK RD
SCIOTO & DARBY CREEK RD
TREMONT RD
NORTHWEST BLVD
270
315
161
33
Powell
Westerville
Worthington
Dublin
New Albany
Hilliard
Upper Arlington
Gahanna
Columbus
PORT COLUMBUS INTERNATIONAL AIRPORT
DOWNTOWN COLUMBUS
Bexley
Lincoln Village
Whitehall
Reynoldsburg
Brice
Obetz
Grove City
Groveport
Lockbourne
Canal Winchester
Orient
RICKENBACKER INTERNATIONAL AIRPORT
CARTIFACT
MAP © 2015 CARTIFACT · DATA © OSM

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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FESTIVAL AT SAWMILL CENTRE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Dublin, Ohio	Cut-off Date Principal Balance		$23,470,181
Property Type	Retail	Cut-off Date Principal Balance per SF		$117.42
Size (SF)	199,887	Percentage of Initial Pool Balance		2.8%
Total Occupancy as of 8/1/2015	98.5%	Number of Related Mortgage Loans(1)		2
Owned Occupancy as of 8/1/2015	98.5%	Type of Security		Fee Simple
Year Built / Latest Renovation	1988-1993 / 2014	Mortgage Rate		4.7035%
Appraised Value	$31,500,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		NAP
Underwritten Revenues	$3,246,883
Underwritten Expenses	$1,099,944	Escrows
Underwritten Net Operating Income (NOI)	$2,146,939		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,951,092	Taxes	$192,618	$48,155
Cut-off Date LTV Ratio	74.5%	Insurance	$0	$0
Maturity Date LTV Ratio	60.7%	Replacement Reserve	$0	$4,164
DSCR Based on Underwritten NOI / NCF	1.47x / 1.33x	TI/LC(2)	$0	$12,500
Debt Yield Based on Underwritten NOI / NCF	9.1% / 8.3%	Other(3)	$380,496	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$23,500,000	99.7%	Loan Payoff	$22,597,244	95.8%
Principal’s New Cash Contribution	78,379	0.3	Reserves	573,114	2.4
			Closing Costs	408,021	1.7

Total Sources	$23,578,379	100.0%	Total Uses	$23,578,379	100.0%

(1)	The indirect owner of the borrower is also the indirect owner of the borrower for the Canterbury Apartments Loan.
(2)	The TI/LC reserve is capped at $500,000. See “—Escrows” below.
(3)	Other reserve represents unfunded obligations for outstanding tenant improvement allowances and leasing commissions ($322,009) and a deferred maintenance reserve ($58,487). See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Festival at Sawmill Centre Loan”) is evidenced by a note in the original principal amount of $23,500,000, secured by a first mortgage encumbering the fee simple interest in a retail property located in Dublin, Ohio (the “Festival at Sawmill Centre Property”). The Festival at Sawmill Centre Loan was originated by Goldman Sachs Mortgage Company on September 1, 2015 and represents approximately 2.8% of the Initial Pool Balance. The note evidencing the Festival at Sawmill Centre Loan has a principal balance as of the Cut-off Date of $23,470,181 and an interest rate of 4.7035% per annum. The borrower utilized the proceeds of the Festival at Sawmill Centre Loan to refinance the existing debt on the Festival at Sawmill Centre Property, fund reserves and pay origination costs.

The Festival at Sawmill Centre Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Festival at Sawmill Centre Loan requires monthly payments of interest and principal sufficient to amortize the Festival at Sawmill Centre Loan over a 30-year amortization schedule. The scheduled maturity date of the Festival at Sawmill Centre Loan is the due date in September 2025. Voluntary prepayment of the Festival at Sawmill Centre Loan is permitted on or after the due date in June 2025 without payment of any prepayment premium. Provided that no event of default under the Festival at Sawmill Centre Loan is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

■	The Mortgaged Property. The Festival at Sawmill Centre Property is an approximately 199,887 SF anchored retail property located in Dublin, Ohio at the intersection of Sawmill Road and Martin Road. The Festival at Sawmill Centre Property was originally constructed in 1988 by an affiliate of the borrower and it has been owned and operated by affiliates since. The tenant mix at the Festival at Sawmill Centre Property features Jo-Ann Fabric, Barnes & Noble, David’s Bridal, Chuck E Cheese, Park to Shop Marketplace, as well as a mix of national and local retailers. As of August 1, 2015, Total Occupancy and Owned Occupancy were both 98.5%.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Festival at Sawmill Centre Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Major Tenant Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Anchors
Jo-Ann Fabric	NR / B3 / B	48,737	24.4%	Yes	$640,874	$13.15	1/31/2024	$136.70	9.6%	2, 5-year options
Total Anchors		48,737	24.4%

Junior Anchors
Barnes & Noble	NR / NR / NR	20,184	10.1%	Yes	$425,000	$21.06	1/31/2019	NA	NA	NA
Park to Shop Marketplace	NR / NR / NR	18,490	9.3	Yes	$220,823	$11.94	8/31/2024	NA	NA	2, 5-year options
Chuck E Cheese	NR / Caa1 / NR	14,220	7.1	Yes	$247,475	$17.40	7/31/2023	$130.14	13.4%	3, 5-year options
Total Junior Anchors		52,894	26.5%

Occupied In-line		89,560	44.8%		$1,638,259	$18.29
Other(3)		5,696	2.8%		$187,921	$32.99
Vacant Spaces		3,000	1.5%		$0	$0.00
Total Owned SF		199,887	100.0%
Total SF		199,887	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales figures for Jo-Ann Fabric and Chuck E Cheese are for the year ending December 31, 2014.
(3)	Other includes Chili’s Grill & Bar (5,693 SF, $101,303 total rent, 3.0% of annual base rent) which is a ground lease and three antenna tenants: Verizon Wireless (1.3% of annual base rent), Sprint and AT&T totaling $86,618 total rent.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Festival at Sawmill Centre Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Jo-Ann Fabric	NR / B3 / B	48,737	24.4%	$450,817	16.9%	$9.25	1/31/2024	$136.70	9.6%	2, 5-year options
Barnes & Noble	NR / NR / NR	20,184	10.1	425,000	15.9	21.06	1/31/2019	NA	NA	NA
David’s Bridal	NR / NR / NR	9,000	4.5	214,380	8.0	23.82	5/31/2026	NA	NA	2, 5-year options
Chuck E Cheese	NR / Caa1 / NR	14,220	7.1	190,000	7.1	13.36	7/31/2023	$130.14	13.4%	3, 5-year options
Park to Shop Marketplace	NR / NR / NR	18,490	9.3	147,920	5.5	8.00	8/31/2024	NA	NA	2, 5-year options
BD’s Mongolian Barbeque	NR / NR / NR	5,907	3.0	106,326	4.0	18.00	11/30/2019	NA	NA	1, 3-year option
Panera Bread	NR / NR / NR	4,743	2.4	104,346	3.9	22.00	3/31/2019	NA	NA	1, 5-year option
Asian Star	NR / NR / NR	6,000	3.0	90,000	3.4	15.00	2/28/2018	NA	NA	2, 5-year options
Chili’s Grill & Bar(3)	NR / NR / NR	5,693	2.8	80,000	3.0	14.05	2/13/2019	NA	NA	1, 5-year option
Bhavani Cash & Carry	NR / NR / NR	6,200	3.1	64,170	2.4	10.35	7/31/2019	NA	NA	1, 5-year option
Ten Largest Owned Tenants		139,174	69.6%	$1,872,959	70.1%	$13.46
Remaining Owned Tenants		57,713	28.9	799,471	29.9	13.85
Vacant Spaces (Owned Space)		3,000	1.5	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		199,887	100.0%	$2,672,430	100.0%	$13.57

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales figures for Jo-Ann Fabric and Chuck E Cheese are for the year ending December 31, 2014.
(3)	Chili’s Grill & Bar is ground leased.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The following table presents certain information relating to the lease rollover schedule at the Festival at Sawmill Centre Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2015	5,400	2.7	2.7%	55,175	2.1	10.22	3
2016	3,651	1.8	4.5%	66,063	2.5	18.09	3
2017	14,273	7.1	11.7%	222,553	8.3	15.59	6
2018	24,166	12.1	23.8%	341,523	12.8	14.13	9
2019	50,179	25.1	48.9%	858,144	32.1	17.10	8
2020	0	0.0	48.9%	0	0.0	0.00	0
2021	1,571	0.8	49.6%	55,055	2.1	35.04	2
2022	0	0.0	49.6%	0	0.0	0.00	0
2023	20,220	10.1	59.8%	250,000	9.4	12.36	2
2024	68,427	34.2	94.0%	609,537	22.8	8.91	3
2025	0	0.0	94.0%	0	0.0	0.00	0
2026 & Thereafter	9,000	4.5	98.5%	214,380	8.0	23.82	1
Vacant	3,000	1.5	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	199,887	100.0%		$2,672,430	100.0%	$13.57	37

(1)	Calculated based on the approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Festival at Sawmill Centre Property:

Historical Leased %(1)

	2012	2013	2014	As of 7/31/2015
Owned Space	96.3%	97.3%	98.0%	98.5%

(1)	As provided by the borrower and represents occupancy as of December 31 for the indicated year, unless specified otherwise.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Festival at Sawmill Centre Property:

Cash Flow Analysis(1)

	2012	2013	2014	TTM 7/31/2015	Underwritten	Underwritten $ per SF
Base Rent(2)	$2,579,571	$2,610,457	$2,611,422	$2,802,021	$2,672,430	$13.37
Gross Up Vacancy	0	0	0	0	51,000	0.26
Total Rent	$2,579,571	$2,610,457	$2,611,422	$2,802,021	$2,723,430	$13.63
Total Reimbursables	638,033	699,234	745,653	898,799	687,922	3.44
Other Income	4,172	4,540	4,303	6,204	6,204	0.03
Vacancy & Credit Loss	0	0	0	0	(170,674)	(0.85)
Effective Gross Income	$3,221,776	$3,314,230	$3,361,378	$3,707,024	$3,246,883	$16.24

Total Operating Expenses	$1,067,085	$1,088,040	$1,153,439	$1,163,752	$1,099,944	$5.50

Net Operating Income	$2,154,692	$2,226,190	$2,207,940	$2,543,272	$2,146,939	$10.74
TI/LC	0	0	0	0	155,066	0.78
Capital Expenditures	0	0	0	0	40,781	0.20
Net Cash Flow	$2,154,692	$2,226,190	$2,207,940	$2,543,272	$1,951,092	$9.76

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Underwritten Base Rent is based on contractual rents as of August 1, 2015 and rent steps through October 31, 2016.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Appraisal. According to the appraisal, the Festival at Sawmill Centre Property had an “as-is” appraised value of $31,500,000 as of June 1, 2015.

■	Environmental Matters. According to a Phase I environmental report dated August 5, 2015, there are no recognized environmental conditions or recommendations for further action at the Festival at Sawmill Centre Property.

■	Market Overview and Competition. The Festival at Sawmill Centre Property is located at the intersection of Sawmill Road and Martin Road in Dublin, Ohio in the Columbus North submarket, which includes the Bethel Road submarket. The Columbus North submarket is comprised of approximately 26.4 million SF of retail space with a vacancy rate of 3.8%. The Bethel Road submarket is comprised of 7.6 million SF of retail space with a vacancy rate of 5.5%.

The following table presents certain information relating to the primary competition for the Festival at Sawmill Centre Property:

Competitive Set(1)

	Festival at Sawmill Centre	Avery Square	Carriage Place	Sawmill Plaza	Trader Joe’s Centre	Sun Center
Distance from Subject	-	5.0 miles	2.4 miles	1.0 mile	0.5 miles	0.2 miles
Property Type	Anchored Retail	Anchored Retail	Anchored Retail	Anchored Retail	Anchored Retail	Anchored Retail
Year Built	1988	1997	1989	1987	1986	1995
Total GLA	199,887	216,173	318,642	209,349	75,859	433,188
Total Occupancy	98%	100%	95%	85%	97%	100%
Major Tenants	Jo-Ann Fabric, Barnes & Noble, David’s Bridal, Chuck E Cheese	Kroger, Bath & Body Works, Five Guys, Buffalo Wild Wings	Cinemark Theatres, Walmart Supercenter, Half Price Books	Hobby Lobby, Petco, Advanced Auto Parts	Trader Joes, Wendy’s Bridal Shop, Shi Chi Japanese Steakhouse	Whole Foods, Babies R Us, Ashley Furniture

(1)	Source: Appraisal.

■	The Borrower. The borrower is Festival Center, LLC, a single-purpose, single-asset entity. Gloria S. Haffer, as trustee of The Bernard R. Ruben Irrevocable Trust For Issue dated December 7, 1997, an owner of the borrower, is the non-recourse carveout guarantor under the Festival at Sawmill Centre Loan.

Plaza Properties, Inc. an affiliate of the borrower, is the property management company. Plaza Properties, Inc. is a commercial real estate company in Columbus, Ohio responsible for managing over 1 million SF of retail and office properties and 3,000 multifamily units in the Columbus area on behalf of the Bernard R. Ruben Irrevocable Trust.

■	Escrows. On the origination date, the borrower funded (i) a tax reserve of approximately $192,618, (ii) a deferred maintenance reserve of $58,487 related to, among other things, routine maintenance at the Festival at Sawmill Centre Property including new asphalt overlay and sidewalk/curb repairs, and (iii) an unfunded obligations reserve of approximately $322,009 related to unpaid tenant improvements and leasing commissions.

On each due date, the borrower is required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period; provided, however, that reserve deposits for insurance premiums are not required if the borrower is maintaining a blanket or umbrella policy in accordance with the Festival at Sawmill Centre Loan documents and there is no continuing event of default, (ii) a tenant improvement and leasing commission reserve in an amount equal to $12,500 (subject to a cap of $500,000) and (iii) a capital expenditure reserve in the amount of $4,164.

In addition, on each due date during the continuance of a Festival at Sawmill Centre Trigger Period, the Festival at Sawmill Centre Loan documents require (i) a Jo-Ann Fabric tenant rollover reserve of $487,370, to the extent that the borrower has the funds to make such deposit (and if the borrower fails to much such deposit, all excess cash is required to be deposited into such reserve until the required deposit has been funded), (ii) a Barnes & Noble tenant rollover reserve of $403,680, to the extent that the borrower has the funds to make such deposit

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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(and if the borrower fails to much such deposit, all excess cash is required to be deposited into such reserve until the required deposit has been funded) and (iii) an excess cash reserve as discussed under “—Lockbox and Cash Management” below.

A “Festival at Sawmill Centre Trigger Period” means (i) a period commencing as of the conclusion of any 12-month period (ending on the last day of any fiscal quarter) during which the net operating income (as calculated under the Festival at Sawmill Centre Loan documents) is less than $1,921,643, and ending at the conclusion of the second consecutive fiscal quarter during which the net operating income for the trailing 12-month period (ending on the last day of any fiscal quarter) is equal to or greater than $1,921,643; (ii) a period commencing upon the borrower’s failure to deliver monthly, quarterly or annual financial reports and ending when such reports are delivered and they indicate that no other Festival at Sawmill Centre Trigger Period is ongoing; (iii) a period commencing upon the borrower sponsor’s failure to maintain a net worth in excess of $25,000,000 or liquid assets in excess of $1,000,000 and ending when the borrower sponsor maintains a net worth in excess of $25,000,000 and liquid assets in excess of $1,000,000; and (iv) with respect to the JoAnn or Barnes & Noble tenants, a period (I) commencing upon the earliest of any of the following: (w) the date the applicable tenant or replacement tenant gives notice of an intent to terminate or vacate all or a material portion of its space, (x) if the applicable tenant or replacement tenant has not given notice to renew its lease as of the date that is the earlier of (a) the date required pursuant to its lease or (b) six months prior to the expiration of its lease (each of the events described in clauses (w) or (x), a “Non-Renewal Trigger Event”), (y) the date that the applicable tenant or replacement tenant discontinues its operations or business in all or substantially all of its related space, vacates or is otherwise not in occupancy of all or substantially all of its related space, for a period of 30 consecutive days or more (other than for a casualty or condemnation or certain renovations or alterations) (the event described in this clause (y), a “Vacating Trigger Event”), or (z) the date of the filing of a bankruptcy petition by or against the applicable tenant or the guarantor (the event described in this clause (z), a “Bankruptcy Trigger Event”) and (II) ending when (a) as it relates to a Non-Renewal Trigger Event, either (1) the applicable tenant renews or extends its lease, occupies the entirety of its space, pays normal monthly rent, is open for business and has provided an updated estoppel certificate acceptable to the lender or (2) the related space is subject to one or more approved substitute leases, (b) as it relates to a Vacating Trigger Event, either (1) the lender is provided with reasonably satisfactory evidence that the applicable tenant has recommenced its business and operations in its space, is paying rent and is otherwise in compliance with the terms of its lease or (2) the related space is subject to one or more approved substitute leases, or (c) as it relates to a Bankruptcy Trigger Event, either (1) the applicable tenant affirmed its lease during the bankruptcy proceeding, is paying normal monthly rent and is otherwise in compliance with the terms of its lease or (2) the lease with the applicable tenant is terminated and the related space is subject to one or more approved substitute leases.

■	Lockbox and Cash Management. The Festival at Sawmill Centre Loan is structured with a springing lockbox and springing cash management. To the extent there is no ongoing Festival at Sawmill Centre Trigger Period or event of default under the Festival at Sawmill Centre Loan, (i) the borrower is required to deposit all revenues relating to the Festival at Sawmill Centre Property (other than tenant security deposits) and all other money received by the borrower or the property manager with respect to the Festival at Sawmill Centre Property into a borrower-controlled operating account, and (ii) the borrower is required to make all payments and required deposits from the amounts on deposit in the operating account. Upon the occurrence of a Festival at Sawmill Centre Trigger Period or event of default under the Festival at Sawmill Centre Loan, the Festival at Sawmill Centre Loan documents permit the lender to deliver notices to each tenant instructing them to remit all rents into a lender-controlled lockbox account and require that all cash revenues relating to the Festival at Sawmill Centre Property and all other money received by the borrower or the property manager with respect to the Festival at Sawmill Centre Property (other than tenant security deposits) be deposited into such lockbox account within one business day following receipt. On each business day during the continuance of a Festival at Sawmill Centre Trigger Period or an event of default under the Festival at Sawmill Centre Loan, all amounts in the lockbox account are required to be remitted to a lender-controlled cash management account. On each business day that no Festival at Sawmill Centre Trigger Period or event of default under the Festival at Sawmill Centre Loan is continuing, all funds in the lockbox account will be swept into a borrower-controlled operating account.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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On each due date during the continuance of a Festival at Sawmill Centre Trigger Period or, at the lender’s discretion, during an event of default under the Festival at Sawmill Centre Loan, the Festival at Sawmill Centre Loan documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves and budgeted operating expenses, and that all remaining amounts be reserved in an excess cash flow reserve account. During the continuance of an event of default under the Festival at Sawmill Centre Loan, the lender may apply all funds on deposit in any of the accounts constituting collateral for the Festival at Sawmill Centre Loan to amounts payable under the Festival at Sawmill Centre Loan documents, in such order of priority as the lender may determine.

■	Property Management. The Festival at Sawmill Centre Property is managed by Plaza Properties, Inc. pursuant to a management agreement. Under the Festival at Sawmill Centre Loan documents, the Festival at Sawmill Centre Property is required to remain managed by Plaza Properties, Inc. or any other management company approved by the lender and with respect to which Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the lender (i) during the continuance of an event of default, which remains uncured for 60 days or more under the Festival at Sawmill Centre Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files for or is the subject of a petition in bankruptcy, (v) if a trustee or receiver is appointed for the property manager’s assets, or (vi) the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Festival at Sawmill Centre Property (plus 12 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering the six months following restoration). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower will be required to carry terrorism insurance throughout the term of the Festival at Sawmill Centre Loan as described in the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the related loan documents (without giving effect to the cost of terrorism and earthquake components of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrower will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In either such case, terrorism insurance may not have a deductible in excess of $50,000. The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Festival at Sawmill Centre Property are separately allocated to the Festival at Sawmill Centre Property and that the policy will provide the same protection as a separate policy. See “Risk Factors—Terrorism Insurance May Be Unavailable or Insufficient” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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CARTIFACT
Lake Ontario
Niagara -on-the- Lake
McNab
NIAGARA DISTRICT AIRPORT
St. Catharines
Saint Davids
Thorold
Niagara Falls
Niagara Falls
NIAGARA FALLS INTL AIRPORT
Ransomville
Lockport
UNITED STATES
North Tonawanda
Douglastown
White Pigeon
CANADA
Welland
QUEEN ELIZABETH WAY
Grand Island
Getzville
East Amherst
Tonawanda
Kenmore
Amherst
Williamsville
Harris Hill
Netherby
BUFFALO NIAGARA INTL AIRPORT
Depew
Fort Erie
Buffalo
Port Colborne
Gasline
Crescent Beach
Crystal Beach
Cheektowaga
West Seneca
East Seneca
Lackawanna
Windom
Orchard Park
Lake Erie
Pinehurst
Hamburg
1
2
3

Woodlands Corporate Center and 7049 Williams Road Portfolio

	PROPERTY NAME	ADDRESS	CITY	STATE	COUNTY	ZIP CODE
1	Woodlands West	3780, 3784, 3790, 3794 and 3799 Commerce Court	North Tonawanda	New York	Niagara	14120
2	Woodlands East	3829 and 3949 Forest Park Way	North Tonawanda	New York	Niagara	14120
3	049 Williams Road	7049 Williams Road	Niagara Falls	New York	Niagara	14304

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	3	Loan Seller	MC-Five Mile
Location (City/State)	Various / New York	Cut-off Date Principal Balance	$23,300,000
Property Type	Office / Industrial Flex	Cut-off Date Principal Balance per SF	$109.89
Size (SF)	212,032	Percentage of Initial Pool Balance	2.7%
Total Occupancy as of 8/3/2015	92.3%	Number of Related Mortgage Loans	None
Owned Occupancy as of 8/3/2015	92.3%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various / NAP	Mortgage Rate	4.8700%
Appraised Value	$33,200,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	36

Underwritten Revenues	$2,899,459
Underwritten Expenses	$802,289	Escrows
Underwritten Net Operating Income (NOI)	$2,097,171	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,948,089	Taxes	$106,882	$15,269
Cut-off Date LTV Ratio	70.2%	Insurance	$25,730	$4,288
Maturity Date LTV Ratio	61.9%	Replacement Reserve(2)	$0	$4,417
DSCR Based on Underwritten NOI / NCF(1)	1.42x / 1.32x	TI/LC(3)	$0	$12,369
Debt Yield Based on Underwritten NOI / NCF(1)	9.0% / 8.4%	Other(4)	$34,750	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$23,300,000	100.0%	Loan Payoff	$15,319,316	65.7%
			Principal Equity Distribution	6,805,078	29.2
			Closing Costs	1,008,244	4.3
			Reserves	167,363	0.7
Total Sources	$23,300,000	100.0%	Total Uses	$23,300,000	100.0%

(1)	Based on amortizing debt service payments for the Woodlands Corporate Center and 7049 Williams Road Portfolio Loan. Based on the current interest-only payments, the DSCR based on Underwritten NOI and Underwritten NCF are 1.82x and 1.69x, respectively.
(2)	Replacement reserves are subject to a cap of $265,040. This cap does not apply during a trigger period. See “–Escrows” below.
(3)	TI/LC reserves are subject to a cap of $742,112. This cap does not apply during a trigger period. See “–Escrows” below.
(4)	Other upfront reserves represent a $34,750 deferred maintenance reserve. See “–Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Woodlands Corporate Center and 7049 Williams Road Portfolio Loan”) is secured by a first mortgage encumbering the borrower’s fee interest in two office properties and one industrial flex property located in North Tonawanda, New York and Niagara Falls, New York, respectively (the “Woodlands Corporate Center and 7049 Williams Road Portfolio Properties”) except for the parcel identified on Annex A to the Free Writing Prospectus with the address of 3829 Forest Parkway, which is part of the Woodlands East Property and is a second lien position. The Woodlands Corporate Center and 7049 Williams Road Portfolio Loan was originated on August 13, 2015 by MC-Five Mile Commercial Mortgage Finance LLC and represents approximately 2.7% of the Initial Pool Balance. The Woodlands Corporate Center and 7049 Williams Road Portfolio Loan had an original principal balance of $23,300,000 and has an outstanding principal balance as of the Cut-off Date of $23,300,000. The Woodlands Corporate Center and 7049 Williams Road Portfolio Loan accrues interest at an interest rate of 4.8700% per annum. The proceeds of the Woodlands Corporate Center and 7049 Williams Road Portfolio Loan were primarily used to refinance the Woodlands Corporate Center and 7049 Williams Road Portfolio Properties.

The Woodlands Corporate Center and 7049 Williams Road Portfolio Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Woodlands Corporate Center and 7049 Williams Road Portfolio Loan requires interest only payments for the first 36 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Woodlands Corporate Center and 7049 Williams Road Portfolio Loan scheduled maturity date is the due date in September 2025.

Provided that no event of default under the Woodlands Corporate Center and 7049 Williams Road Portfolio Loan is continuing, at any time after the second anniversary of the securitization Closing Date, the borrower has the right to defease the Woodlands Corporate Center and 7049 Williams Road Portfolio Loan in full with certain non-callable direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Woodlands Corporate Center and 7049 Williams Road Portfolio Loan documents.  In addition, the Woodlands Corporate Center and 7049 Williams Road Portfolio Loan is prepayable without penalty on or after June 6, 2025.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	The Mortgaged Properties. The Woodlands Corporate Center and 7049 Williams Road Properties are comprised of two office properties and one flex property containing, in total, 212,032 SF. The Woodlands Corporate Center and 7049 Williams Portfolio Properties were built between 1999 and 2007 and are located in the Buffalo MSA. The Woodlands West Property is an office property containing a total of 104,060 SF, and is located in North Tonawanda, New York. The Woodlands East Property is an office property containing a total of 72,626 SF, and is located in North Tonawanda, New York. The 7049 Williams Road Property is a flex property containing a total of 35,346 SF, and is located in Niagara Falls, New York. As of August 3, 2015, the Woodlands Corporate Center and 7049 Williams Road Portfolio Properties are 92.3% leased to 22 tenants.

The following table presents certain information relating to the Woodlands Corporate Center and 7049 Williams Road Portfolio Properties:

Property Name	City	State	Allocated Cut-off Date Loan Amount	Total GLA	Occupancy(1)	Year Built / Renovated(2)	Appraised Value	UW NCF(3)
Woodlands West	North Tonawanda	New York	$9,835,000	104,060	84.4%	2000 / NAP	$14,500,000	-
Woodlands East	North Tonawanda	New York	8,507,000	72,626	100.0%	2007 / NAP	11,700,000	-
7049 Williams Road	Niagara Falls	New York	4,958,000	35,346	100.0%	1999 / NAP	7,000,000	-
Total / Wtd. Avg.			$23,300,000	212,032	92.3%		$33,200,000	$1,948,089

(1)	Occupancy as of August 3, 2015.
(2)	Year Built represents the earliest year for properties that were built in multiple years or multiple buildings.
(3)	The properties were underwritten as a portfolio without a property-level breakout of NCF; releases of individual properties are prohibited.

The following table presents certain information relating to the major tenants at the Woodlands Corporate Center and 7049 Williams Road Portfolio Properties:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Silipos	NR / NR / NR	35,346	16.7%	$525,744	22.7%	$14.87	1/31/2019	2, 5-year options
Calamar Construction	NR / NR / NR	24,176	11.4	409,094	17.7	16.92	3/31/2025	1, 5-year option
Dynisco Viatran	NR / NR / NR	17,878	8.4	171,269	7.4	9.58	4/22/2017	1, 7-year option
United Materials	NR / NR / NR	9,433	4.4	168,369	7.3	17.85	5/30/2017	2, 5-year options
Warren’s Carpet One (Big Bob’s)	NR / NR / NR	13,863	6.5	129,394	5.6	9.33	7/31/2016	2, 5-year options
Incom Mfg.	NR / NR / NR	16,203	7.6	96,408	4.2	5.95	4/30/2019	NA
Occidental Chemical	A / A2/ A	6,989	3.3	93,146	4.0	13.33	4/30/2018	NA
VNA	NR / NR / NR	14,164	6.7	91,665	4.0	6.47	7/31/2022	2, 5-year options
Heritage Christian	NR / NR / NR	6,119	2.9	84,655	3.7	13.83	1/31/2020	NA
Seton Imaging	NR/NR/NR	1,938	0.9	77,622	3.4	40.05	1/31/2018	2, 5-year options
Ten Largest Owned Tenants		146,109	68.9%	$1,847,366	79.9%	$12.64
Remaining Owned Tenants		49,700	23.4	465,552	20.1	9.37
Vacant Spaces (Owned Space)		16,223	7.7	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		212,032	100.0%	$2,312,918	100.0%	$10.91

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The following table presents certain information relating to the lease rollover schedule for the Woodlands Corporate Center and 7049 Williams Road Portfolio Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA(2)	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2015	3,750	1.8	1.8%	24,000	1.0	6.40	1
2016	23,349	11.0	12.8%	218,375	9.4	9.35	3
2017	37,905	17.9	30.7%	460,832	19.9	12.16	5
2018	22,200	10.5	41.1%	328,959	14.2	14.82	5
2019	55,405	26.1	67.3%	644,715	27.9	11.64	3
2020	14,860	7.0	74.3%	135,278	5.8	9.10	3
2021	0	0.0	74.3%	0	0.0	0.00	0
2022	14,164	6.7	80.9%	91,665	4.0	6.47	1
2023	0	0.0	80.9%	0	0.0	0.00	0
2024	0	0.0	80.9%	0	0.0	0.00	0
2025	24,176	11.4	92.3%	409,094	17.7	16.92	1
2026 & Thereafter	0	0.0	92.3%	0	0.0	0.00	0
Vacant	16,223	7.7	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	212,032	100.0%		$2,312,918	100.0%	$10.91	22

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	Expiring Owned GLA represents physically occupied space as reported on the August 3, 2015 rent roll.

The following table presents certain information relating to historical leasing at the Woodlands Corporate Center and 7049 Williams Road Portfolio Properties:

Historical Leased %(1)

	2012	2013	2014	TTM 5/31/2015
Owned Space	90.9%	94.7%	93.6%	92.1%

(1)	As provided by the borrower and reflects average occupancy for the indicated year unless otherwise specified.

The following table presents certain information relating to the historical average annual rent per occupied SF at the Woodlands Corporate Center and 7049 Williams Road Portfolio Properties:

Historical Average Total Rent per Occupied SF(1)

	2012	2013	2014	TTM 5/31/2015
Total Rent per SF (2)	$13.26	$13.11	$13.46	$13.41

(1)	Total Rent per SF calculation is based on borrower provided rental figures and total occupied average square footage of 192,647 (2012), 200,696 (2013), 198,481 (2014), and 195,241 (TTM 5/31/2015).
(2)	Total rent includes both base rent and reimbursements.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Woodlands Corporate Center and 7049 Williams Road Portfolio Properties:

Cash Flow Analysis(1)

	2012	2013	2014	TTM 5/31/2015	Underwritten	Underwritten $ per SF
Base Rent(2)	$2,554,304	$2,631,859	$2,670,869	$2,237,738	$2,312,918	$10.91
Other Rental Revenue	0	0	0	0	0	0.00
Gross Up Vacancy(3)	0	0	0	0	157,617	0.74
Total Rent	$2,554,304	$2,631,859	$2,670,869	$2,237,738	$2,470,535	$11.65
Total Reimbursables(4)	0	0	0	380,802	681,051	3.21
Other Income	0	0	0	0	0	0.00
Vacancy & Credit Loss	0	0	0	0	(252,127)	(1.19)
Effective Gross Income	$2,554,304	$2,631,859	$2,670,869	$2,618,540	$2,899,459	$13.67

Total Operating Expenses	$489,600	$543,056	$573,572	$576,105	$802,289	$3.78

Net Operating Income	$2,064,704	$2,088,803	$2,097,297	$2,042,435	$2,097,171	$9.89
TI/LC	0	0	0	0	106,676	0.50
Capital Expenditures	0	0	0	0	42,406	0.20
Net Cash Flow	$2,064,704	$2,088,803	$2,097,297	$2,042,435	$1,948,089	$9.19

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Underwritten base rent is based on the underwritten rent roll and includes rent steps through 2/28/2016.
(3)	Vacancy & Credit Loss represents an economic vacancy of 8.0% of underwritten base rent and reimbursements.
(4)	Total Reimbursables was included in base rent for 2012, 2013 and 2014.

■	Appraisal. As of the appraisal valuation date of April 27, 2015, the Woodlands Corporate Center and 7049 Williams Road Portfolio Properties had an aggregate “as-is” appraised value of $33,200,000.

■	Environmental Matters. According to the Phase I environmental site assessments dated April 30, 2015, there were no evidence of any recognized environmental conditions at the Woodlands Corporate Center and 7049 Williams Road Portfolio Properties.

■	Market Overview. The Woodlands Corporate Center and 7049 Williams Road Portfolio Properties are located in the Buffalo MSA and contain both office and flex space. As of the second quarter of 2015, the Buffalo office market had a vacancy rate of 9.8%, and a quoted market rent of $14.89 per SF. According to the appraiser, all three properties are in the Outlying Niagara submarket.

The Outlying Niagara submarket encompasses all of the Woodlands Corporate Center and 7049 Williams Road Portfolio Properties. According to the appraisal, the estimated 2015 populations within a one-, three- and five-mile radius of the subject properties are 6,994, 47,044, and 113,366, respectively. According to the appraisal, estimated 2015 average household incomes within a one-, three and five-mile radius of the subject properties are $83,482, $68,981, and $67,744, respectively. According to a market report, the Outlying Niagara office submarket has an inventory of 1,626,415 SF across 167 buildings with an overall vacancy rate of 9.2%, a positive net absorption over the past 12 months of 12,263 SF, and an average asking rental rate for Outlying Niagara office submarket of $8.63 per SF. According to a market report, the Outlying Niagara flex submarket had an inventory of 213,608 SF across 14 buildings with an overall vacancy rate of 5.2% and an average asking rental rate of $8.94 per SF.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

121

WOODLANDS CORPORATE CENTER AND 7049 WILLIAMS ROAD PORTFOLIO

■	The Borrower. The borrower is Woodlands Realty Group, LLC, which is a Delaware limited liability company and single purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Woodlands Corporate Center and 7049 Williams Road Portfolio Loan. The organizational documents are required to at all times provide for at least one independent director.

Nicholas A. Sinatra, Anthony R. Nanula, Phillip J. Nanula, Steven V. Nanula, and Paul S. Nanula are the guarantors of certain non-recourse carveouts under the Woodlands Corporate Center and 7049 Williams Road Portfolio Loan. The Nanula family has been involved in Western New York real estate development and investment since the late 1980s through their ownership of the Wilson Farms convenience store chain and their ownership of Essex Home, a large-scale, regional residential development platform. Nicholas A. Sinatra owns and founded Sinatra & Company, a Western New York-based real estate investment firm. Since its inception, Sinatra & Company has acquired over 1,100 multifamily units and 670,000 SF of commercial space predominantly in Western New York and Southern California.

■	Escrows. The Woodlands Corporate Center and 7049 Williams Road Portfolio Loan documents provide for upfront escrows in the amount of $106,882 for real estate taxes, $34,750 for deferred maintenance, and $25,730 for insurance. The Woodlands Corporate Center and 7049 Williams Road Portfolio Loan documents provide for monthly escrows in the amount equal to one-twelfth of the amount the lender estimates will be required to pay taxes over the then succeeding 12-month period for real estate taxes, the amount equal to one-twelfth of the amount the lender estimates will be required to pay insurance over the then succeeding 12-month period for insurance, $4,417 for replacement reserves, and $12,369 for rollover reserves. Monthly deposits into the replacement reserve are suspended once the amount on deposit in the replacement reserve account equals or exceeds $265,040. Monthly deposits into the rollover reserve are suspended once the amount on deposit in the rollover reserve account equals or exceeds $742,112. These reserve caps do not apply during a Woodlands Corporate Center and 7049 Williams Road Portfolio Loan Trigger Period.

■	Lockbox and Cash Management. The Woodlands Corporate Center and 7049 Williams Road Portfolio Loan is structured with a soft springing lockbox and springing cash management. On the origination date, the borrower was required to set up an operating account into which all revenue generated by the Woodlands Corporate Center and 7049 Williams Road Portfolio Properties is deposited (“Borrower’s Operating Account”) and to deliver tenant direction letters to the lender along with authorization to deliver such letters to all tenants upon the occurrence of any Woodlands Corporate Center and 7049 Williams Road Portfolio Loan Trigger Period. The Borrower’s Operating Account will remain under the control of the borrower until any Woodlands Corporate Center and 7049 Williams Road Portfolio Loan Trigger Period occurs in which case the lender will deliver a shifting control notice to the Borrower’s Operating Account bank and the lender will assume control of the Borrower’s Operating Account. Following the delivery of such notice, the funds in the Borrower’s Operating Account are required to be transferred on each business day to the cash management account under the control of the lender. On each due date during the continuance of a Woodlands Corporate Center and 7049 Williams Road Portfolio Loan Trigger Period, the related loan documents require that all amounts on deposit in the cash management account, after payment of debt service, approved operating expenses and funding of required monthly reserves be held by the lender as additional collateral for the Woodlands Corporate Center and 7049 Williams Road Portfolio Loan. During the continuance of an event of default under the Woodlands Corporate Center and 7049 Williams Road Portfolio Loan, the lender may apply any funds in the cash management account to amounts payable under the Woodlands Corporate Center and 7049 Williams Road Portfolio Loan and/or toward the payment of expenses of the Woodlands Corporate Center and 7049 Williams Road Portfolio Properties, in such order of priority as the lender may determine.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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WOODLANDS CORPORATE CENTER AND 7049 WILLIAMS ROAD PORTFOLIO

“Woodlands Corporate Center and 7049 Williams Road Portfolio Loan Trigger Period” under the Woodlands Corporate Center and 7049 Williams Road Portfolio Loan means a period commencing upon the occurrence and continuance of (a) an event of default under the Woodlands Corporate Center and 7049 Williams Road Portfolio Loan documents, (b) the debt service coverage ratio as calculated under the Woodlands Corporate Center and 7049 Williams Road Portfolio Loan documents being less than 1.15x for two consecutive calendar quarters, (c) the debt yield as calculated under the Woodlands Corporate Center and 7049 Williams Road Portfolio Loan documents being less than 7.5% for two consecutive calendar quarters, and/or (d) a Woodlands Corporate Center and 7049 Williams Road Portfolio Loan Trigger Lease Event and expiring, as applicable, upon (i) the cure (if applicable) of such event of default, (ii) the debt service coverage ratio being equal to or greater than 1.15x for four consecutive calendar quarters, (iii) the debt yield being equal to or greater than 7.5% for four consecutive calendar quarters and (iv) a Woodlands Corporate Center and 7049 Williams Road Portfolio Loan Trigger Lease Cure.

“Woodlands Corporate Center and 7049 Williams Road Portfolio Loan Trigger Lease Event” with respect to each Woodlands Corporate Center and 7049 Williams Road Portfolio Loan Trigger Lease, the occurrence of: (a) 30 days in arrears of rent payment, (b) any bankruptcy, receivership or similar action of such tenant, (c) such tenant has vacated its space, not timely opened for business pursuant to its lease or gone dark, or (d) such lease will expire in less than 1 year.

“Woodlands Corporate Center and 7049 Williams Road Portfolio Loan Trigger Lease” means each of the Silipos and Calamar Construction leases.

“Woodlands Corporate Center and 7049 Williams Road Portfolio Loan Trigger Lease Cure” means, (a) in the case of a Woodlands Corporate Center and 7049 Williams Road Portfolio Loan Trigger Lease Event pursuant to clause (a) of the definition thereof, that the tenant under the Woodlands Corporate Center and 7049 Williams Road Portfolio Loan Trigger Lease has been current in the payment of all rent for 90 days; and (b) in the case of a Woodlands Corporate Center and 7049 Williams Road Portfolio Loan Trigger Lease Event pursuant to clause (b) of the definition thereof, that the tenant under the Woodlands Corporate Center and 7049 Williams Road Portfolio Loan Trigger Lease has affirmed its lease, without amendment, and exited protection under such creditors’ rights law pursuant to a confirmed plan of reorganization (or the comparable provision under any creditors’ rights law other than the bankruptcy code); and (c) in the case of a Woodlands Corporate Center and 7049 Williams Road Portfolio Loan Trigger Lease Event pursuant to clause (c) of the definition of thereof, that the tenant under the Woodlands Corporate Center and 7049 Williams Road Portfolio Loan Trigger Lease is operating and open for business in substantially all of its space, for not less than 90 consecutive days; and (d) in the case of a Woodlands Corporate Center and 7049 Williams Road Portfolio Loan Trigger Lease Event pursuant to clause (d) of the definition of thereof, that either (i) the tenant under the Woodlands Corporate Center and 7049 Williams Road Portfolio Loan Trigger Lease has exercised the next renewal option available under its lease, or (ii) until the entire space demised by the tenant under the Woodlands Corporate Center and 7049 Williams Road Portfolio Loan Trigger Lease is leased to one or more new tenants, pursuant to one or more leases approved by the lender.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

123

WOODLANDS CORPORATE CENTER AND 7049 WILLIAMS ROAD PORTFOLIO

■	Property Management. The Woodlands Corporate Center and 7049 Williams Road Portfolio Properties are managed by S&N Buffalo Properties Group, LLC, an affiliate of the borrower, pursuant to a management agreement. Under the Woodlands Corporate Center and 7049 Williams Road Portfolio Loan documents, the Woodlands Corporate Center and 7049 Williams Road Portfolio Properties may not be managed by any other party, except (a) property managers that are qualified managers pursuant to the Woodlands Corporate Center and 7049 Williams Road Portfolio Loan documents, or (b) a management company approved by the lender to which a Rating Agency Confirmation has been received. The lender may require the borrower to replace the property manager if (i) a Woodlands Corporate Center and 7049 Williams Road Portfolio Trigger Period occurs and is continuing (ii) the debt service coverage ratio for the immediately preceding two calendar quarters is less than 1.00x, (iii) an event of default under the Woodlands Corporate Center and 7049 Williams Road Portfolio Loan occurs and is continuing, (iv) the property manager becomes bankrupt or insolvent or (iv) a material default by the property manager occurs under the management agreement beyond any applicable grace and cure periods.

■	Release of Collateral. Not permitted.

■	PILOT Program. The borrower of the Woodlands Corporate Center and 7049 Williams Road Portfolio Loan has entered into a payment in lieu of taxes (“PILOT”) agreement with the Niagara County Industrial Development Agency (“IDA”) under certain buildings at the Woodlands West Property and Woodlands East Property. To encourage the construction of the project, the IDA extended a partial tax abatement to the borrower for a period of 15 years. The PILOT agreements for certain buildings expire on 12/31/2015, 12/31/2017, 12/31/2018, 12/31/2020 and 12/31/2023. In structuring the PILOT benefits the borrower ground leased the subject properties to the IDA and the IDA subleased the properties back to the borrower. In addition, the IDA has taken a first mortgage lien against the parcel with the address of 3829 Forest Parkway at the Woodlands East Property and that lien currently has a zero balance but would secure unpaid PILOT taxes should any arise.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The property, liability and business interruption insurance coverage required to be maintained under the Woodlands Corporate Center and 7049 Williams Road Portfolio Loan documents is required to include coverage for losses due to acts of terrorism, including but not limited to, damage caused by war and the acts of terrorists, including nuclear, biological and/or chemical acts of terrorists, including both certified and non-certified acts of terrorists, both foreign and domestic acts of terrorists, in each case in an amount equal to 100% of the “full replacement cost”. See “Risk Factors—Terrorism Insurance May Be Unavailable or Insufficient” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.
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125

615 ALPHA DRIVE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		MC-Five Mile
Location (City/State)	Pittsburgh, Pennsylvania	Cut-off Date Principal Balance		$19,290,000
Property Type	Industrial	Cut-off Date Principal Balance per SF		$58.90
Size (SF)	327,496	Percentage of Initial Pool Balance		2.3%
Total Occupancy as of 9/16/2015	97.9%	Number of Related Mortgage Loans		None
Owned Occupancy as of 9/16/2015	97.9%	Type of Security		Fee Simple
Year Built / Latest Renovation	1960 / 1980, 2010	Mortgage Rate		4.6820%
Appraised Value	$25,900,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		24
		Borrower Sponsor(2)	William Rudolph and Charles Perlow

Underwritten Revenues	$2,593,601
Underwritten Expenses	$703,553	Escrows
Underwritten Net Operating Income (NOI)	$1,890,048		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,788,867	Taxes	$82,604	$27,535
Cut-off Date LTV Ratio	74.5%	Insurance	$29,171	$3,241
Maturity Date LTV Ratio	63.9%	Replacement Reserve	$420,000	$2,729
DSCR Based on Underwritten NOI / NCF(1)	1.58x / 1.49x	TI/LC(3)	$0	$12,500
Debt Yield Based on Underwritten NOI / NCF	9.8% / 9.3%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$19,290,000	100.0%	Loan Payoff	$16,216,301	84.1%
			Principal Equity Distribution	2,243,744	11.6
			Reserves	531,775	2.8
			Closing Costs	298,180	1.5
Total Sources	$19,290,000	100.0%	Total Uses	$19,290,000	100.0%

(1)	Based on amortizing debt service payments for the 615 Alpha Drive Loan. Based on the current interest only payments, the DSCR based on Underwritten NOI and Underwritten NCF are 2.06x and 1.95x, respectively.

(2)	William Rudolph and Charles Perlow are the guarantors of the non-recourse carveout under the 615 Alpha Drive Loan.

(3)	TI/LC reserves are capped at $700,000.

The following table presents certain information relating to the major tenants at the 615 Alpha Drive Property:

Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Benshaw, Inc	NR / NR / NR	183,295	56.0%	$1,367,381	67.8%	$7.46	11/30/2019	2, 5-year options(2)
Keystone Automotive	NR / Ba2 / BB+	79,262	24.2	404,236	20.0	5.10	4/30/2019	1, 5-year option
Trufood Mfg. Inc.	NR / NR / NR	58,000	17.7	246,504	12.2	4.25	7/31/2020	1, 5-year option
Largest Owned Tenants		320,557	97.9%	$2,018,121	100.0%	$16.81
Remaining Owned Tenants		0	0.0	0	0.0	0.00
Vacant Space (Owned Space)		6,939	2.1	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		327,496	100.0%	$2,018,121	100.0%	$16.81

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	If Benshaw, Inc exercises its renewal option, the tenant will receive an improvement allowance of approximately $691,000 ($3.77 per SF). Upon the renewal of the Benshaw, Inc lease, the borrower is required to deliver a letter of credit equal to $691,000 less an amount to be determined based on the balance in the rollover reserve account and certain other conditions.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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615 ALPHA DRIVE

The following table presents certain information relating to the lease rollover schedule at the 615 Alpha Drive Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	262,557	80.2	80.2%	1,771,617	87.8	6.75	2
2020	58,000	17.7	97.9%	246,504	12.2	4.25	1
2021	0	0.0	97.9%	0	0.0	0.00	0
2022	0	0.0	97.9%	0	0.0	0.00	0
2023	0	0.0	97.9%	0	0.0	0.00	0
2024	0	0.0	97.9%	0	0.0	0.00	0
2025	0	0.0	97.9%	0	0.0	0.00	0
2026 & Thereafter	0	0.0	97.9%	0	0.0	0.00	0
Vacant	6,939	2.1	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	327,496	100.0%		$2,018,121	100.0%	$6.16	3

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the 615 Alpha Drive Property:

Historical Leased %(1)

	2012	2013	2014	As of 9/16/2015
Owned Space	80.2%	80.2%	80.2%	97.9%

(1)	As provided by the borrower and represents occupancy as of December 31 for the specified year unless otherwise specified.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 615 Alpha Drive Property:

Cash Flow Analysis(1)

	2012	2013	2014	TTM 6/30/2015	Underwritten	Underwritten $ per SF
Base Rent	$1,660,154	$1,660,154	$1,690,290	$1,741,068	$2,018,121	$6.16
Other Rental Revenue	3,532	1,976	1,201	2,941	0	0.00
Gross Up Vacancy	0	0	0	0	52,043	0.16
Total Rent	$1,663,686	$1,662,130	$1,691,491	$1,744,009	$2,070,164	$6.32
Total Reimbursables	507,816	469,603	504,160	504,006	659,943	2.02
Vacancy & Credit Loss(2)	0	0	0	0	(136,505)	(0.42)
Effective Gross Income	$2,171,502	$2,131,732	$2,195,651	$2,248,015	$2,593,601	$7.92

Total Operating Expenses	$585,999	$598,805	$606,226	$658,710	$703,553	$2.15

Net Operating Income	$1,585,503	$1,532,928	$1,589,425	$1,589,305	$1,890,048	$5.77
TI/LC	0	0	0	0	68,431	0.21
Capital Expenditures	0	0	0	0	32,750	0.10
Net Cash Flow	$1,585,503	$1,532,928	$1,589,425	$1,589,305	$1,788,867	$5.46

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Vacancy & Credit Loss represents an economic vacancy of 5.0% of underwritten base rent and reimbursements.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

127

DOUBLETREE HOTEL UNIVERSAL

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Orlando, Florida	Cut-off Date Principal Balance(4)		$18,500,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room(2)		$68,733.15
Size (Rooms)	742	Percentage of Initial Pool Balance		2.2%
Total TTM Occupancy as of 7/31/2015	85.2%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 7/31/2015	85.2%	Type of Security	Fee Simple
Year Built / Latest Renovation	1972 / 2007-2008	Mortgage Rate		4.9000%
Appraised Value	$76,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Term (Months)		NAP
		Borrower Sponsors(5)	Sagicor Real Estate X Fund Limited and X Fund Properties Limited
Underwritten Revenues	$29,931,491
Underwritten Expenses	$21,890,963
Underwritten Net Operating Income (NOI)	$8,040,528	Escrows
Underwritten Net Cash Flow (NCF)	$6,843,268		Upfront	Monthly
Cut-off Date LTV Ratio(1)(2)	57.0%	Taxes	$548,750	$68,594
Maturity Date LTV Ratio(2)(3)	41.4%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	2.48x / 2.11x	FF&E	$0	$98,485
Debt Yield Based on Underwritten NOI / NCF(2)	15.8% / 13.4%	Other(6)	$13,535,281	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$51,000,000	57.0%	Purchase Price	$75,000,000	83.8%
Principal’s New Cash Contribution	38,519,818	43.0	Reserves	14,084,031	15.7
			Closing Costs	435,786	0.5

Total Sources	$89,519,818	100.0%	Total Uses	$89,519,818	100.0%

(1)	The Cut-off Date LTV Ratio calculated based on the $76,000,000 “as-is” appraised value plus a $13,457,731 property improvement plan (“PIP”) reserve for capital improvements valued in the appraisal at $15,800,000 upon completion. The Cut-off Date LTV Ratio calculated based on the “as-is” appraised value without the PIP reserve is 67.1%.

(2)	Calculated based on the aggregate balance of the DoubleTree Hotel Universal whole loan.

(3)	The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $101,000,000. The Maturity Date LTV Ratio calculated based on the “as-is” appraised value plus the PIP reserve ($89,457,731) is 46.7% and the Maturity Date LTV Ratio calculated based on the “as-is” appraised value of $76,000,000 is 55.0%.

(4)	The Cut-off Date Principal Balance of $18,500,000 represents note A-1 of a $51,000,000 whole loan evidenced by two pari passu notes. The companion loan, evidenced by note A-2 with a principal balance of $32,500,000, is expected to be contributed to a future securitization transaction.

(5)	Sagicor Real Estate X Fund Limited and X Fund Properties Limited are the non-recourse carveout guarantors under the DoubleTree Hotel Universal Loan.

(6)	Other upfront reserve represents a PIP reserve ($13,457,731) and a deferred maintenance reserve ($77,550).

2014 Accommodated Room Night Demand(1)

Property	Meeting and Group	Leisure	Corporate
DoubleTree Hotel Universal	26.0%	20.0%	54.0%

(1)	Source: Appraisal.

The following table presents certain information relating to the penetration rates relating to the DoubleTree Hotel Universal Property and various market segments, as provided in the July 2015 travel research report:

Penetration Rates(1)

	Occupancy	ADR	RevPAR
TTM July 2015	116.6%	93.8%	109.4%
TTM July 2014	110.7%	95.6%	105.8%
TTM July 2013	125.9%	102.5%	129.0%

(1)	Source: July 2015 travel research report.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

128

DOUBLETREE HOTEL UNIVERSAL

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the DoubleTree Hotel Universal Property:

DoubleTree Hotel Universal Property(1)

	2013	2014	TTM 7/31/2015
Occupancy	74.4%	82.4%	85.2%
ADR	$89.67	$87.38	$91.75
RevPAR	$66.68	$71.99	$78.19

(1)	As provided by the borrower and represents averages for the indicated periods.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow for the DoubleTree Hotel Universal Property:

Cash Flow Analysis(1)

	2013	2014	TTM 7/31/2015	Underwritten	Underwritten $ per Room
Rooms Revenue	$18,059,648	$19,496,950	$21,177,297	$21,177,297	$28,541
Food & Beverage Revenue	5,208,988	5,572,623	6,636,446	6,636,446	8,944
Telephone Revenue	82,838	57,099	43,391	43,391	58
Other Revenue(2)	1,598,997	2,006,682	2,074,357	2,074,357	2,796
Total Revenue	$24,950,471	$27,133,354	$29,931,491	$29,931,491	$40,339

Room Expense	$5,418,095	$6,013,737	$6,242,974	$6,242,974	$8,414
Food & Beverage Expense	3,497,525	3,682,393	4,416,674	4,416,674	5,952
Telephone Expense	215,144	191,793	106,437	106,437	143
Other Expense	521,093	630,613	637,596	637,596	859
Total Departmental Expense	$9,651,857	$10,518,536	$11,403,681	$11,403,681	$15,369
Total Undistributed Expense	8,585,107	8,689,402	9,031,832	9,319,816	12,560
Total Fixed Expense	1,794,041	1,700,672	1,632,071	1,167,466	1,573
Total Operating Expenses	$20,031,005	$20,908,610	$22,067,584	$21,890,963	$29,503

Net Operating Income	$4,919,466	$6,224,744	$7,863,907	$8,040,528	$10,836
FF&E	998,019	1,085,334	1,197,260	1,197,260	1,614
Net Cash Flow	$3,921,447	$5,139,410	$6,666,647	$6,843,268	$9,223

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other revenue includes valet and daily parking, movie rentals, cancellation/attrition and other miscellaneous revenue.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

129

REGALIA MANSFIELD/DOLCE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		MC-Five Mile
Location (City/State)	Mansfield, Texas	Cut-off Date Principal Balance		$17,050,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit		$110,714.29
Size (Units)	154	Percentage of Initial Pool Balance		2.0%
Total Occupancy as of 6/30/2015	97.4%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/30/2015	97.4%	Type of Security		Fee Simple
Year Built / Latest Renovation	2014 / NAP	Mortgage Rate		4.6900%
Appraised Value	$27,030,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		36
		Borrower Sponsor(1)	Ruslan Krivoruchko

Underwritten Revenues	$2,401,824	Escrows
Underwritten Expenses	$1,082,605
Underwritten Net Operating Income (NOI)	$1,319,219		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,280,719	Taxes	$375,607	$46,951
Cut-off Date LTV Ratio	63.1%	Insurance	14,195	$4,732
Maturity Date LTV Ratio	55.5%	Replacement Reserve(2)	$0	$3,208
DSCR Based on Underwritten NOI / NCF	1.24x / 1.21x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	7.7% / 7.5%	Other(3)	$500,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$17,050,000	100.0%	Loan Payoff	$11,456,787	67.2%
			Principal Equity Distribution	2,420,573	14.2
			Closing Costs	2,282,838	13.4
			Reserves	889,802	5.2

Total Sources	$17,050,000	100.0%	Total Uses	$17,050,000	100.0%

(1)	Ruslan Krivoruchko is the guarantor of the non-recourse carve-outs under the Regalia Mansfield/Dolce Loan.

(2)	The Replacement Reserve is capped at $115,500.

(3)	Other reserve includes a $500,000 debt yield holdback reserve.

The following table presents certain information relating to the units and rent at the Regalia Mansfield/Dolce Property:

Unit Type	Occupied Units	Vacant Units	Total Units	Average SF per Unit	Monthly Market Rent per Unit(1)	Monthly Actual Rent per Unit(2)	Annual Actual Rent(2)
1 Bed / 1 Bath (A)	78	1	79	774	$1,042	$1,015	$950,247
2 Bed / 2 Bath (B)	60	3	63	1,116	$1,476	$1,401	1,008,615
3 Bed / 2 Bath (C)	12	0	12	1,390	$1,880	$1,727	248,745
Total / Wtd. Avg.	150	4	154	962	$1,285	$1,226	$2,207,607

(1) Source: Appraisal

(2) As provided by the borrower per the 6/30/2015 rent roll.

The following table presents certain information relating to historical leasing at the Regalia Mansfield/Dolce Property:

Historical Leased %(1) (2)

As of 6/30/2015
97.4%

(1)	As provided by the borrower and represents occupancy as of June 30, 2015.

(2)	Historical leased figures were unavailable as the Regalia Mansfield/Dolce Property was constructed in phases between June 2014 and February 2015.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

130

REGALIA MANSFIELD/DOLCE

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Regalia Mansfield/Dolce Property:

Cash Flow Analysis(1)(2)

	Underwritten(3)	Underwritten $ per Unit
Base Rent	$2,207,607	$14,335
Gross Up Vacancy	156,801	1,018
Gross Potential Rent	$2,364,408	$15,353
Vacancy, Credit Loss & Concessions	(230,184)	(1,495)
Total Rent	$2,134,224	$13,859
Other Income(4)	267,600	1,738
Effective Gross Income	$2,401,824	$15,596

Real Estate Taxes	$546,914	$3,551
Insurance	55,127	358
Management Fee	84,064	546
Other Expenses	396,500	2,575
Total Operating Expenses	$1,082,605	$7,030

Net Operating Income	$1,319,219	$8,566
Replacement Reserves	38,500	250
Net Cash Flow	$1,280,719	$8,316

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Historical operating statements were unavailable as the Regalia Mansfield/Dolce Property was constructed in phases between June 2014 and February 2015.

(3)	Underwritten cash flow is based on the 6/30/2015 rent roll.

(4)	Other Income consists of utility, water, trash reimbursements, garage income, pet fees, termination income, laundry, forfeited deposits, and other miscellaneous income.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

131

LAKE FREDRICA SHOPPING CENTER

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CCRE
Location (City/State)	Orlando, Florida	Cut-off Date Principal Balance		$16,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF		$179.20
Size (SF)	89,285	Percentage of Initial Pool Balance		1.9%
Total Occupancy as of 8/13/2015	96.4%	Number of Related Mortgage Loans		None
Owned Occupancy as of 8/13/2015	96.4%	Type of Security		Fee Simple
Year Built / Latest Renovation	1988 / 2016	Mortgage Rate		5.0040%
Appraised Value(1)	$22,800,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)	12
		Borrower Sponsor(2)	Thomas J. Cannon III

Underwritten Revenues	$1,795,517
Underwritten Expenses	$457,670	Escrows
Underwritten Net Operating Income (NOI)	$1,337,847		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,313,820	Taxes	$145,750	$13,250
Cut-off Date LTV Ratio(1)	70.2%	Insurance	$25,513	$4,252
Maturity Date LTV Ratio(1)	59.2%	Replacement Reserve	$0	$546
DSCR Based on Underwritten NOI / NCF	1.30x / 1.27x	TI/LC	$0	$1,456
Debt Yield Based on Underwritten NOI / NCF	8.4% / 8.2%	Other(3)	$6,316,490	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$16,000,000	100.0%	Loan Payoff	$9,125,425	57.0%
			Reserves	6,487,752	40.5
			Closing Costs	386,823	2.4

Total Sources	$16,000,000	100.0%	Total Uses	$16,000,000	100.0%

(1)	The Cut-Off Date LTV Ratio and Maturity Date LTV Ratio are calculated utilizing the “as stabilized” appraised value of $22,800,000. The Cut-Off Date LTV Ratio and Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value of $15,525,000 is 103.1% and 87.0%, respectively. The “as stabilized” value assumes the development of a new Publix store space as well as an additional 1,600 SF retail suite. At origination, the borrower deposited $6,316,490 into a reserve account earmarked for the redevelopment of the Publix space, as well as various other capital improvements. Additionally, the Borrower Sponsor executed a completion guaranty, in which he guaranteed the redevelopment of the space on or before October 11, 2016. On October 29th, 2014, Publix executed a new lease that includes the construction of a new 45,600 SF store; the lease expires on 11/1/2036 with seven, 5-year renewal options.

(2)	Thomas J. Cannon III is the guarantor of the non-recourse carveouts under the Lake Fredrica Shopping Center Loan.

(3)	At origination, the borrower deposited $6,316,490 into a reserve account related to the redevelopment of the Publix space, as well as various other capital improvements.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Lake Fredrica Shopping Center Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF	Occupancy Cost	Renewal / Extension Options
Publix(2)	NR / NR / NR	45,600	51.1%	$615,600	46.2%	$13.50	11/1/2036	NA	NA	7, 5-year options
Own It Now	NR / NR / NR	5,250	5.9	86,625	6.5	16.50	9/30/2017	NA	NA	NA
Petland	NR / NR / NR	4,875	5.5	71,906	5.4	14.75	11/30/2019	NA	NA	NA
Payless Shoesource	NR / NR / NR	2,913	3.3	51,696	3.9	17.75	7/31/2018	NA	NA	1, 5-year option
Value Dollar Store	NR / NR / NR	2,800	3.1	46,200	3.5	16.50	8/31/2016	NA	NA	NA
Canastilla Kids	NR / NR / NR	2,447	2.7	42,000	3.2	17.16	12/31/2015	NA	NA	NA
Cheng’s Chinese Restaurant	NR / NR / NR	1,933	2.2	41,560	3.1	21.50	6/30/2016	NA	NA	1, 5-year option
Napoli’s Italian Pizza	NR / NR / NR	2,250	2.5	40,500	3.0	18.00	2/28/2019	NA	NA	2, 5-year options
Spring Communications (AT&T)	NR / NR / NR	2,067	2.3	39,273	2.9	19.00	5/31/2019	NA	NA	1, 5-year option
Easy Clean Laundry	NR / NR / NR	2,400	2.7	33,000	2.5	13.75	6/30/2017	NA	NA	1, 5-year option
Ten Largest Owned Tenants		72,535	81.2%	$1,068,360	80.1%	$14.73
Remaining Owned Tenants		13,550	15.2	264,686	19.9	19.53
Vacant Spaces (Owned Space)		3,200	3.6	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		89,285	100.0%	$1,333,046	100.0%	$15.49

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Publix currently occupies approximately 56,000 SF. The space occupied by the Publix will undergo redevelopment starting March 2016. Upon completion of the renovation, Publix will occupy approximately 45,600 SF. $6,316,490 was reserved at origination for the payment of the costs of replacements and repairs in connection with such redevelopment. The guarantor has guaranteed the completion of such redevelopment and the loan is full recourse to the guarantor if the Publix lease is terminated due to borrower’s failure to complete such redevelopment in accordance with the terms of the lease.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

132

LAKE FREDRICA SHOPPING CENTER

The following table presents certain information relating to the lease rollover schedule at the Lake Fredrica Shopping Center Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	$0	0.0%	0.0%	$0	0.0%	$0.00	0
2015	2,447	2.7	2.7%	42,000	3.2	17.16	1
2016	10,058	11.3	14.0%	185,815	13.9	18.47	6
2017	10,450	11.7	25.7%	169,625	12.7	16.23	4
2018	2,913	3.3	29.0%	51,696	3.9	17.75	1
2019	14,617	16.4	45.3%	268,310	20.1	18.36	7
2020	0	0.0	45.3%	0	0.0	0.00	0
2021	0	0.0	45.3%	0	0.0	0.00	0
2022	0	0.0	45.3%	0	0.0	0.00	0
2023	0	0.0	45.3%	0	0.0	0.00	0
2024	0	0.0	45.3%	0	0.0	0.00	0
2025 & Thereafter	45,600	51.1	96.4%	615,600	46.2	13.50	1
Vacant	3,200	3.6	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	89,285	100.0%		$1,333,046	100.0%	$15.49	20

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Lake Fredrica Shopping Center Property.

Historical Leased %(1)

	2010	2011	2012	2013	2014	TTM 8/13/2015
Owned Space	97.0%	100.0%	100.0%	100.0%	100.0%	96.4%

(1)	As provided by the borrower and represents occupancy as of December 31, for the indicated year unless specified otherwise.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Lake Fredrica Shopping Center Property:

Cash Flow Analysis(1)

	2012	2013	2014	Underwritten(3)	Underwritten $ per SF
Base Rent(2)	$1,007,116	$1,065,144	$1,049,588	$1,333,046	$14.93
Gross Up Vacancy	0	0	0	64,000	0.72
Total Rent	$1,007,116	$1,065,144	$1,049,588	$1,397,046	$15.65
Total Reimbursables	382,093	377,860	412,741	411,903	4.61
Other Income	1,364	14,558	30,822	30,822	0.35
Vacancy & Credit Loss	0	0	0	(44,254)	(0.50)
Effective Gross Income	$1,390,573	$1,457,562	$1,493,150	$1,795,517	$20.11

Total Operating Expenses	$395,174	$434,080	$453,919	$457,670	$5.13

Net Operating Income	$995,399	$1,023,482	$1,039,231	$1,337,847	$14.98
TI/LC	0	0	0	17,474	0.20
Capital Expenditures	0	0	0	6,553	0.07
Net Cash Flow	$995,399	$1,023,482	$1,039,231	$1,313,820	$14.71

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten Base Rent is based on contractual rents as of August 13, 2015 and rent steps through December 31, 2016.

(3)	The increase from 2014 Net Cash Flow to Underwritten Net Cash Flow is primarily due to annual rent steps as well as the Publix post-renovation lease terms.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

133

WESTLAKE CENTER

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Blue Ash, Ohio	Cut-off Date Principal Balance		$14,940,000
Property Type	Office	Cut-off Date Principal Balance per SF		$82.73
Size (SF)	180,578	Percentage of Initial Pool Balance		1.8%
Total Occupancy as of 8/1/2015(1)	85.3%	Number of Related Mortgage Loans(3)		2
Owned Occupancy as of 8/1/2015(1)	85.3%	Type of Security		Fee Simple/Leasehold
Year Built / Latest Renovation	1985 / NAP	Mortgage Rate		4.4990%
Appraised Value	$17,650,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		36
		Borrower Sponsor(4)	Blue Ash Deerfield Holdings, LLC
Underwritten Revenues	$3,293,825
Underwritten Expenses	$1,532,658	Escrows
Underwritten Net Operating Income (NOI)	$1,761,166		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,558,231	Taxes	$0	$0
Cut-off Date LTV Ratio(2)	73.5%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	64.4%	Replacement Reserve	$0	$4,326
DSCR Based on Underwritten NOI / NCF	1.94x / 1.72x	TI/LC(5)	$0	$14,583
Debt Yield Based on Underwritten NOI / NCF	11.8% / 10.4%	Other(6)	$2,771,513	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$14,940,000	75.1%	Purchase Price	$16,950,000	85.2%
Principal’s New Cash Contribution	4,945,869	24.9	Reserves	2,771,513	13.9
			Closing Costs	164,356	0.8

Total Sources	$19,885,869	100.0%	Total Uses	$19,885,869	100.0%

(1)	Total Occupancy and Owned Occupancy include 16,002 SF of space for Cassady, Schiller & Associates ($11.22 underwritten base rent per SF) which has executed a lease and taken occupancy and is expected to begin paying rent in March 2016. We cannot assure you that this tenant will begin paying rent as expected or at all. Total Occupancy and Owned Occupancy excluding the tenant described above are both 76.5%.
(2)	The Cut-off Date LTV Ratio and Maturity Date LTV Ratio are each calculated based on the “as-is” appraised value of $17,650,000 plus a $2,667,000 capital deduction (for which the borrower reserved $2,667,000) related to planned capital projects. The Cut-off Date LTV Ratio and the Maturity Date LTV Ratio calculated without adjusting for the capital deduction are 84.6% and 74.1%, respectively.
(3)	The indirect owner of the borrower is also the indirect owner of the borrower for the Pfeiffer Woods Loan.
(4)	Blue Ash Deerfield Holdings, LLC is the borrower sponsor and non-recourse carveout guarantor under both the Westlake Center Loan and the Pfeiffer Woods Loan.
(5)	The TI/LC reserve is capped at $500,000.
(6)	Other upfront reserve represents unfunded obligations related to deferred maintenance ($2,667,000), outstanding free rent ($96,179), landlord obligations ($5,485) and leasing commissions ($2,850).

The following table presents certain information relating to the major tenants at the Westlake Center Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Comptroller of Currency	AAA / Aaa / AA+	11,366	6.3%	$263,464	13.8%	$23.18	1/31/2017	1, 5-year option
Blue Chip Technology, Inc.	NR / NR / NR	19,023	10.5	224,471	11.8	11.80	(2)	2, 5-year options
Cassady, Schiller & Associates(3)	NR / NR / NR	16,002	8.9	179,542	9.4	11.22	7/31/2025	1, 5-year option
RoundTower Technologies, Inc.	NR / NR / NR	13,211	7.3	108,991	5.7	8.25	1/31/2017	NA
Principal Life Insurance Co.	NR / NR/ A+	8,553	4.7	101,268	5.3	11.84	11/30/2020	1, 5-year option
Black & Veatch Corporation	NR / NR / NR	7,083	3.9	86,271	4.5	12.18	5/31/2016	1, 5-year option
Big Heart Pet Brands	NR / NR / NR	7,329	4.1	82,964	4.3	11.32	2/29/2016	1, 3-year option
TCAA II, Inc.(4)	NR / NR / NR	5,485	3.0	67,904	3.6	12.38	8/31/2018	NA
Cuni, Rust & Strenk, Inc.(5)	NR / NR / NR	5,835	3.2	65,994	3.5	11.31	11/30/2019	1, 5-year option
Keyence Corporation of America	NR / NR / NR	4,485	2.5	64,225	3.4	14.32	12/17/2018	1, 5-year option
Ten Largest Tenants		98,372	54.5%	$1,245,095	65.2%	$12.66
Remaining Tenants		55,733	30.9	664,267	34.8	11.92
Vacant		26,473	14.7	0	0.0	0.00
Totals / Wtd. Avg. Tenants		180,578	100.0%	$1,909,362	100.0%	$12.39

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Blue Chip Technology, Inc. has two separate lease expirations, including 14,976 SF of space ($11.80 UW base rent per SF) expiring December 31, 2020 and 4,047 SF of space ($11.80 UW base rent per SF) expiring November 30, 2016.
(3)	Cassady, Schiller & Associates has signed a lease and taken occupancy and is expected to begin paying rent in March 2016. We cannot assure you that the tenant will begin paying rent as expected or at all.
(4)	TCAA II, Inc. may terminate its lease effective August 31, 2016 with five months’ written notice for a termination fee of $15,769.
(5)	Cuni, Rust & Strenk, Inc. may terminate its lease effective November 30, 2017 with written notice on or before May 31, 2017 for a termination fee of $115,393.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

134

WESTLAKE CENTER

The following table presents certain information relating to the lease rollover schedule at the Westlake Center Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2015	996	0.6	0.6%	12,988	0.7	13.04	1
2016	44,911	24.9	25.4%	540,895	28.3	12.04	12
2017	28,231	15.6	41.1%	409,055	21.4	14.49	7
2018	19,295	10.7	51.7%	236,095	12.4	12.24	6
2019	19,493	10.8	62.5%	234,641	12.3	12.04	5
2020	25,177	13.9	76.5%	296,145	15.5	11.76	4
2021	0	0.0	76.5%	0	0.0	0.00	0
2022	0	0.0	76.5%	0	0.0	0.00	0
2023	0	0.0	76.5%	0	0.0	0.00	0
2024	0	0.0	76.5%	0	0.0	0.00	0
2025	16,002	8.9	85.3%	179,542	9.4	11.22	1
2026 & Thereafter	0	0.0	85.3%	0	0.0	0.00	0
Vacant	26,473	14.7	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	180,578	100.0%		$1,909,362	100.0%	$12.39	36

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical occupancy at the Westlake Center Property:

Historical Leased %(1)

2012	2013	2014	As of 8/1/2015(2)
88.9%	79.0%	75.8%	85.3%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.
(2)	Occupancy as of 8/1/2015 includes 16,002 SF of space for Cassady, Schiller & Associates which has executed a lease and taken occupancy and is expected to begin paying rent in March 2016. We cannot assure you that this tenant will begin paying rent as expected or at all. Occupancy excluding Cassady, Schiller & Associates is 76.5%.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Westlake Center Property:

Cash Flow Analysis(1)

	2012	2013	2014	TTM 7/31/2015	Underwritten(2)	Underwritten $ per SF
Base Rent	$1,585,068	$1,718,455	$1,723,582	$1,666,535	$1,909,362	$10.63
Gross Up Vacancy	0	0	0	0	556,992	3.08
Total Rent	$1,585,068	$1,718,455	$1,723,582	$1,666,535	$2,466,354	$13.66
Total Reimbursables	1,264,848	1,250,565	1,271,774	1,200,750	1,291,567	7.15
Other Income	34,279	44,129	68,924	150,670	95,939	0.53
Less Vacancy & Credit Loss	(6,461)	0	270	(260)	(560,035)	(3.10)
Effective Gross Income	$2,877,734	$3,013,149	$3,064,550	$3,017,695	$3,293,825	$18.24

Total Operating Expenses	$1,496,110	$1,522,400	$1,539,649	$1,479,289	$1,532,658	$8.49

Net Operating Income	$1,381,624	$1,490,749	$1,524,901	$1,538,405	$1,761,166	$9.75
TI/LC	0	0	0	0	151,019	0.84
Capital Expenditures	0	0	0	0	51,916	0.29
Net Cash Flow	$1,381,624	$1,490,749	$1,524,901	$1,538,405	$1,558,231	$8.63

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Underwritten cash flow based on contractual rents as of August 1, 2015 and contractual rent steps through October 31, 2016.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

135

CHURCH LANE SHOPPING CENTER

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller	GSMC
Location (City/State)	Cockeysville, Maryland		Cut-off Date Principal Balance	$14,625,000
Property Type	Retail		Cut-off Date Principal Balance per SF	$152.75
Size (SF)	95,742		Percentage of Initial Pool Balance	1.7%
Total Occupancy as of 8/1/2015	96.2%		Number of Related Mortgage Loans	None
Owned Occupancy as of 8/1/2015	96.2%		Type of Security	Fee Simple
Year Built / Latest Renovation	1965, 1981, 1987, 1995 / NAP		Mortgage Rate	4.6000%
Appraised Value	$21,000,000		Original Term to Maturity (Months)	120
			Original Amortization Term (Months)	360
			Original Interest Only Term (Months)	36
			Borrower Sponsor(1)	Richard E. Rotner

Underwritten Revenues	$1,618,571
Underwritten Expenses	$384,088		Escrows
Underwritten Net Operating Income (NOI)	$1,234,483		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,162,914	Taxes	$0	$0
Cut-off Date LTV Ratio	69.6%	Insurance	$0	$0
Maturity Date LTV Ratio	61.1%	Replacement Reserve(2)	$172,335	$2,595
DSCR Based on Underwritten NOI / NCF	1.37x / 1.29x	TI/LC(3)	$0	$8,333
Debt Yield Based on Underwritten NOI / NCF	8.4% / 8.0%	Other(4)	$274,463	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$14,625,000	74.5%	Purchase Price	$19,000,000	96.8%
Principal’s New Cash Contribution	5,003,028	25.5	Reserves	446,798	2.3
			Closing Costs	181,230	0.9

Total Sources	$19,628,028	100.0%	Total Uses	$19,628,028	100.0%

(1)	Richard E. Rotner is the non-recourse carveout guarantor under the Church Lane Shopping Center Loan.
(2)	The borrower funded $172,335 at origination to address ongoing capital expenditures needed during the term of the Church Lane Shopping Center Loan.
(3)	The TI/LC reserve is capped at $400,000.
(4)	Other reserve represents an escrow related to a potential environmental remediation of $150,000, tenant obligation reserve of $93,113 for future concessions owed to Party City and a deferred maintenance reserve of $31,350.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Church Lane Shopping Center Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Party City	NR / B3 / B	12,415	13.0%	$186,225	13.4%	$15.00	1/31/2025	NA	NA	3, 5-year options
JoAnn Fabrics	NR / B3 / B	14,600	15.2	166,375	12.0	11.40	1/31/2018	$138.10	9.4%	1, 5-year option
Sleepy’s	NR / NR / NR	4,560	4.8	127,680	9.2	28.00	11/30/2017	NA	NA	1, 5-year option
Tuesday Morning	NR / NR / NR	8,831	9.2	115,416	8.3	13.07	4/30/2017	$150.62	10.2%	NA
Moving Company (Dance Studio)	NR / NR / NR	8,260	8.6	110,130	7.9	13.33	8/31/2022	NA	NA	1, 5-year option
Kids First Swim School	NR / NR / NR	7,200	7.5	99,253	7.2	13.79	1/31/2018	NA	NA	1, 5-year option
Kims Karate	NR / NR / NR	6,439	6.7	84,433	6.1	13.11	8/31/2018	NA	NA	1, 5-year option
Pizza Hut	NR / Baa3 / BBB	3,625	3.8	68,492	4.9	18.89	5/31/2016	NA	NA	1, 5-year option
Meineke	NR / NR / NR	2,034	2.1	58,092	4.2	28.56	7/31/2025	NA	NA	NA
Rainbow Cleaners	NR / NR / NR	2,000	2.1	50,600	3.6	25.30	4/30/2019	NA	NA	1, 5-year option
Ten Largest Owned Tenants		69,964	73.1%	$1,066,696	76.9%	$15.25
Remaining Owned Tenant		22,164	23.1	321,083	23.1	14.49
Vacant (Owned Space)		3,614	3.8	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		95,742	100.0%	$1,387,779	100.0%	$15.06

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant Sales $ per SF are as of TTM 1/31/2015 for JoAnn Fabrics.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

136

CHURCH LANE SHOPPING CENTER

The following table presents the lease rollover schedule at the Church Lane Shopping Center Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	3,888	4.1%	4.1%	$41,779	3.0%	$10.75	2
2015	0	0.0	4.1%	0	0.0	0.00	0
2016	7,139	7.5	11.5%	148,234	10.7	20.76	4
2017	15,791	16.5	28.0%	287,160	20.7	18.19	3
2018	32,971	34.4	62.4%	408,252	29.4	12.38	5
2019	4,530	4.7	67.2%	97,506	7.0	21.52	2
2020	0	0.0	67.2%	0	0.0	0.00	0
2021	0	0.0	67.2%	0	0.0	0.00	0
2022	13,360	14.0	81.1%	160,530	11.6	12.02	3
2023	0	0.0	81.1%	0	0.0	0.00	0
2024	0	0.0	81.1%	0	0.0	0.00	0
2025	14,449	15.1	96.2%	244,317	17.6	16.91	2
2026 & Thereafter	0	0.0	96.2%	0	0.0	0.00	0
Vacant	3,614	3.8	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	95,742	100.0%		$1,387,779	100.0%	$15.06	21

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical occupancy at the Church Lane Shopping Center Property:

Historical Leased %(1)(2)

2012	2013	2014	As of 8/1/2015
98.7%	94.7%	96.8%	96.2%

(1)	Reported historical vacancies are provided by the borrower and only pertain to 85,138 SF of the 95,742 SF of the collateral.
(2)	Reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Church Lane Shopping Center Property:

Cash Flow Analysis(1)

	2012	2013	2014	Underwritten(2)	Underwritten $ per SF
Base Rent	$1,453,739	$1,448,318	$1,555,459	$1,387,779	$14.49
Contractual Credit Rent Steps	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	163,706	1.71
Total Rent	$1,453,739	$1,448,318	$1,555,459	$1,551,484	$16.20
Total Reimbursables(3)	0	0	0	230,792	2.41
Other Income	0	0	0	0	0.00
Vacancy & Credit Loss	0	0	0	(163,706)	(1.71)
Effective Gross Income	$1,453,739	$1,448,318	$1,555,459	$1,618,571	$16.91

Real Estate Taxes	$144,190	$148,876	$147,475	$183,035	$1.91
Insurance	20,546	23,699	33,693	9,716	0.10
Management Fee	4,320	4,320	4,320	56,650	0.59
Other Operating Expenses	115,658	151,946	211,827	134,687	1.41
Total Operating Expenses	$284,714	$328,841	$397,315	$384,088	$4.01

Net Operating Income	$1,169,025	$1,119,477	$1,158,144	$1,234,483	$12.89
TI/LC	0	0	0	52,421	0.55
Replacement Reserves	0	0	0	19,148	0.20
Net Cash Flow	$1,169,025	$1,119,477	$1,158,144	$1,162,914	$12.15

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Underwritten Base Rent is based on contractual rents as of August 1, 2015 and rent steps through October 31, 2016.
(3)	Reimbursements are included in base revenues of the historicals.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

137

HYATT PLACE TEXAS PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	3	Loan Seller		SMF I
Location (City/State)	Various, Texas	Cut-off Date Principal Balance(4)		$13,500,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room(2)		$99,483.20
Size (Rooms)	387	Percentage of Initial Pool Balance		1.6%
Total TTM Occupancy as of 6/30/2015	78.9%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 6/30/2015	78.9%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate		4.8200%
Appraised Value(1)	$57,000,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		NAP
		Borrower Sponsor(5)	Christopher Gistis, Glenn Gistis, Michael
Underwritten Revenues	$13,512,207	Sullivan and Lawrence Kasser
Underwritten Expenses	$8,928,724
Underwritten Net Operating Income (NOI)	$4,583,483	Escrows
Underwritten Net Cash Flow (NCF)	$4,042,995		Upfront	Monthly
Cut-off Date LTV Ratio(1)(2)	67.5%	Taxes	$660,000	$65,996
Maturity Date LTV Ratio(1)(2)(3)	57.1%	Insurance	$100,670	$10,885
DSCR Based on Underwritten NOI / NCF(2)	1.89x / 1.66x	FF&E	$0	$45,041
Debt Yield Based on Underwritten NOI / NCF(2)	11.9% / 10.5%	Other(6)	$6,461,588	$0

Sources and Uses

Sources	$	%	Uses	$	%
Whole Loan Amount	$38,500,000	68.7%	Purchase Price	$48,000,000	85.6%
Principal’s New Cash Contribution	17,557,542	31.3	Reserves	7,222,258	12.9
			Closing Costs	835,284	1.5

Total Sources	$56,057,542	100.0%	Total Uses	$56,057,542	100.0%

(1)	The Appraised Value represents the aggregate “as-complete market value based on a hypothetical condition” value of $57,000,000 (corresponding to a Cut-off Date LTV Ratio of 67.5%) that assumes a property improvement plan costing $6,055,088 was completed across the Hyatt Place Texas Portfolio Properties as of August 1, 2015. The related appraisals also reported an aggregate “as-is” value of $50,500,000 (corresponding to a Cut-off Date LTV Ratio of 76.2% and a Maturity Date LTV Ratio of 70.1%) that assumes the property improvement plan has not yet been completed but makes the extraordinary assumption that it will be completed during the first year of the projection period at a cost of $6,055,088. The franchisor has required property improvement plans at the Hyatt Place Texas Portfolio Properties in connection with extending the franchise agreements through 2035. At origination of the Hyatt Place Texas Portfolio Loan, the borrowers deposited $6,461,588 for property improvements. The “as-is” values for the Hyatt Place Austin Property, the Hyatt Place San Antonio Property and the Hyatt Place Dallas Property are $25,500,000, $13,000,000 and $12,000,000, respectively.
(2)	Calculated on the aggregate balance of the Hyatt Place Texas Portfolio whole loan $38,500,000.
(3)	The Maturity Date LTV Ratio is calculated utilizing the aggregate “as stabilized” appraised value of $62,000,000, which assumes the Hyatt Place Texas Portfolio Properties undergo property improvements and stabilize. The Maturity Date LTV Ratio, calculated on the basis of the aggregate “as-is” appraised value of $57,000,000, is 62.1%.
(4)	The Cut-off Date Principal Balance of $13,500,000 is evidenced by note A-2 (a non-controlling note), which is part of a $38,500,000 whole loan evidenced by two pari passu notes. The controlling pari passu companion loan evidenced by note A-1 has a principal balance of $25,000,000 as of the Cut-off Date, is currently held by Starwood Mortgage Capital LLC and is expected to be contributed to the JPMBB 2015-C32 securitization.
(5)	Christopher Gistis, Glenn Gistis, Michael Sullivan and Lawrence Kasser are the guarantors of the non-recourse carveouts under the Hyatt Place Texas Portfolio Loan.
(6)	Other upfront reserves represent a property improvement plan reserve.

The following table presents certain information relating to the Hyatt Place Texas Portfolio Properties:

Property Name	Location	Number of Rooms	Cut-off Date Loan Amount	Year Built / Renovated	Appraised Value(1)	UW NCF	UW NCF per Room
Hyatt Place Austin	Austin, Texas	127	$6,487,013	1999 / 2014	$27,500,000	$1,865,745	$14,691
Hyatt Place San Antonio	San Antonio, Texas	126	3,681,818	1996 / 2008	15,500,000	1,120,561	8,893
Hyatt Place Dallas	Grand Prairie, Texas	134	3,331,169	1998 / 2007	14,000,000	1,056,689	7,886
Total / Wtd. Avg.		387	$13,500,000		$57,000,000	$4,042,995	$10,447

(1)	The Appraised Value represents the aggregate “as-complete market value based on a hypothetical condition” value of $57,000,000 (corresponding to a Cut-off Date LTV Ratio of 67.5%) that assumes a property improvement plan costing $6,055,088 was completed across the Hyatt Place Texas Portfolio Properties as of August 1, 2015. The related appraisals also reported an aggregate “as-is” value of $50,500,000 (corresponding to a Cut-off Date LTV Ratio of 76.2% and a Maturity Date LTV Ratio of 70.1%) that assumes the property improvement plan has not yet been completed but makes the extraordinary assumption that it will be completed during the first year of the projection period at a cost of $6,055,088. The franchisor has required property improvement plans at the Hyatt Place Texas Portfolio Properties in connection with extending the franchise agreements through 2035. At origination of the Hyatt Place Texas Portfolio Loan, the borrowers deposited $6,461,588 for property improvements. The “as-is” values for the Hyatt Place Austin Property, the Hyatt Place San Antonio Property and the Hyatt Place Dallas Property are $25,500,000, $13,000,000 and $12,000,000, respectively.

The following table presents certain information relating to the 2014 market mix with respect to the Hyatt Place Texas Portfolio Properties, as provided in the appraisals for the Hyatt Place Texas Portfolio Properties:

Estimated Accommodated Room Night Demand(1)

Property Name	Meeting and Group	Leisure	Commercial
Hyatt Place Austin	15%	30%	55%
Hyatt Place San Antonio	10%	45%	45%
Hyatt Place Dallas	30%	35%	35%

(1)	Source: Appraisals.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

138

HYATT PLACE TEXAS PORTFOLIO

The following table presents certain information relating to the trailing-12 month period ended June 2015 penetration rates relating to the Hyatt Place Texas Portfolio Properties, as provided in the June 2015 travel research reports:

TTM Through 6/30/2015 Penetration Rates(1)

Property Name	Occupancy	ADR	RevPAR
Hyatt Place Austin	100.1%	99.4%	99.5%
Hyatt Place San Antonio	107.6%	110.8%	119.2%
Hyatt Place Dallas	120.5%	84.4%	101.7%

(1)	Source: June 2015 travel research reports.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Hyatt Place Austin Property:

Hyatt Place Austin(1)

	2012	2013	2014	TTM 6/30/2015	Underwritten
Occupancy	81.3%	81.0%	81.7%	81.4%	81.4%
ADR	$119.95	$124.48	$132.38	$137.46	$137.46
RevPAR	$97.49	$100.81	$108.18	$111.90	$111.90

(1)	As provided by the borrowers.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Hyatt Place San Antonio Property:

Hyatt Place San Antonio(1)

	2012	2013	2014	TTM 6/30/2015	Underwritten
Occupancy	84.0%	82.1%	81.2%	81.2%	81.2%
ADR	$95.35	$96.38	$100.89	$103.54	$103.54
RevPAR	$80.12	$79.11	$81.92	$84.08	$84.08

(1)	As provided by the borrowers.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Hyatt Place Dallas Property:

Hyatt Place Dallas(1)

	2012	2013	2014	TTM 6/30/2015	Underwritten
Occupancy	67.5%	72.1%	75.4%	74.3%	74.3%
ADR	$87.52	$84.93	$94.63	$96.15	$96.15
RevPAR	$59.09	$61.23	$71.38	$71.44	$71.44

(1)	As provided by the borrowers.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

139

HYATT PLACE TEXAS PORTFOLIO

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Hyatt Place Texas Portfolio Properties:

Cash Flow Analysis(1)

	2012	2013	2014	TTM 6/30/2015	Underwritten	Underwritten $ per Room
Room Revenue	$11,094,382	$11,306,057	$12,273,536	$12,547,504	$12,547,504	$32,422
Food and Beverage Revenue	684,250	613,619	602,081	686,009	686,009	1,773
Other Income(2)	124,894	169,679	253,702	278,694	278,694	720
Total Revenue	$11,903,526	$12,089,355	$13,129,319	$13,512,207	$13,512,207	$34,915

Room Expense	$3,074,840	$3,213,535	$3,393,819	$3,458,296	$3,173,296	$8,200
Food and Beverage Expense	323,300	290,809	311,268	301,917	301,917	780
Other Expense	104,820	157,011	135,912	133,292	133,292	344
Total Departmental Expense	$3,502,960	$3,661,355	$3,840,999	$3,893,505	$3,608,505	$9,324
Total Undistributed Expense	4,376,711	4,178,049	4,396,268	4,458,607	4,408,607	11,392
Total Fixed Charges	756,345	870,490	859,579	837,393	911,612	2,356
Total Operating Expenses	$8,636,016	$8,709,894	$9,096,846	$9,189,505	$8,928,724	$23,072

Net Operating Income	$3,267,510	$3,379,461	$4,032,473	$4,322,702	$4,583,483	$11,844
FF&E	0	0	0	0	540,488	1,397
Net Cash Flow	$3,267,510	$3,379,461	$4,032,473	$4,322,702	$4,042,995	$10,447

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.
(2)	Includes meeting room/banquet rental revenue, public room rentals and miscellaneous other income.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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141

PARKVILLE COMMONS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CCRE
Location (City/State)	Parkville, Missouri	Cut-off Date Principal Balance		$12,600,000
Property Type	Retail	Cut-off Date Principal Balance per SF		$115.14
Size (SF)	109,428	Percentage of Initial Pool Balance		1.5%
Total Occupancy as of 8/25/2015	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 8/25/2015	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	2005 / NAP	Mortgage Rate		4.8500%
Appraised Value	$18,800,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		276
		Original Interest Only Period (Months)	NAP
		Borrower Sponsor(1)	Clifford Illig and Neal Patterson

Underwritten Revenues	$1,891,629
Underwritten Expenses	$505,725	Escrows
Underwritten Net Operating Income (NOI)	$1,385,904		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,314,776	Taxes	$713,597	$64,872
Cut-off Date LTV Ratio	67.0%	Insurance	$10,750	$2,150
Maturity Date LTV Ratio	47.1%	Replacement Reserve(2)	$0	$1,823
DSCR Based on Underwritten NOI / NCF	1.52x / 1.44x	TI/LC(3)	$0	$4,102
Debt Yield Based on Underwritten NOI / NCF	11.0% / 10.4%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$12,600,000	100.0%	Loan Payoff	$11,496,011	91.2%
			Reserves	724,347	5.7
			Closing Costs	300,212	2.4
			Principal Equity Distribution	79,429	0.6
Total Sources	$12,600,000	100.0%	Total Uses	$12,600,000	100.0%

(1)	Clifford Illig and Neal Patterson are the guarantors of the non-recourse carveouts under the Parkville Commons Loan.
(2)	The replacement reserve is capped at $87,500.
(3)	The TI/LC reserve is capped at $300,000.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Parkville Commons Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Price Chopper	NR / NR / NR	73,000	66.7%	$545,575	43.5%	$7.47	2/1/2024	$375	2.0%	4, 5-year options
Nick and Jake’s Parkville, Inc	NR / NR / NR	6,914	6.3	190,135	15.2	27.50	10/1/2019	NA	NA	1, 5-year option
Cycle City	NR / NR / NR	5,900	5.4	115,050	9.2	19.50	2/1/2017	NA	NA	2, 2-year options
Rusty Horse Tavern	NR / NR / NR	3,500	3.2	56,625	4.5	16.18	7/1/2017	NA	NA	NA
Eye Center of Parkville	NR / NR / NR	2,700	2.5	54,000	4.3	20.00	9/1/2019	NA	NA	NA
Pride Cleaners	NR / NR / NR	2,100	1.9	47,250	3.8	22.50	2/1/2017	NA	NA	NA
GNC Live Well	NR / NR / BB+	1,400	1.3	29,400	2.3	21.00	11/1/2018	NA	NA	2, 5-year options
CW Boutique, LLC	NR / NR / NR	1,400	1.3	28,000	2.2	20.00	2/1/2018	NA	NA	NA
Pizza Hut of America, Inc	NR / NR / NR	1,568	1.4	27,440	2.2	17.50	11/1/2016	NA	NA	1, 5-year option
Foxy Nails	NR / NR / NR	1,400	1.3	27,300	2.2	19.50	8/1/2019	NA	NA	1, 5-year option
Ten Largest Owned Tenants		99,882	91.3%	$1,120,775	89.4%	$11.22
Remaining Owned Tenants		9,546	8.7	133,368	10.6	13.97
Vacant Spaces (Owned Space)		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		109,428	100.0%	$1,254,143	100.0%	$11.46

(1)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.
(2)	Tenant Sales $ per SF are as of December 31, 2014.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

142

PARKVILLE COMMONS

The following table presents certain information relating to the lease rollover schedule at the Parkville Commons Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned NRSF	% of Owned NRSF	Cumulative % of Owned NRSF	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	2,968	2.7	2.7%	44,240	3.5	14.91	2
2017	13,865	12.7	15.4%	254,025	20.3	18.32	5
2018	4,547	4.2	19.5%	80,985	6.5	17.81	3
2019	15,048	13.8	33.3%	329,318	26.3	21.88	6
2020	0	0.0	33.3%	0	0.0	0.00	0
2021	0	0.0	33.3%	0	0.0	0.00	0
2022	0	0.0	33.3%	0	0.0	0.00	0
2023	0	0.0	33.3%	0	0.0	0.00	0
2024	73,000	66.7	100.0%	545,575	43.5	7.47	1
2025 & Thereafter	0	0.0	100.0%	0	0.0	0.00	0
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	109,428	100.0%		$1,254,143	100.0%	$11.46	17

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Parkville Commons Property:

Historical Leased %(1)(2)

	2012	2013	2014	As of 8/25/2015
Owned Space	96.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrower and represents occupancy as of December 31, for the indicated year unless specified otherwise.
(2)	The Parkville Commons Property has maintained an occupancy of at least 98.0% since 2008.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Parkville Commons Property:

Cash Flow Analysis(1)

	2012	2013	2014	YTD 7/31/2015 Annualized	Underwritten	Underwritten $ per SF
Base Rent(2)	$1,222,319	$1,200,290	$1,249,392	$1,243,046	$1,254,143	$11.46
Gross Up Vacancy	0	0	0	0	0	0.00
Total Rent	$1,222,319	$1,200,290	$1,249,392	$1,243,046	$1,254,143	$11.46
Total Reimbursables	486,442	472,744	476,111	555,948	476,111	4.35
Other Income	173,022	185,537	224,082	223,988	224,082	2.05
Vacancy & Credit Loss(3)	(54,580)	0	(49,200)	0	(62,707)	(0.57)
Effective Gross Income	$1,827,203	$1,858,571	$1,900,385	$2,022,982	$1,891,629	$17.29

Total Operating Expenses	$468,867	$512,426	$485,368	$501,953	$505,725	$4.62

Net Operating Income	$1,358,336	$1,346,145	$1,415,017	$1,521,029	$1,385,904	$12.66
TI/LC	0	0	0	0	49,243	0.45
Capital Expenditures	0	0	0	0	21,886	0.20
Net Cash Flow	$1,358,336	$1,346,145	$1,415,017	$1,521,029	$1,314,776	$12.01

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Underwritten Base Rent is based on contractual rents as of May 31, 2015 and rent steps through December 31, 2016.
(3)	Vacancy & Credit Loss represents an economic vacancy of 5.0% of underwritten base rent. As of August 25, 2015, the Parkville Commons Property was 100.0% occupied.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

143

CARNEGIE PARK

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CGMRC
Location (City/State)	Southfield, Michigan	Cut-off Date Principal Balance		$12,420,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit		$70,568.18
Size (Units)	176	Percentage of Initial Pool Balance		1.5%
Total Occupancy as of 8/5/2015	97.2%	Number of Related Mortgage Loans		None
Owned Occupancy as of 8/5/2015	97.2%	Type of Security		Fee Simple
Year Built / Latest Renovation	1987 / NAP	Mortgage Rate		4.9300%
Appraised Value	$16,200,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		24
		Borrower Sponsor(3)	Derron Sanders and the Derron Sanders Revocable Living Trust

Underwritten Revenues	$2,157,150	Escrows
Underwritten Expenses	$1,077,363
Underwritten Net Operating Income (NOI)	$1,079,787		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,028,571	Taxes	$91,521	$22,880
Cut-off Date LTV Ratio(1)	73.9%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	62.6%	Replacement Reserve	$0	$4,268
DSCR Based on Underwritten NOI / NCF	1.36x / 1.30x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	8.7% / 8.3%	Other(4)	$454,625	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$12,420,000	73.8%	Purchase Price	$15,900,000	94.5%
Principal’s New Cash Contribution	3,733,240	22.2	Reserves	546,146	3.2
Other Sources	672,935	4.0	Closing Costs	380,029	2.3

Total Sources	$16,826,174	100.0%	Total Uses	$16,826,174	100.0%

(1)	The Cut-off Date LTV Ratio was calculated based on the Cut-off Date Balance less a $450,000 holdback associated with capital expenditures to be released upon achieving certain debt yield and loan-to-cost thresholds. The Cut-off Date LTV Ratio, calculated without adjusting for the holdback, is 76.7%.

(2)	The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $17,130,000. The Maturity Date LTV Ratio calculated based on the “as-is” appraised value is 66.2%.

(3)	Derron Sanders is the non-recourse guarantor under the Carnegie Park Loan.

(4)	The upfront other reserve consists of (i) $450,000 for designated replacements and (ii) $4,625 for deferred maintenance.

The following table presents certain information relating to the units and rent at the Carnegie Park Property:

Unit Type	Occupied Units(1)	Vacant Units(1)	Total Units(1)	Average SF per Unit(1)	Monthly Market Rent per Unit(2)	Annual Market Rent(2)(3)	Monthly Actual Rent per Unit(1)	Annual Actual Rent(1)(3)
1 Bed / 1 Bath	56	1	57	1,018	$950	$638,400	$923	$620,148
2 Bed / 2 Bath (Regular)	59	3	62	1,146	$1,070	757,560	$1,061	751,140
2 Bed / 2 Bath (Penthouse)	51	1	52	1,241	$1,250	765,000	$1,222	747,642
2 Bed / 2 Bath (Deluxe)	5	0	5	1,500	$1,300	78,000	$1,290	77,412
Total / Wtd. Avg.	171	5	176	1,143	$1,091	$2,238,960	$1,070	$2,196,342

(1)	As provided by the borrower.

(2)	Source: Appraisal.

(3)	Annual rents are calculated based on currently occupied units per the rent roll dated August 5, 2015.

The following table presents certain information relating to historical leasing at the Carnegie Park Property:

Historical Leased %(1)

	2013	2014	2015	As of 8/5/2015
Owned Space	95.4%	93.8%	95.7%	97.2%

(1)	As provided by the borrower and represents average occupancy for the indicated year unless otherwise specified.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

144

CARNEGIE PARK

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Carnegie Park Property:

Cash Flow Analysis(1)

	2013	2014	TTM 6/30/2015	Underwritten(2)	Underwritten $ per Unit
Base Rent	$1,919,939	$2,018,137	$2,099,056	$2,196,342	$12,479
Gross Up Vacancy	0	0	0	64,920	369
Gross Potential Rent	$1,919,939	$2,018,137	$2,099,056	$2,261,262	$12,848
Vacancy, Credit Loss & Concessions	(38,863)	(50,021)	(75,549)	(237,755)	(1,351)
Total Rent	$1,881,076	$1,968,116	$2,023,507	$2,023,507	$11,497
Other Income(3)	88,210	115,556	133,643	133,643	759
Effective Gross Income	$1,969,286	$2,083,672	$2,157,150	$2,157,150	$12,257

Real Estate Taxes	$312,602	$253,113	$251,924	$271,041	$1,540
Insurance	46,984	47,794	46,694	55,894	318
Management Fee	81,035	83,987	87,614	86,286	490
Other Expenses	734,178	673,751	665,353	664,142	3,774
Total Operating Expenses	$1,174,799	$1,058,645	$1,051,585	$1,077,363	$6,121

Net Operating Income	$794,487	$1,025,027	$1,105,565	$1,079,787	$6,135
Replacement Reserves	0	0	0	51,216	291
Net Cash Flow	$794,487	$1,025,027	$1,105,565	$1,028,571	$5,844

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Underwritten cash flow is based on the August 5, 2015 rent roll.

(3)	Other Income consists of clubhouse rental, reimbursed repairs, pet fees, water reimbursement, court costs reimbursement, application fees, parking income, refuse removal fees, late charges and non-sufficient funds fees.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

145

Shoppes at City Centre

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller	GSMC
Location (City/State)	North Palm Beach, Florida		Cut-off Date Principal Balance	$12,350,000
Property Type	Retail		Cut-off Date Principal Balance per SF	$124.95
Size (SF)	98,843		Percentage of Initial Pool Balance	1.5%
Total Occupancy as of 6/15/2015(1)	90.6%		Number of Related Mortgage Loans	None
Owned Occupancy as of 6/15/2015(1)	90.6%		Type of Security	Fee Simple
Year Built / Latest Renovation	1999 / NAP		Mortgage Rate	4.5695%
Appraised Value	$19,000,000		Original Term to Maturity (Months)	120
			Original Amortization Term (Months)	NAP
			Original Interest Only Term (Months)	120
			Borrower Sponsor(2)	Martin Osher and Irving Osher

Underwritten Revenues	$1,949,012
Underwritten Expenses	$748,964		Escrows
Underwritten Net Operating Income (NOI)	$1,200,047		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,116,424	Taxes	$137,898	$19,700
Cut-off Date LTV Ratio	65.0%	Insurance	$13,281	$6,640
Maturity Date LTV Ratio	65.0%	Replacement Reserve	$0	$1,647
DSCR Based on Underwritten NOI / NCF	2.10x / 1.95x	TI/LC(3)	$0	$8,333
Debt Yield Based on Underwritten NOI / NCF	9.7% / 9.0%	Other(4)	$875,528	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$12,350,000	60.9%	Purchase Price	$19,000,000	93.7%
Principal’s New Cash Contribution	7,934,912	39.1	Reserves	1,026,707	5.1
			Closing Costs	258,206	1.3

Total Sources	$20,284,912	100.0%	Total Uses	$20,284,912	100.0%

(1)	Total Occupancy and Owned Occupancy include 25,213 SF of space for two tenants (Doris Italian Market and Cali ProNails) that have executed leases but have not yet taken occupancy or begun paying rent. We cannot assure you that these tenants will take occupancy or begin paying rent as expected or at all. Doris Italian Market and Cali ProNails are each expected to take occupancy and begin paying rent in November 2015. Total Occupancy and Owned Occupancy excluding the two tenants described above are both 65.0% as of June 15, 2015.
(2)	Martin Osher and Irving Osher are the non-recourse carveout guarantors under the Shoppes at City Centre Loan.
(3)	The TI/LC reserve is capped at $200,000.
(4)	Other reserve represents a deferred maintenance reserve ($28,492), two and a half months’ rent for Doris Italian Market ($69,688) and two and a half months’ rent for Cali ProNails ($18,206), covering rent due until both tenants are expected to take occupancy and begin paying full rent in November 2015. Additionally, unpaid tenant improvement and leasing commissions (pertaining to both leases) were escrowed at origination. A total of $722,999 will be escrowed for unpaid tenant improvements ($656,099) and leasing commissions ($66,900) pertaining to the Doris Italian Market lease. A total of $36,142 will be escrowed for unpaid tenant improvements ($29,130) and leasing commissions ($7,012) pertaining to the Cali ProNails lease.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Shoppes at City Centre Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
West Marine	NR / NR / NR	24,959	25.3%	$350,175	24.9%	$14.03	5/31/2021	2, 5-year options
Doris Italian Market(2)	NR / NR / NR	22,300	22.6	334,500	23.8	15.00	11/30/2030	3, 5-year options
Boynton Zoo Health Club	NR / NR / NR	9,520	9.6	119,004	8.5	12.50	10/31/2024	2, 5-year options
California Designs	NR / NR / NR	9,520	9.6	114,240	8.1	12.00	7/31/2020	1, 5-year option
Carrabba’s Italian Grill	NR / NR / NR	5,027	5.1	91,240	6.5	18.15	10/31/2018	5, 3-year options
Cali ProNails(2)	NR / NR / NR	2,913	2.9	87,390	6.2	30.00	1/31/2021	1, 5-year option
Tile Market (Pied Nu)	NR / NR / NR	3,438	3.5	63,122	4.5	18.36	1/31/2018	2, 4-year options
More Space Place	NR / NR / NR	2,612	2.6	55,427	3.9	21.22	3/31/2020	NA
Salon Tre-Lyn	NR / NR / NR	2,000	2.0	47,280	3.4	23.64	9/30/2017	NA
Big Apples Pizza	NR / NR / NR	1,366	1.4	36,006	2.6	26.36	8/31/2018	NA
Ten Largest Tenants		83,655	84.6%	$1,298,383	92.5%	$15.52
Remaining Tenants		5,850	5.9	105,136	7.5	17.97
Vacant		9,338	9.4	0	0.0	0.00
Total / Wtd. Avg. All Tenants		98,843	100.0%	$1,403,519	100.0%	$15.68

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenants are currently not in occupancy or paying rent. Occupancy and rent commencement are expected to take place in November 2015 for Doris Italian Market and Cali ProNails. We cannot assure you that these tenants will take occupancy or begin paying rent as expected or at all.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

146

Shoppes at City Centre

The following table presents the lease rollover schedule at the Shoppes at City Centre Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	2,000	2.0	2.0%	47,280	3.4	23.64	1
2018	11,581	11.7	13.7%	207,867	14.8	17.95	4
2019	2,800	2.8	16.6%	52,822	3.8	18.87	2
2020	13,432	13.6	30.2%	204,481	14.6	15.22	3
2021	27,872	28.2	58.4%	437,565	31.2	15.70	2
2022	0	0.0	58.4%	0	0.0	0.00	0
2023	0	0.0	58.4%	0	0.0	0.00	0
2024	9,520	9.6	68.0%	119,004	8.5	12.50	1
2025	0	0.0	68.0%	0	0.0	0.00	0
2026 & Thereafter	22,300	22.6	90.6%	334,500	23.8	15.00	1
Vacant	9,338	9.4	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	98,843	100.0%		$1,403,519	100.0%	$15.68	14

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Shoppes at City Centre Property:

Historical Leased %(1)

	2012	2013	2014
Owned Space	53.0%	54.0%	53.0%

(1)	As provided by the borrower and represents occupancy as of December 31, for the indicated year. Occupancy is 90.6% after Doris Italian Market and Cali ProNails take occupancy in November 2015. We cannot assure you that these tenants will take occupancy as expected or at all.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

147

Shoppes at City Centre

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Shoppes at City Centre Property:

Cash Flow Analysis(1)

	2012	2013	2014	Underwritten(2)	Underwritten $ per SF
Base Rent(3)	$595,998	$781,642	$673,399	$1,403,519	$14.20
Gross Up Vacancy	0	0	0	274,874	2.78
Total Rent	$595,998	$781,642	$673,399	$1,678,393	$16.98
Total Reimbursables	234,517	270,632	264,690	545,493	5.52
Vacancy & Credit Loss	0	0	0	(274,874)	(2.78)
Effective Gross Income	$830,218	$1,053,874	$938,548	$1,949,012	$19.72

Real Estate Taxes	$176,198	$171,876	$180,221	$272,851	$2.76
Insurance	75,244	78,496	29,791	79,685	0.81
Management Fee	33,209	42,155	37,542	77,960	0.79
Other Operating Expenses	258,991	271,177	298,645	318,468	3.22
Total Operating Expenses	$543,641	$563,704	$546,199	$748,964	$7.58

Net Operating Income	$286,577	$490,171	$392,348	$1,200,047	$12.14
TI/LC	0	0	0	63,855	0.65
Replacement Reserves	0	0	0	19,769	0.20
Net Cash Flow	$286,577	$490,171	$392,348	$1,116,424	$11.29

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Underwritten figures include gross up for vacant space at estimated market rent and average estimated reimbursements.
(3)	Underwritten base rent includes $421,890 related to two tenants (Doris Italian Market and Cali ProNails) that have executed leases but have not yet taken occupancy or begun paying rent. Doris Italian Market and Cali ProNails are expected to take occupancy and begin paying rent in November 2015. We cannot assure you that these tenants will take occupancy or begin paying rent as expected or at all. Underwritten total rent also includes $455,160 related to rent and reimbursables for four tenants (Boynton Zoo Health Club, California Designs, Vagabond Apparel and More Space Place) that took occupancy in the second half of 2014.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

148

SUMMARY OF CERTAIN RISK FACTORS

Investors should review the Free Writing Prospectus and the Base Prospectus, including the description of risk factors contained in the Free Writing Prospectus and the Base Prospectus, prior to making a decision to invest in the certificates offered by this Term Sheet. The Free Writing Prospectus and the Base Prospectus will include more complete descriptions of the risks described below as well as additional risks relating to, among other things, risks related to specific mortgage loans and specific property types. Any decision to invest in the offered certificates should be made after reviewing the Free Writing Prospectus and the Base Prospectus, conducting such investigations as the investor deems necessary and consulting the investor’s own legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment in the offered certificates. Capitalized terms used but not defined in this Term Sheet have the respective meanings assigned to such terms in the Free Writing Prospectus or, if not defined therein, in the Base Prospectus.

■	The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

—	In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, experienced significant dislocations, illiquidity and volatility. We cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

■	The Offered Certificates May Not Be A Suitable Investment for You

—	The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates.

—	An investment in the offered certificates should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

■	The Offered Certificates Are Limited Obligations

—	The offered certificates, when issued, will represent beneficial interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person.

—	The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in the Free Writing Prospectus. Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.

■	Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

—	The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

—	Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity (or payment in full at any anticipated repayment date) is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property.

■	The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline

—	Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop.

—	The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in the portfolios that are available for securitization.

■	Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

—	We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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SUMMARY OF CERTAIN RISK FACTORS (continued)

—	Effective January 1, 2014, EU Regulation 575/2013 (the “CRR”) imposes on European Economic Area (“EEA”) credit institutions and investment firms investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the “Retention Requirement”) that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, may not be less than 5%; and (b) a requirement (the “Due Diligence Requirement”) that the investing credit institution or investment firm has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an ongoing basis.

National regulators in EEA member states impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the investing credit institution or investment firm.

If either of the Retention Requirement or the Due Diligence Requirement is not satisfied in respect of a securitization investment held by a non-EEA subsidiary of an EEA credit institution or investment firm, then an additional risk weight may be applied to such securitization investment when taken into account on a consolidated basis at the level of the EEA credit institution or investment firm.

Requirements similar to the Retention Requirement and the Due Diligence Requirement (the “Similar Requirements”): (i) apply to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU; and (ii) subject to the adoption of certain secondary legislation, will apply to investments in securitizations by EEA insurance and reinsurance undertakings and by EEA undertakings for collective investment in transferable securities.

None of the sponsors, the depositor or any other party intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the Retention Requirement or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the Retention Requirement, the Due Diligence Requirement or Similar Requirements. Consequently, the offered certificates are not a suitable investment for EEA credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered certificates for investment.

—	The Dodd Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking agencies amend their regulations to remove reference to or reliance on credit agency ratings, including, but not limited to, those found in the federal banking agencies’ risk-based capital regulations. New capital regulations were issued by the banking regulators in July 2013 and began phasing in on January 1, 2014; these regulations implement the increased capital requirements established under the Basel Accord. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. As a result of these regulations, investments in commercial mortgage-backed securities like the certificates by institutions subject to the risk based capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of commercial mortgage-backed securities for their regulatory capital purposes.

—	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the trust fund as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

—	Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act added a provision, commonly referred to as the “Volcker Rule,” to federal banking law to generally prohibit various covered banking entities from, among other things, engaging in proprietary trading in securities and derivatives, subject to certain exemptions. Section 619 became effective on July 21, 2012, and final regulations were issued on December 10, 2013. Conformance with the Volcker Rule’s provisions is required by July 21, 2015, subject to the possibility of up to two one-year extensions granted by the Federal Reserve in its discretion. The Volcker Rule and the regulations adopted under the Volcker Rule restrict certain purchases or sales of securities generally and derivatives by banking entities if conducted on a proprietary trading basis. The Volcker Rule’s provisions may adversely affect the ability of banking entities to purchase and sell the certificates.

—	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

■	Commercial, Multifamily and Manufactured Housing Community Lending is Dependent Upon Net Operating Income

—	The repayment of the mortgage loans in the pool (or related whole loans) will be dependent upon the ability of the related mortgaged properties to produce cash flow through the collection of rents. However, net operating income can be volatile and may be insufficient to cover debt service on a mortgage loan (or related whole loan) at any given time. The performance and/or value of a particular income-producing real property will depend on a number of variables, including but not limited to property type, geographic location, competition and sponsorship.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Risks Resulting from Various Concentrations

—	The performance of the pool of mortgage loans may be adversely impacted as a result of (i) mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance, (ii) a concentration of mortgage loans secured by the same mortgaged property types, (iii) a concentration of mortgage loans secured by mortgaged properties located in a particular geographic area, (iv) a concentration of mortgage loans secured by mortgaged properties with the same tenant(s) and (v) a concentration of mortgage loans with the same borrower or related borrowers. The effect of loan pool losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. Likewise, mortgaged properties in which a single tenant makes up a significant portion of the rental income are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.

—	A concentration of related borrowers, mortgaged property types, tenant occupancy or mortgaged properties in similar geographic regions can pose increased risks because a decline in the financial condition of the corporate family of the related borrowers, in a particular industry or business or in a particular geographic area would have a disproportionately large impact on the pool of mortgage loans.

■	Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date

—	Mortgage loans (or whole loans) with substantial remaining principal balances at their stated maturity date or anticipated repayment date involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the loan at that time. A borrower’s ability to repay a mortgage loan (or whole loan) on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan (or whole loan) or to sell the mortgaged property at a price sufficient to permit repayment.

■	The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

—	We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans, including both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, application of reserve funds, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by a mezzanine lender, if any, pursuant to a purchase option or sales of defaulted mortgage loans.

—	Any changes in the weighted average lives of your certificates may adversely affect your yield.

—	Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to the depositor and the sole party with repurchase/substitution obligations in connection with a material breach of representation and warranty or a material document deficiency except that Starwood Mortgage Capital LLC will guarantee the obligations of Starwood Mortgage Funding I LLC. We cannot assure you that the applicable sponsor (or guarantor) will repurchase or substitute any mortgage loan sold by it in connection with either a material breach of the applicable sponsor’s representations and warranties or any material document defects.

■	Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

—	There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. Any such litigation may materially impair distributions to certificateholders if borrowers must use property income to pay judgments or litigation costs. We cannot assure you that any litigation or any settlement of any litigation will not have a material adverse effect on your investment.

■	Appraisals May Not Reflect Current or Future Market Value of Each Property

—	Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan by the related originator, or at or around the time of the acquisition of the mortgage loan by the related sponsor. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.

—	Prospective investors should consider that the information set forth in this Term Sheet regarding appraised values or loan-to-value ratios may not accurately reflect past, present or future market values of the mortgaged properties. Additionally, with respect to the appraisals setting forth assumptions as to the “as-is” and “as stabilized” values prospective investors should consider that those assumptions may not be accurate and that the “as stabilized” values may not be the values of the related mortgaged properties prior to or at maturity.

■	Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

—	The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

—	Although an environmental report was prepared for each mortgaged property securing a mortgage loan in connection with origination, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants or by third parties unrelated to the borrowers.

■	Insurance May Not Be Available or Adequate

—	Although the mortgaged properties are required to be insured, or permitted to be self-insured by a sole or significant tenant, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

—	Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability of the insurance.

—	We cannot assure you that all of the mortgaged properties are required to be or will be insured against the risks of terrorism and similar acts.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Risks Relating to a Bankruptcy of an Originator, a Sponsor or the Depositor, or a Receivership or Conservatorship of Goldman Sachs Bank USA

—	In the event of the bankruptcy or insolvency of an originator, a sponsor or the depositor, or a receivership or conservatorship of Goldman Sachs Bank USA (“GS Bank”), the parent entity of Goldman Sachs Mortgage Company (“GSMC”), it is possible that the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

—	The Federal Deposit Insurance Corporation (the “FDIC”) has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6). The transfers of the applicable mortgage loans by GSMC, to the depositor, will not qualify for the FDIC Safe Harbor. However, those transfers are not transfers by a bank, and in any event, even if the FDIC Safe Harbor were applicable to those transfers, the FDIC Safe Harbor is non-exclusive. Additionally, an opinion of counsel will be rendered on the Closing Date to the effect that the transfers of the applicable mortgage loans by GSMC to the depositor, would generally be respected as a sale in the event of a bankruptcy or insolvency of GSMC. Notwithstanding the foregoing, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan by any of the sponsors was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

■	Potential Conflicts of Interest of the Sponsors, Underwriters, the Master Servicer, the Special Servicer, the Operating Advisor, the Controlling Class Representative, the Non-Serviced Whole Loan Directing Holders, Serviced Companion Loan Holders and any Mezzanine Lenders

—	The sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the Controlling Class Representative, the directing holder for a non-serviced whole loan under the related Controlling PSA or the holder of a serviced companion loan or a mezzanine loan, if any, or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the Controlling Class Representative, the directing holder for a non-serviced whole loan under the related Controlling PSA or the holder of a serviced companion loan or a mezzanine loan, if any, or any of their respective affiliates holds certificates, or has financial interests in or other financial dealings with a borrower or an affiliate of the borrower. Each of these relationships may create a conflict of interest and should be considered carefully by you before you invest in any offered certificates.

■	Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

—	The anticipated initial investor in the Class E, Class F and Class G certificates (the “B-Piece Buyer”) was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans. Actions of the B-Piece Buyer may be adverse to those of purchasers of the offered certificates.

■	Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

—	The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering of offered certificates and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as this offering of the offered certificates. The sponsors will sell the applicable mortgage loans to the depositor (an affiliate of GSMC, one of the sponsors, of GS Commercial Real Estate LP, one of the originators, and of Goldman, Sachs & Co., one of the underwriters) on the Closing Date in exchange for cash, derived from the sale of certificates to investors, and/or in exchange for certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of the offered certificates. The offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates and the other certificates of the same series.

—	The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

—	The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are part of global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.

—	The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Underwriter Entities hold or may hold companion loans and/or mezzanine loans related to a mortgage loan in this securitization. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

—	If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.

—	In addition, the Underwriter Entities will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor or to direct their actions.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

■	Other Rating Agencies May Assign Different Ratings to the Certificates

—	Nationally recognized statistical rating organizations that the depositor did not engage to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the rating agencies engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

■	Tax Considerations

—	The offered certificates represent ownership, directly or through a grantor trust, of one or more regular interests in one or more real estate mortgage investment conduits (each a “REMIC”) for U.S. federal income tax purposes.

—	Special tax considerations may apply to certain types of investors. Prospective investors should consult their own tax advisors regarding tax implications of an investment in offered certificates.

—	State, local and other tax laws may differ substantially from the corresponding federal law. Prospective investors should consult with their own tax advisors with respect to the various state, local and other tax consequences of an investment in the offered certificates.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-191331) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Cantor Fitzgerald & Co., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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